UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Salesforce, Inc.
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salesforce

Notice of the 2025 Annual Meeting & 2025 Proxy Statement

Thursday, June 5, 11:00 a.m. PDT

Letter from our Chair
and Chief Executive Officer
April 24, 2025
Dear Fellow Stockholders,
As we begin our 26th year, I’ve never been more energized or inspired. Salesforce just delivered the strongest year in our history—$37.9 billion in revenue, record operating margin and cash flow, and our first-ever $10 billion quarter. But this is more than a financial milestone—it’s a moment of transformation.
In just a few months, we’ve seen our addressable market grow from hundreds of billions to a multi-trillion-dollar opportunity. Why? Because we’re pioneering a new kind of workforce—a new model for business—with the launch of Agentforce, the first digital labor platform for enterprises.
This is not just a technology shift—it’s a revolution in how work gets done.
Agentforce introduces autonomous AI agents that collaborate, learn, and act alongside human teams. It’s a new workforce—a new always on, always learning team—designed to help every organization scale beyond human limits. It’s the future of work and it's being built in real time, right now with Salesforce. More than 3,000 companies—including Pfizer, Lennar, Heathrow, Pandora, and Singapore Airlines—signed up to build agents in just the first 100 days.
In FY26, we expect to surpass $40 billion in revenue, with Agentforce and Data Cloud—now managing over 50 trillion records—poised to become a combined billion-dollar business. Data Cloud is the engine. Agentforce is the driver. Together, they’re creating outcomes no single human team could deliver alone.
This isn’t just about productivity. It’s about giving every business—large or small—the chance to compete, scale, and innovate. It’s about making AI equitable and empowering—not extractive or elitist.
The next generation of leaders will be the last to manage only people. They’ll manage both digital and human workers, seamlessly collaborating to unlock new levels of productivity, accelerate transformation and shape the future of work. The companies that master this will define the future.
I’ve led Salesforce through the cloud, mobile, and AI revolutions, but this is the most profound shift I’ve ever seen. And I’m dedicating this next chapter of my life to ensuring Salesforce leads it—with humanity, with trust, and with unmatched innovation.
Thank you for believing in our company, our people, and our mission. The best is yet to come.
Accordingly, we would like to invite you to attend the 2025 Annual Meeting of Stockholders of Salesforce, Inc. on Thursday, June 5, 2025 at 11:00 a.m. Pacific Time. This year, building on the success of prior years, we are continuing to use a virtual meeting format to provide a consistent experience to all stockholders regardless of location and to reduce the environmental impact of our meeting. We will provide a live audio webcast of the annual meeting at www.virtualshareholdermeeting.com/CRM2025.

Salesforce, Inc.	i	2025 Proxy Statement

At this year’s meeting, we will vote on the election of directors, an amendment and restatement of our 2013 Equity Incentive Plan and the ratification of the selection of Ernst & Young LLP as Salesforce’s independent registered public accounting firm. We will also conduct a nonbinding advisory vote to approve the compensation of Salesforce’s named executive officers. Finally, we will transact such other business as may properly come before the meeting, and stockholders will have an opportunity to ask questions.
Your vote is important. Whether or not you plan to participate in the annual meeting, please vote as soon as possible. You may vote over the Internet or, if you requested printed copies of the proxy materials be mailed to you, by telephone or by mailing a completed proxy card or voting instruction form. Your vote by proxy will ensure your representation at the annual meeting regardless of whether you participate in the meeting. Details regarding the annual meeting and the business to be conducted are described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.
Thank you for your trust and ongoing support of Salesforce.

Marc Benioff Chair of the Board of Directors Chief Executive Officer

Salesforce, Inc.	ii	2025 Proxy Statement

Letter from our
Lead Independent Director
April 24, 2025
Dear Fellow Stockholders,
I am excited to share an update on the Board’s actions and priorities following yet another transformative year.
Throughout fiscal 2025, the Board oversaw the incredible journey underway at Salesforce to lead the digital labor revolution. We also continued to enhance our Company’s governance and executive compensation practices to meet the evolving needs and aspirations of the business. As always, we’ve considered these actions in the context of feedback from you, our stockholders, and our goal to continue driving long-term value. I, together with my fellow Board members, look forward to upholding the Board’s strong, effective independent oversight of Salesforce.
Salesforce’s Transformation
Since joining the Board in January 2023, I’ve witnessed remarkable change and progress at Salesforce. With a relentless focus on profitable growth through operational excellence, our Company has rapidly transformed itself into the leading force in the digital labor revolution, helping enable customers to accelerate their own transformations into Agentforce companies.
In fiscal 2025, we achieved strong performance across all of our key metrics. And, through our capital return program, we returned $7.8 billion in the form of share repurchases and $1.5 billion in dividends. Since inception of the program we have returned in aggregate more than $21 billion to stockholders – more than fully offsetting dilution from fiscal 2025 stock-based compensation. Looking to fiscal 2026, we remain deeply focused on profitable growth and we are excited by the speed of change and the opportunities ahead.
Executive Succession Planning
Through fiscal 2025, the Board prepared for and oversaw executive transitions for our CFO, Amy Weaver, and COO, Brian Millham, leading to the announcement of Robin Washington’s appointment as Salesforce’s President and Chief Operating and Financial Officer (“COFO”) shortly after fiscal year end. Through this succession planning process, which included thoughtful consideration of internal and external candidates and potential organizational structures, it became clear to the Board that Robin is uniquely suited to lead Salesforce in both financial and operational areas. She brings impressive skills to her role, with decades of financial and operational expertise, including leadership of similar functions at other large and complex companies, and over a decade of experience as a trusted partner and advisor to our leadership team through her service as a board member and lead independent director.
On behalf of the full Board, I want to thank Robin for stepping into the COFO role and for agreeing to join Salesforce’s executive team during this pivotal moment. We also extend our deepest gratitude to Amy and Brian for their many years of dedicated and impactful leadership.
In addition to Robin, we implemented several other key executive changes as part of a broader, thorough management development and succession planning process that will shape Salesforce’s future and position us to lead in the Agentforce era. Srinivas Tallapragada was elevated to President and Chief Engineering and Customer Success Officer, integrating engineering with customer success, technical support, and professional services. We also made additional leadership appointments to further align our technology, product, and revenue functions with our strategic vision, as well as provide expanded or updated responsibilities for key executives, and establish direct reporting lines to our CEO.

Salesforce, Inc.	iii	2025 Proxy Statement

Board Committee Refreshment
Throughout this journey, the Board has continued to assess how it can most effectively carry out its oversight responsibilities. Over the past three years, the Board has demonstrated its commitment to evolving its governance practices in line with the needs of the business, including through: the appointment of three new independent directors; Board leadership changes; the expansion of the Lead Independent Director’s scope of authority and responsibilities; changes to the leadership and membership of the standing committees; and the formation and evolution of other committees for dedicated oversight of critical areas like cybersecurity, privacy, AI, and our business transformation. With an average member tenure of slightly over nine years, we regularly assess, via our skill matrix and with the help of outside consultants, the needs of the Board so that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company.
This year, as a result of our ongoing review of committee composition, we made thoughtful changes in the membership and leadership of several Board committees, gaining fresh perspectives and matching directors’ expertise with the specific needs of our business at this time. Specifically, Mason Morfit was appointed as Chair of the Compensation Committee and John Roos as Chair of the Nominating and Corporate Governance Committee. Mason brings to the Compensation Committee direct insights from decades as an investor focused on driving successful business transformations. In turn, John’s deep understanding of Salesforce and the executive team, developed through his years of leadership on the Board, as well as the depth and breadth of his significant professional experiences, position him well to lead the Nominating and Corporate Governance Committee during this next chapter.
Stockholder Engagement
Stockholder engagement remains an important input in the Board’s decision-making processes. As the “Letter from Our Compensation Committee” on page 36 outlines, the Compensation Committee conducted extensive stockholder outreach focused on executive compensation following our disappointing say-on-pay vote in 2024. In addition, we discussed a range of other topics with stockholders over the past year, including our long-term growth strategy, financial and operational priorities, responsible AI initiatives, and other governance practices. And as always, we engage not only with our stockholders but with all our stakeholders, including our customers, employees, partners, the planet, and the communities in which we work and live, because we believe that our values, grounded in legal and regulatory frameworks, create value and the business of business is to make the world a better place.
We thank you for your continued investment in Salesforce. Together, we are building a limitless workforce.
Sincerely,

Arnold Donald Lead Independent Director

Salesforce, Inc.	iv	2025 Proxy Statement

Notice of 2025 Annual
Meeting of Stockholders
To be held Thursday, June 5, 2025
Meeting details

Date Thursday, June 5, 2025	Time 11:00 a.m. Pacific Time	Location This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/CRM2025.

To the stockholders of Salesforce, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Salesforce, Inc., a Delaware corporation (“Salesforce”), will be held on Thursday, June 5, 2025 at 11:00 a.m. Pacific Time.
This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/CRM2025.
The items of business are:

To elect Marc Benioff, Laura Alber, Craig Conway, Arnold Donald, Parker Harris, Neelie Kroes, Sachin Mehra, Mason Morfit, Oscar Munoz, John V. Roos, Robin Washington, and Maynard Webb to serve as directors;

To amend and restate our 2013 Equity Incentive Plan to increase the number of shares reserved for issuance by 34 million shares and extend the plan term;

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026; and

To approve, on an advisory basis, the fiscal 2025 compensation of our named executive officers.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting. At this time, we are not aware of any such additional matters.
Stockholders of record at the close of business on April 11, 2025 are entitled to receive notice of, and to vote at, the Annual Meeting as well as any and all adjournments, continuations, or postponements thereof.

Salesforce, Inc.	v	2025 Proxy Statement

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 12:00 p.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of Salesforce’s website at investor.salesforce.com.
This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2025 Annual Report are first being made available to stockholders on April 24, 2025.
On behalf of the Board of Directors,
Sabastian Niles
President, Chief Legal Officer & Corporate Secretary
San Francisco, California
April 24, 2025

Whether or not you expect to participate in the virtual annual meeting, please vote as promptly as possible in order to ensure your representation at the annual meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

Salesforce, Inc.	vi	2025 Proxy Statement

 Note About Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements about the Company’s future growth and profitability, Board of Directors, corporate governance practices, executive compensation program, and equity compensation utilization, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results or outcomes could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10-K.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on June 5, 2025.
The Proxy Statement and Annual Report for the fiscal year ended January 31, 2025 are available at www.proxyvote.com.

Salesforce, Inc.	vii	2025 Proxy Statement

Salesforce, Inc.	viii	2025 Proxy Statement

Salesforce, Inc.	ix	2025 Proxy Statement

Proxy Summary
Ways to Vote

Internet Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Mail Return your completed and signed proxy card in the enclosed postage-prepaid envelope.	Phone Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).

Items of Business
Stockholders will be asked to vote on the following matters at the Annual Meeting:

Proposals	Board’s Recommendation	Page References

To elect Marc Benioff, Laura Alber, Craig Conway, Arnold Donald, Parker Harris, Neelie Kroes, Sachin Mehra, Mason Morfit, Oscar Munoz, John V. Roos, Robin Washington and Maynard Webb to serve as directors.	FOR	98

To amend and restate our 2013 Equity Incentive Plan to increase the number of shares reserved for issuance by 34 million shares and extend the plan term.	FOR	99

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.	FOR	114

To approve, on an advisory basis, the fiscal 2025 compensation of our named executive officers.	FOR	116

Salesforce, Inc.	1	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Director Nominees

Directors	Age	Director Since	Independent
Marc Benioff Chair, Chief Executive Officer & Co-Founder	60	1999
Laura Alber President & Chief Executive Officer, Williams-Sonoma	56	2021
Craig Conway Former President & Chief Executive Officer, PeopleSoft	70	2005
Arnold Donald (Lead Independent Director) Former President & Chief Executive Officer, Carnival Corporation	70	2023
Parker Harris Co-Founder & Chief Technology Officer, Slack	58	2018
Neelie Kroes Former Vice President of the European Commission	83	2016
Sachin Mehra (Financial Expert) Chief Financial Officer, Mastercard	54	2023
Mason Morfit Co-Chief Executive Officer & Chief Investment Officer, ValueAct Capital	49	2023
Oscar Munoz Former Chairman & Chief Executive Officer, United Airlines	66	2022
John V. Roos Former U..S. Ambassador to Japan; Co-Founder, Geodesic Capital	70	2013
Robin Washington President & Chief Operating and Financial Officer	62	2013
Maynard Webb Founder, Webb Investment Network	69	2006
Board Characteristics

Salesforce, Inc.	2	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Financial Highlights
At Salesforce, we believe in doing good and doing well. Together with our employees, partners and customers, we’ve been able to realize impressive business growth and success while staying true to the core values we’ve had since day one.
Fiscal Year 2025 Business Performance Highlights1,2

Revenue $37.9B ( 9% )	Subscription and Support Revenue $35.7B ( 10% )	Total Remaining Performance Obligation $63.4B ( 11% )

Operating Margin 19% ( 460 bps )	Diluted Earnings Per Share $6.36 ( 51% )	Operating Cash Flow $13.1B ( 28% )

Non-GAAP Operating Margin[2] 33% ( 250 bps )	Non-GAAP Diluted Earnings Per Share[2] $10.20 ( 24% )	Free Cash Flow[2] $12.4B ( 31% )

Total Cash Returned to Stockholders ~$9.3B ( ~$7.8 billion in share repurchases (~30M shares) and ~$1.5 billion in dividend payments )

Fiscal 2025 was a highly successful year of transformation for Salesforce, with Agentforce and Data Cloud highlights including:
•Data Cloud & AI annual recurring revenue reached $900 million, an increase of 120% year-over-year (“Y/Y”).
•In the first 90 days after Agentforce launched, closed 5,000 Agentforce deals, including more than 3,000 paid.
•Data Cloud surpassed 50 trillion records, which doubled Y/Y.
•Nearly half of the Fortune 100 are both AI & Data Cloud customers, and all of our top 10 wins in Q4 of fiscal 2025 included Data and AI.
1 Percentages and basis point amounts represent year-over-year change.
2 Non-GAAP operating margin, non-GAAP diluted earnings per share, and free cash flow are non-GAAP financial metrics. See Appendix A for a reconciliation of GAAP to non-GAAP financial metrics and other information.

Salesforce, Inc.	3	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Stockholder Engagement
Year-Round Stockholder Engagement Program
Salesforce has a history of actively engaging with and listening to our stockholders. In addition to our Annual Meeting each year, we regularly provide stockholders with opportunities to deliver feedback through an extensive, year-round stockholder engagement program. Our Investor Relations team regularly meets with investors, prospective investors, and investment analysts. Our Chief Executive Officer and other senior executives, as well as our Lead Independent Director and other Board members participate in meetings, as appropriate. Our head of Investor Relations regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making. Below are some of the key elements of our year-round stockholder engagement program:

Winter/Spring	Spring/Summer

•Prepare and publish Annual Report •Consider stockholder proposals •Engage on proxy disclosure best practices •Prepare and publish Proxy Statement •Investor meetings and conferences	•Engage on voting matters •Review proxy advisory firms’ analysis of voting matters & proxy disclosures •Annual Meeting in June •Receive and publish voting results •Investor meetings and conferences

Fall/Winter	Summer/Fall

•Annual Dreamforce event •Conduct off-season investor outreach •Investor meetings and conferences	•Consider voting results and investor feedback •Prepare for Dreamforce •Investor meetings and conferences
In fiscal 2025, we engaged in dialogue with holders of more than 60% of our shares outstanding through this program. We engaged with 95% of our top 20 investors (not including Mr. Benioff, our Chair and Chief Executive Officer); such engagements represent nearly 41% of our total shares outstanding. Directors led discussions with 70% of our top 20 investors. We discussed and solicited feedback from investors on various topics, including: corporate governance, including Board and committee composition and structure; company performance and business transformation; succession planning; executive and director compensation; human capital management; sustainability initiatives; policies and practices for new products and technology, including generative and agentic AI; and stockholder proposals.
Stockholder Engagement and Board Responsiveness to our 2024 Say-on-Pay Advisory Vote
Leading up to our 2024 Annual Meeting, the Board conducted extensive outreach to investors to discuss executive compensation and other topics of interest. We offered meetings to 22 of our top institutional stockholders, collectively representing approximately 43% of shares outstanding, and engaged with 15 stockholders, collectively representing approximately 34% of shares outstanding. Members of the Board participated in meetings with nine of these stockholders, collectively representing approximately 29% of shares outstanding.
Following the 2024 Annual Meeting, we conducted a Board-led stockholder engagement program focused on our executive compensation practices.

Offered meetings to 28 institutional stockholders collectively representing 39% of shares outstanding	Engaged with 15 of these stockholders collectively representing 17% of shares outstanding	Compensation Committee and Board members attended 100% of these meetings

Overall, between May 2024 through February 2025, members of our Board met with 23 of our largest stockholders, collectively representing approximately 37% of shares outstanding, to discuss our executive compensation program.

Salesforce, Inc.	4	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Below is a timeline of the key actions taken leading up to, and following, our 2024 Annual Meeting and say-on-pay vote.

Timing		Actions

Before our 2024 Annual Meeting and 2024 Say-on-Pay Vote	Fiscal 2024 (Feb. 1, 2023 - Jan. 31, 2024)	September 2023 •Established our peer group for fiscal 2025 compensation decisions for our named executive officers (“NEOs”)

	Fiscal 2025 (Feb. 1, 2024 - Jan. 31, 2025)	March 2024 •Set fiscal 2025 NEO target pay levels and established the fiscal 2025 annual bonus design •Granted fiscal 2025 long-term equity awards (PRSUs, RSUs and options) to our NEOs

Stockholder Feedback and Board Responsiveness: Our Board and Compensation Committee reviewed the feedback received from stockholders leading up to and following our 2024 Annual Meeting on June 27, 2024, and took the following actions in response. As further detailed in the “Compensation Discussion & Analysis” beginning on page 37 below, the primary areas of feedback were: (1) CEO pay levels, (2) the decision to grant an off-cycle equity award to our CEO, (3) our peer group and its impact on pay levels, (4) goal-setting and performance periods for PRSUs, and (5) the level of disclosure of performance goals for our annual performance bonus program.

After our 2024 Annual Meeting and 2024 Say-on-Pay Vote	Fiscal 2025 (Feb. 1, 2024 - Jan. 31, 2025)	September 2024 •Refreshed the membership of the Compensation Committee, with Maynard Webb joining •Engaged a new independent compensation consultant

October 2024
•Made commitment to not grant off-cycle equity awards to NEOs, except in extraordinary circumstances
•Established a new peer group for fiscal 2026 compensation decisions for our NEOs, replacing several mega cap companies:
◦Removals: Amazon, Alphabet, Apple, and Meta Platforms
◦Additions: Advanced Micro Devices, Broadcom, Palo Alto Networks, and Qualcomm

December 2024 & January 2025
•Implemented a cap on CEO aircraft and security perquisites for fiscal 2025
•Further refreshed the membership of the Compensation Committee, with Mason Morfit joining and Craig Conway transitioning to the Audit & Finance Committee
•Appointed Mason Morfit as Chair of the Compensation Committee in January 2025

Fiscal 2026 (Feb. 1, 2025 - Jan. 31, 2026)
March 2025
Enhanced the performance orientation of our fiscal 2026 incentive program design
•Included a new performance-based RSU (“PRSU”) metric that measures non-GAAP operating margin and subscription and support revenue growth, while maintaining the relative TSR metric
•Introduced performance options with a metric tied to our Agentforce and Data Cloud strategy
•Revised our annual bonus program to include profitable growth measures and a strategic multiplier aligned with Company strategic priorities
•Updated PRSU goal-setting practice to set the fiscal 2026, 2027 & 2028 operating goals at grant
CEO pay
•Reduced fiscal 2026 target equity award value by ~17% and capped fiscal 2026 perquisites
•Restructured fiscal 2026 long-term equity award to pay out solely based on financial results and relative TSR performance (67% PRSUs and 33% performance options)
Other compensation practice and disclosure enhancements
•Increased the stock ownership guidelines for our executive officers
•Enhanced disclosures on goal-setting and rigor for our fiscal 2025 PRSUs and annual bonus program

Read more about our stockholder engagement and Board responsiveness to our 2024 say-on-pay advisory vote, including the changes we made to our executive compensation program on page 40.

Salesforce, Inc.	5	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Board and Governance Best Practices
In addition to a well-balanced and independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation through a sound leadership structure and that provides our stockholders with both the opportunity to provide direct feedback and key substantive rights to promote accountability.

Corporate Governance Best Practices

Board Nominees Composed of 75% Independent Directors	No Supermajority Voting Provisions in Certificate of Incorporation or Bylaws
Commitment to Board Refreshment, with Three New Directors Effective March 2023 and Five New Directors Appointed in the Past Four Years	Fully Independent Audit, Compensation, and Governance Committees
Refreshed Composition and Leadership of Several Board Committees in Fiscal 2025	Robust Strategy, Risk, Operating, and ESG Oversight by Full Board and Committees
Lead Independent Director with Expansive Duties	Annual Board and Committee Self-Evaluations
Annual Election of All Directors (No Classified Board)	Active Engagement with Stockholders of a Majority of Our Shares Outstanding in Fiscal 2025
Majority Voting for Directors in Uncontested Elections	Stock Ownership Policy for Directors and Executive Officers
Proxy Access Right on Market Terms	Well-balanced Board with Variety of Experience, Skills, Backgrounds, and Tenure
Rigorous Director Selection and Evaluation Process	Regular Executive Sessions of Non-Management Directors
Stockholder Ability to Request Special Meetings at 15% Threshold	Limit on Outside Directorships, as well as Governance Committee Review of For-Profit Directorship Offers to Directors and Officers

Read more about our corporate governance practices on page 10 and Board on page 22.

Salesforce, Inc.	6	2025 Proxy Statement

About the Annual Meeting
Who is soliciting my vote?
The Board of Directors of Salesforce, Inc. (the “Board”) is soliciting your vote at Salesforce’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this Proxy Statement to “Salesforce,” “we,” “us,” “our,” and the “Company” refer to Salesforce, Inc.
When and where will the Annual Meeting take place?
The Annual Meeting will take place on Thursday, June 5, 2025 at 11:00 a.m. Pacific Time. The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/CRM2025.
Why are you holding a virtual Annual Meeting?
We are utilizing a virtual meeting format for our Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. A virtual meeting also enhances stockholder access and engagement and reduces the environmental impact of our Annual Meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Where can I access the proxy materials?
Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials primarily over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to stockholders owning our stock as of the record date, April 11, 2025. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the Internet, receive our proxy materials via email or request a printed copy by mail may be found in the Internet Notice.
By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will reduce the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, and you are a Salesforce stockholder as of the record date for next year’s annual meeting, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.
How many votes do I have?
All of our stockholders have one vote for every share of Salesforce common stock owned as of our record date of April 11, 2025.

Salesforce, Inc.	7	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
What will I be voting on?
Stockholders will be asked to vote on the following matters at the Annual Meeting:

Voting Item	Board Recommendation

Election of Directors: Marc Benioff, Laura Alber, Craig Conway, Arnold Donald, Parker Harris, Neelie Kroes, Sachin Mehra, Mason Morfit, Oscar Munoz, John V. Roos, Robin Washington, and Maynard Webb	FOR

Amendment to the Company’s 2013 Equity Incentive Plan	FOR

Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR

Advisory Vote to Approve Named Executive Officer Compensation	FOR
We will also transact any other business that may properly come before the Annual Meeting, although we are not aware of any such business as of the date of this Proxy Statement.
How do I vote in advance of the virtual Annual Meeting?
If you are a stockholder of record, you may cast your vote in advance of the meeting in any of the following ways:

Internet Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Mail Return your completed and signed proxy card in the enclosed postage-prepaid envelope.	Phone Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).

If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

Salesforce, Inc.	8	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
How do I participate in the virtual Annual Meeting?
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 11, 2025, the record date, or hold a valid proxy for the meeting. To participate in the virtual meeting, including to vote and ask questions, you must access the meeting website at www.virtualshareholdermeeting.com/CRM2025, enter the 16-digit control number found on your Internet Notice, proxy card or voting instruction form, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Internet Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Internet Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The meeting webcast will begin promptly at 11:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/CRM2025.
We will endeavor to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We will also post a recording of the meeting on our investor relations website, which will be available for replay for 60 days following the meeting.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting by one of the methods indicated above.
Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting on the meeting website.

Salesforce, Inc.	9	2025 Proxy Statement

Corporate Governance
Corporate Governance Practices
The Company and the Board regularly review and evaluate the Company’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Conduct applicable to all directors, officers, and employees of the Company, including our Chief Executive Officer and Chief Operating and Financial Officer.
The Company’s corporate governance principles, set forth as Corporate Governance Guidelines and its Code of Conduct, are available on the Company’s website at investor.salesforce.com/corporate-governance or in print by contacting Investor Relations at 415 Mission Street, 3rd Floor, San Francisco, California 94105 (our “principal executive offices”). Any substantive amendments to or waivers of the Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website, as required under applicable NYSE and SEC rules. The Company’s philosophy related to executive compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The Board has also adopted a written charter for the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee charter is available on the Company’s website at investor.salesforce.com/corporate-governance or in print by contacting Investor Relations at our principal executive offices.
While we take all of our stakeholders into account, with respect to our stockholders in particular, we evaluate and seek to align our governance practices and principles to the Corporate Governance Principles for U.S. Listed Companies published by the Investor Stewardship Group (“ISG”), a collective of some of the largest U.S.-based institutional investors and global asset managers, and we believe that our governance policies and practices are consistent with the ISG principles. The following table shows how our key governance practices align with the ISG principles:

ISG Principle	Salesforce Governance Policy or Practice

Boards are accountable to stockholders.
•Annual election of each director for a one-year term (no classified board)
•Majority voting in uncontested director elections
•Proxy access on market terms
•No poison pill
•Extensive disclosure of our corporate governance practices

Stockholders should be entitled to voting rights in proportion to their economic interest.	•Each stockholder entitled to one vote per share (no dual class structure)
Boards should be responsive to stockholders and be proactive in order to understand their perspectives.
•Extensive year-round stockholder engagement program with director participation as appropriate and feedback reported directly to the Board, as demonstrated by our significant response to the 2024 say-on-pay advisory vote
•Board responsive to stockholder feedback, including on our Board structure and composition, executive compensation, and governance matters pertaining to stockholder rights
•12 of 13 directors participated in our 2024 Annual Meeting and were available to respond to stockholder questions

Salesforce, Inc.	10	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

ISG Principle	Salesforce Governance Policy or Practice

Boards should have a strong, independent leadership structure.
•Strong, credible Lead Independent Director with expansive duties selected by the independent directors
•Non-management directors meet regularly in executive session
•Fully independent audit, compensation, and governance committees (with independent chairs)

Boards should adopt structures and practices that enhance their effectiveness.
•75% of our director nominees are independent, with a variety of experiences, skills, backgrounds, perspectives and tenures
•No overboarded directors under the Company’s policy described on page 17
•Annual Board and committee self-evaluation program
•Consistent track record of open dialogue between Board and various levels of management

Boards should develop management incentive structures that are aligned with the long-term strategy of the company.
•Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies
•Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

Board Independence
The Board believes that it should consist of a substantial majority of independent directors. The Board has adopted and applied the standards established by the NYSE to determine the independence of each of its directors. The Board has determined that, except for Marc Benioff, Parker Harris, and Robin Washington, each of our director nominees has no material relationship with Salesforce and is independent within the meaning of the standards established by the NYSE, as currently in effect. Former director Susan Wojcicki was also considered to be independent within the meaning of the standards established by the NYSE during the period she served on our Board. In making its determination regarding the independence of our directors, the Board considered all relevant facts and circumstances, including transactions in which we and any director had an interest, relationships between us and our directors or their family members, transactions involving payments made between us and other companies in the ordinary course of business where any of our directors or their family members is a director or an employee of the other company, and each director’s commercial, investment, banking, consulting, advisory, legal, accounting, charitable and familial relationships, as applicable.
Board Leadership Structure
Chair of the Board
The Company’s CEO, Marc Benioff, also serves as Chair of the Board. The Board believes that this leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business and the technology industry. As Co-Founder and CEO, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, coordinating the board agenda to focus on discussions critical to the success of the Company and executing the Company’s strategy and business plans, which is particularly important given the Company’s position as a global leader in AI CRM technology and as the Company works to continue its strategic transformation plan to drive profitable growth. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business. We believe the extensive Company-specific experience and industry expertise of Mr. Benioff, together with the outside experience, oversight, and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. Further, the Board believes that Mr. Benioff’s combined role enables decisive leadership, allows for clear

Salesforce, Inc.	11	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees, and customers. Given our strong, long-term business, operational, and financial performance, as well as our ongoing progress in the areas of financial discipline and profitable growth, the Board believes that stockholders are best served by continuing this leadership structure.
Lead Independent Director
Importantly, the Board has a strong and empowered Lead Independent Director to provide an effective independent voice in our Board leadership structure. Per our Corporate Governance Guidelines, the Lead Independent Director shall serve for a two-year term and shall be the Chair of the Nominating and Corporate Governance Committee, unless otherwise elected by the independent directors. In March 2025, the independent directors elected Arnold Donald to succeed Robin Washington as the Lead Independent Director. The independent directors’ decision to select Mr. Donald took into consideration the tenures and capabilities of each independent director, along with the potential candidates’ demonstrated leadership in the boardroom, as well as willingness and ability to serve as Lead Independent Director with the understanding that the position entails significant responsibility and time commitment. Throughout Mr. Donald’s tenure on our Board, including as a member of our Audit and Governance Committees, he has worked closely with his fellow directors and is deeply trusted in the boardroom. The Board believes that, with his extensive board and corporate governance experience over three decades across multiple industries, as well as the significant responsibility and risk oversight that his service on the Board and its committees have entailed, Mr. Donald is well positioned to guide the Board in its oversight of the Company’s strategy and risk management.
In 2022, the Board expanded the scope of authority and responsibilities for the Lead Independent Director and updated the Corporate Governance Guidelines to expressly state those expanded duties. Among other things, the Lead Independent Director:
•presides at meetings of the Board at which the Chair is not present, including at executive sessions and meetings of the independent directors;
•reviews and approves, or provides input and consults on, materials sent to the Board (including materials related to the Board’s risk oversight);
•reviews and approves, or provides input and consults on, the agenda and schedule for Board meetings (including suggesting agenda items related to the Board’s risk oversight);
•serves as a liaison between the Chair and the independent directors and as a liaison among the Committee Chairs;
•is available for consultation and communication with major stockholders and other stakeholders;
•meets and coordinates meetings of other directors, as appropriate, with other constituencies;
•oversees the Board evaluation process, which assists the Board in enhancing its design and operations;
•advises on the formation of any new standing or ad hoc committees of the Board;
•plays a key role in maintaining the Company’s and the Board’s focus on effective talent development and succession planning, including for the most senior members of management; and
•has the authority to call executive sessions or meetings of the independent directors (including to consider matters related to risk oversight) and any additional authority as the independent directors may determine from time to time.
The Board continues to review the leadership of the Board on a regular basis to evaluate whether the current Board leadership structure remains appropriate for the Company.
Board Meeting Attendance and Director Communications
The Board held ten meetings in fiscal 2025. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served during the period the director was on the Board or committee, as applicable. On average, our directors had a meeting attendance rate of 97% in fiscal 2025. The non-management members of the Board also meet regularly

Salesforce, Inc.	12	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
in executive sessions without management present, and the independent directors separately meet in executive session at least once per year. At these sessions, the Lead Independent Director acts as Presiding Director.
Directors are also expected to participate in our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. Of the 13 directors then-serving on our Board, 12 directors participated in the 2024 Annual Meeting of Stockholders. Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board, by mail addressed to the intended recipient in care of our Corporate Secretary at our principal executive offices or by email to corporatesecretary@salesforce.com. The Corporate Secretary will periodically forward such communications or a summary thereof to the Board or the applicable director or directors, to the extent appropriate. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and hostile communications).

Board Committees and Responsibilities
Committees of the Board of Directors
The Board reviews and determines the makeup of the Board’s committees and committee chairs with a view toward balancing the benefits derived from continuity against the benefits derived from having new perspectives represented. The Board has determined that all members of the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of the NYSE and the SEC. The Board has further determined that Sachin Mehra qualifies as an “audit committee financial expert” as defined by the SEC. Pursuant to the Company’s Bylaws, the Board in its discretion may designate other standing or ad hoc committees to serve at the pleasure of the Board from time to time. Other standing committees in place during fiscal 2025 were the Cybersecurity and Privacy Committee and the Business Transformation Committee.

Director	Independent	Audit	Compensation	Governance	Cybersecurity & Privacy	Business Transformation

Marc Benioff (Chair & CEO)
Laura Alber
Craig Conway
Arnold Donald (L)
Parker Harris
Neelie Kroes
Sachin Mehra (FE)
Mason Morfit
Oscar Munoz
John V. Roos
Robin Washington
Maynard Webb
Total Meetings in Fiscal 2025		8	18	5	4	4
L = Lead Independent Director; FE = Financial Expert; ò = Chair; ö = Member

Salesforce, Inc.	13	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Audit and Finance Committee	Members: Sachin Mehra (Chair), Arnold Donald, Craig Conway, Oscar Munoz	Number of meetings in fiscal 2025: 8	Committee Report: Page 95

The Audit and Finance Committee (the “Audit Committee”) oversees our corporate accounting and financial reporting process, as well as management’s assessment and mitigation of enterprise risks. Among other matters, the Audit Committee: evaluates the qualifications, independence, and performance of Salesforce’s independent registered public accounting firm (the “independent auditor”); determines the engagement of the independent auditor; approves the retention of the independent auditor to perform any proposed permissible non-audit services; considers the rotation of partners of the independent auditor on the Salesforce engagement team; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management, the independent auditor and our internal auditors the adequacy of internal financial controls; oversees our financial and treasury policies, strategies and capital structure; reviews disclosure controls and procedures, including those related to the reporting of financial condition, results of operations, certain transactions, and environmental and sustainability data; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; and discusses with management and the independent auditor the results of the annual audit and the review of our quarterly financial statements.
All committee members are independent and meet financial literacy requirements under NYSE listing standards and SEC rules.

Compensation Committee	Members: Mason Morfit (Chair), Neelie Kroes, John V. Roos, Maynard Webb	Number of meetings in fiscal 2025: 18	Committee Report: Page 95

The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the CEO and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers taking into account such evaluations. Among other matters, the Compensation Committee also: oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units, and other awards under these plans; oversees succession planning for executive officers other than the CEO; reviews strategies and policies related to human capital management; annually reviews its charter and its performance; and prepares executive compensation reports as required under SEC rules. The Compensation Committee has delegated limited authority to members of management to determine equity awards under our 2013 Equity Incentive Plan and cash awards under our cash incentive plans for non-executive officers. The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities, and it periodically engages an outside consultant to advise on compensation-related matters.
All committee members are independent under NYSE listing standards and SEC rules.

Salesforce, Inc.	14	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Nominating and Corporate Governance Committee	Members: John V. Roos (Chair), Laura Alber, Arnold Donald	Number of meetings in fiscal 2025: 5

The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for director nomination matters and corporate governance matters generally. Among other matters, the Governance Committee: oversees the development and recommendation of corporate governance principles applicable to the Company; identifies individuals qualified to become members of the Board; recommends to the Board director nominees for each election of directors; develops and recommends to the Board criteria for selecting qualified director candidates; considers committee member qualifications, appointments, and removals; reviews for-profit directorships offered to directors and executive officers; reviews and makes recommendations to the Board regarding properly presented stockholder proposals; reviews and recommends to the Board the compensation of Board and committee members; and provides oversight in the evaluation of management, the Board and each committee. The Governance Committee also periodically reviews the Company’s CEO succession planning, including policies and principles for CEO selection and succession in the event of an emergency or the retirement of the CEO, and oversees the Company’s policies and practices concerning sustainability initiatives, corporate political contributions, lobbying activities, and stockholder engagement program as it relates to these topics.
All committee members are independent under NYSE listing standards.

Cybersecurity & Privacy Committee	Members: Neelie Kroes (Chair), Parker Harris, Maynard Webb	Number of meetings in fiscal 2025: 4

Key Responsibilities: Oversee the Company’s cybersecurity program, data privacy program, artificial intelligence governance framework, ethical use of technology matters and related risks.
All committee members, other than Mr. Harris, are independent under NYSE listing standards.

Business Transformation Committee	Members: Oscar Munoz (Chair), Craig Conway, Mason Morfit, Robin Washington, Maynard Webb	Number of meetings in fiscal 2025: 4

Key Responsibilities: Oversee the development and implementation of a business transformation program focused on execution and accountability to drive operating margin improvements and sustainable growth.
All committee members, other than Ms. Washington, are independent under NYSE listing standards.

Salesforce, Inc.	15	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Identification and Evaluation of Director Nominees
The Governance Committee uses a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Governance Committee through directors, management, stockholders, or third parties, including an independent search firm. Such candidates are appointed to the Board following a robust assessment and recruiting process guided by our Lead Independent Director, which has involved extensive candidate interviews as well as consultations with a third-party search firm. In connection with Mr. Morfit’s appointment, the Company entered into an agreement with ValueAct Capital, as described in Salesforce’s Current Report on Form 8-K filed with the SEC on January 27, 2023.
The Governance Committee regularly assesses the appropriate size, composition, and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. The Governance Committee believes that it is important to maintain and consistently refresh a list of qualified potential candidates for nomination and engages a third-party search firm to assist in identifying such candidates. The evaluation of these candidates may be based solely upon information provided to the Governance Committee or may also include discussions with persons familiar with the candidate, one or more interviews of the candidate, or other actions the Governance Committee deems appropriate, including the use of third parties to review candidates.
The Governance Committee evaluates and recommends candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Governance Committee also focuses on building and maintaining a Board that reflects different and complementary backgrounds, experiences, perspectives and skills. Finally, director candidates also must have sufficient time available in the judgment of the Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend, and participate in Board and applicable committee meetings. The Governance Committee assesses its effectiveness in this regard as part of the annual Board evaluation process described on page 16.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Governance Committee will also seek appropriate input from the CEO from time to time in assessing the needs of the Board for relevant background, experience, perspectives, and skills of its members.
Stockholders may recommend director candidates for general consideration by the Governance Committee by submitting the individual’s name, qualifications, and the other information set forth in our Bylaws applicable to director nominees by stockholders to the Corporate Secretary of the Company. The Governance Committee evaluates candidates recommended by stockholders against the same criteria and pursuant to the same policies, procedures, and processes applicable to the evaluation of candidates proposed by other sources.
As noted elsewhere in our proxy statement, stockholders may, pursuant to applicable law and the requirements of the Company’s Bylaws, directly nominate candidates to stand for election to the Board by stockholders, and the Company respects such stockholder rights. With respect to such Bylaw provisions, the Company will not, without a stockholder vote, adopt new amendments (except as noted below) that would expressly (1) require nominating investment fund stockholders to disclose the confidential identities of their less than five percent “passive” third-party limited partners who are not otherwise involved in the nomination, campaign, or the Company solely on account of such member’s economic interests in the nominating fund, or (2) require nominating stockholders to disclose unrelated information regarding their confidential future plans for nominating other candidates to other public company boards or prior nominations of other candidates and proposals previously privately submitted to other public companies in the past. If the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interests of the Company and its stockholders to adopt such a provision without the delay due to the time required to seek a stockholder vote, the Board will publicly disclose such Bylaw amendment in accordance with applicable law and either subsequently submit such bylaw provision to stockholders for ratification or cause the bylaw amendment to expire within one year.

Salesforce, Inc.	16	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Proxy Access
The Company’s Bylaws provide procedures that allow a stockholder or a group of up to 20 stockholders that has continuously owned 3% or more of the Company’s common stock for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to the greater of two directors or 20% of the total number of directors serving on the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.
Overboarding Policy
As set forth in the Company’s Corporate Governance Guidelines, directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively and are expected to ensure that other commitments do not conflict with or materially interfere with their service as directors. To help ensure our directors are able to devote sufficient time to carry out their duties and responsibilities effectively, each director is prohibited from serving on more than five outside boards of directors of for-profit public or private companies, except pursuant to a waiver granted by the Governance Committee. The Governance Committee assesses each director’s compliance as part of its annual director nomination process. All current directors are in compliance with this service limit.
Board’s Role in Risk Oversight
The Board as a whole has responsibility for oversight of risk. This approach allows the Board to draw upon the experience and judgment of all directors in overseeing and managing the risks we face. The Company’s enterprise risk management program is designed to identify, assess, and prioritize the Company’s risk exposures across various time frames, from the short-term to the long-term. Risks are evaluated based on their potential magnitude, likelihood, and immediacy. The committees of the Board play a key role in the Board’s risk oversight responsibility. All committees receive regular reports from Company officers responsible for monitoring and mitigating particular risk exposures, and the committee chairs provide regular reports to the full Board on relevant areas of oversight, as summarized below.

Committee	Areas of Focused Risk Oversight
Audit and Finance Committee
•Reviews and discusses the Company’s overall assessment and management of enterprise risks
•Oversees risks associated with our financial statements and other financial-related risks, including foreign-exchange risk, counterparty risk, insurance exposure, and corporate infrastructure risks
•Oversees compliance with legal and regulatory requirements, including reviewing the effectiveness of compliance programs with our Chief Legal Officer
•Receives updates on enterprise risk management topics regularly

Compensation Committee
•Oversees risks associated with our compensation policies and practices, with respect to executives and employees generally, including whether any risks arising from the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company
•Evaluates the effectiveness of the Company’s human capital management and succession planning for executive officers other than the CEO

Nominating & Governance Committee
•Oversees risks related to governance matters, including corporate governance developments and succession planning
•Evaluates the overall effectiveness of the Board and its committees
•Oversees risks related to the Company’s corporate social responsibility and environmental sustainability policies and practices

Cybersecurity & Privacy Committee
•Oversees risks related to cybersecurity and information security, cyber incident preparedness and response, and risks associated with data privacy, our deployment of artificial intelligence, and emerging ethics topics relevant to technology companies

Business Transformation Committee	•Oversees risks related to the execution of our operational transformation program and the achievement of key performance indicators for operating margin improvements and sustainable growth

Salesforce, Inc.	17	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
The Company also conducts regular enterprise risk surveys, typically at least semi-annually, with a cross-functional group of executives. The survey process is designed to help the Company identify and prioritize material operational, strategic, and financial risks, including emerging risks. Survey results are reported to and discussed with members of senior management as well as the Audit Committee. In addition, members of management, including those involved in enterprise risk management, have access to and periodically meet with external advisors to help monitor trends, identify potential threats, and assess the Company’s risk environment. Our enterprise risk management program also plays a role in our disclosure controls and procedures. For example, members of management involved in enterprise risk management regularly participate in meetings of our disclosure committee and regularly review risk factors and other disclosures in the Company’s SEC filings.
Cybersecurity and Information Security Risk
With trust as our foremost value and the foundation of everything we do, we recognize the importance of maintaining the safety and security of our systems and data. As part of its independent oversight of the risks facing the Company, the Board, primarily through the Cybersecurity & Privacy Committee, oversees the various cybersecurity risks facing the Company and the Company’s efforts to mitigate those risks. The Cybersecurity & Privacy Committee receives regular presentations, reports, and updates from our Chief Trust Officer and other members of management on developments regarding the Company’s cybersecurity program, broader cybersecurity trends, evolving industry standards, the threat environment, and other topics. The Cybersecurity & Privacy Committee also receives periodic reports from an experienced outside consultant with information security expertise providing insights on key focus areas to aid in the Committee’s oversight of the Company’s cybersecurity program. After each quarterly meeting of the Cybersecurity & Privacy Committee, the Board receives a report from its Chair with an update on the Company’s oversight of cybersecurity risks, and mitigation efforts. In addition to regular meetings and reports, the Company’s policy is for the Board and Committee to receive prompt and timely information regarding any cybersecurity risk (including any incident) that meets pre-established reporting thresholds, as well as ongoing updates regarding any such risk.
Environmental, Social, and Governance Oversight
The success of our employees, customers, and stockholders depends on our ability to manage our business ethically, transparently and responsibly. Our Board, primarily through its committees, has oversight over environmental, social and governance (“ESG”) matters and leverages our governance structure to manage ESG matters throughout the Company in an integrated way. Our Governance Committee oversees our corporate governance generally, meeting regularly with our Chief Legal Officer, and periodically reviews our environmental, social, and governance programs, as set forth in its charter. Our Audit Committee oversees certain environmental and sustainability disclosures and metrics, as well as Ernst & Young LLP’s limited assurance review thereof. Our Cybersecurity & Privacy Committee oversees cybersecurity and AI matters, meeting regularly with our Chief Trust Officer, and oversees our privacy and ethical use of technology matters, meeting regularly with our Chief Ethical & Humane Use Officer. Lastly, our Compensation Committee oversees our strategies and policies related to human capital management, including workplace environment, culture, employee retention, and leadership development.
Responsible Agentic AI
At Salesforce, trust is one of our core values and we have long been committed to developing and deploying AI solutions that are safe, secure and trustworthy. The Board, primarily through the Cybersecurity & Privacy Committee, oversees our AI governance framework as well as risks related to our deployment of AI. The Cybersecurity & Privacy Committee receives regular presentations, reports, and updates from management on the Company’s deployment of AI, including quarterly updates from our Chief Ethical and Humane Use Officer and other members of management on key trusted AI priorities. Our AI Trust Council, which is comprised of executives across our security, product, engineering, AI research, product marketing, legal, UX, and ethical and humane use functions, meets regularly to align and accelerate decision-making for AI products. Our Office of Ethical and Humane Use is also guided by the Ethical Use Advisory Council, which is composed of external experts and both internal executives and frontline employees and provides strategic guidance, feedback, and counsel on the top priorities of the Office of Ethical and Humane Use, including the responsible development and deployment of AI.

Salesforce, Inc.	18	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
We have long emphasized the strategic business imperative of ethics and human rights in deploying AI. In 2023, our Office of Ethical and Humane Use established five guiding principles for the responsible development and deployment of generative AI: accuracy, safety, honesty, empowerment and sustainability. We were the first enterprise company to publish guidelines in this emerging space, and these principles hold true for the third era of AI — agentic AI. Read about our commitment to the ethical and inclusive design, development and use of technology, including trusted AI, at salesforce.com/company/intentional-innovation.
Annual Board Evaluation Process
The Board recognizes the importance of regularly evaluating its performance to ensure that the Board and its committees operate effectively and efficiently. The Governance Committee, with oversight from our Lead Independent Director, leads a formal self-evaluation process on an annual basis. In fiscal 2025, the Board engaged an independent third-party consultant, experienced in corporate governance matters, to facilitate a robust assessment process. This process was designed to assess the performance of the Board, as well as each committee and director individually, and to identify opportunities to improve processes and effectiveness. The following describes the process by which our Board currently carried out its evaluations in fiscal 2025.
All directors completed a written questionnaire prepared by an independent third-party consultant, which asked for feedback on the performance of the Board, each committee, and each director, including themselves. Directors were asked to provide feedback on a variety of matters, including board and committee composition, board alignment and strategy, meeting agendas, culture and conduct, risk oversight, board-management dynamics, board and committee leadership, and succession planning. Additionally, members of each committee were asked to provide feedback on their respective committee’s size, composition, culture, independence, meeting agendas, materials, and access to information. Each director had the opportunity to provide confidential commentary on each of their peers’ contributions and effectiveness.
Once all questionnaires were complete, the independent third party synthesized the feedback received, highlighting results and identifying recommendations, which was presented to and discussed by both the Governance Committee and the Board. The review and discussion of the results will continue to inform Board and Board-committee related matters going forward.
Compensation of Directors
Under our fiscal 2025 compensation policy for non-employee directors, on February 1, 2024, each non-employee director serving at such time (other than Mr. Morfit, who waived receipt of the fiscal 2025 grant) received a restricted stock unit (“RSU”) grant with a grant date fair value of approximately $375,000. The RSU grants generally vested in four equal installments on February 22, May 22, August 22, and November 22, 2024, subject to each non-employee director’s continued service through each such date. All RSU awards were made under our 2013 Equity Incentive Plan. In addition, we pay annual cash fees to our Lead Independent Director and the chairs of each Board committee. The fiscal 2025 annual fees for these Board leadership roles were as follows: $150,000 for the Lead Independent Director, $50,000 for the chair of each of the Audit Committee, Governance Committee, and Compensation Committee, and $25,000 for the chairs of each other standing committee of the Board. These cash fees are paid on a quarterly basis. We also reimbursed our non-employee directors for travel, lodging, and other reasonable expenses incurred in connection with attending Company meetings and events.
The following table sets forth information on the compensation earned during fiscal 2025 by our non-employee directors. The table excludes Messrs. Benioff and Harris, who did not receive separate compensation for their service as directors for fiscal 2025.

Salesforce, Inc.	19	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Director Compensation for Fiscal 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Laura Alber	—	374,900	374,900
Craig Conway	—	374,900	374,900
Arnold Donald	—	374,900	374,900
Neelie Kroes	25,000	374,900	399,900
Sachin Mehra	50,000	374,900	424,900
Mason Morfit	—	—	—
Oscar Munoz	25,000	374,900	399,900
John V. Roos	50,000	374,900	424,900
Robin Washington(2)	200,000	374,900	574,900
Maynard Webb	—	374,900	374,900
Susan Wojcicki	—	374,900	374,900
1.Stock awards consist of an RSU grant on February 1, 2024 to each of our then-serving non-employee directors with a grant date fair value of $374,900, calculated in accordance with FASB ASC Topic 718, except for Mr. Morfit who waived receipt of the fiscal 2025 RSU grant. The RSUs vested in four equal installments on February 22, May 22, August 22, and November 22, 2024, except that pursuant to the terms of Ms. Wojcicki’s RSU award, Ms. Wojcicki’s unvested RSU shares that would have vested on August 22 and November 22, 2024 vested upon her death in August 2024. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the RSU grant by the closing price of our common stock on the date of grant. No non-employee directors held unvested stock awards as of the end of fiscal 2025.
2.The fees for Ms. Washington relate to her services as Lead Independent Director and Chair of the Nominating and Corporate Governance Committee for fiscal 2025.
Fiscal 2026 Director Compensation Program
At least annually our Governance Committee reviews our director compensation program. In considering and ultimately recommending the compensation for our non-employee directors for fiscal 2026, the Governance Committee considered the views and interests of stockholders and a comprehensive analysis of our director compensation program prepared by its independent compensation consultant, Semler Brossy, which included a review of competitive market data for the same peer group used to assess Executive Officer compensation as well as information on market practice. The Governance Committee determined that the companies included within this peer group were appropriate comparators for our industry, size, and competitive environment for executives and directors. After this review and upon the recommendation of the Governance Committee, in December 2024, the Board determined to make no changes to the fiscal 2026 compensation program for our non-employee directors.

Salesforce, Inc.	20	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Director Stock Ownership Requirement
To further align executive and director interests with stockholder value and strengthen corporate governance, we amended our stock ownership guidelines for Executive Officers and non-employee directors in March 2025. The revised guidelines provide that each non-employee director is required to attain a minimum stock ownership position equal to a number of shares of common stock having an aggregate value of $550,000, based on the market price of our common stock on the first trading day of the fiscal year. For purposes of these requirements, unvested equity awards are excluded. This ownership threshold must be achieved by the later of March 27, 2030 and the five-year anniversary of the non-employee director’s initial election or appointment to the Board and sustained throughout their tenure as a non-employee director. If a non-employee director does not meet the specified ownership requirements within the designated timeframe, he or she will be required to hold 100% of any shares received upon vesting of equity awards (net of taxes, if applicable).

	Stock Ownership Requirements
	Previous Guidelines	Increased Guidelines

Number of shares equal to:	Lesser of $400,000 and 7,500 shares	$550,000
As of April 15, 2025, all non-employee directors were in compliance with our amended stock ownership guidelines.

Salesforce, Inc.	21	2025 Proxy Statement

Directors
Board Nominees
Salesforce has a Board of highly experienced directors who have led, advised, and established many of the premier companies in Silicon Valley and other leading global organizations. Our Board has taken a thoughtful approach to board composition so that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management and accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, executives of global enterprises, advisors, and government leaders. In addition, we have worked hard to strike a good balance between long-term understanding of our business and fresh external perspectives, as well as to have a variety of backgrounds, professional experiences, and perspectives within the boardroom.
The following table sets forth the names, ages, and certain other information for each of our director nominees, as well as the membership of our standing committees.

Directors & Occupation	Age	Director Since	Independent	A	C	G	C&P	BT

Marc Benioff Chair, Chief Executive Officer & Co-Founder	60	1999
Laura Alber President & Chief Executive Officer, Williams-Sonoma	56	2021
Craig Conway Former President & Chief Executive Officer, PeopleSoft	70	2005
Arnold Donald (L) Former President & Chief Executive Officer, Carnival Corporation	70	2023
Parker Harris Co-Founder & Chief Technology Officer, Slack	58	2018
Neelie Kroes Former Vice President of the European Commission	83	2016
Sachin Mehra (FE) Chief Financial Officer, Mastercard	54	2023
Mason Morfit Co-Chief Executive Officer & Chief Investment Officer, ValueAct Capital	49	2023
Oscar Munoz Former Chairman & Chief Executive Officer, United Airlines	66	2022
John V. Roos Former U.S. Ambassador to Japan; Co-Founder, Geodesic Capital	70	2013
Robin Washington President & Chief Operating and Financial Officer	62	2013
Maynard Webb Founder, Webb Investment Network	69	2006
A: Audit; C: Compensation; G: Governance; C&P: Cybersecurity & Privacy; BT: Business Transformation
L = Lead Independent Director; FE = Financial Expert; ò = Chair; ö = Member

Salesforce, Inc.	22	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Director Experience and Qualifications
The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes, and skills possessed by Salesforce’s director nominees because of their particular relevance to the Company’s business and strategy. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes, or skills of our director nominees.

	>10 Years					6-10 Years		0-5 Years
	Benioff	Conway	Webb	Roos	Washington	Kroes	Harris	Alber	Munoz	Donald	Mehra	Morfit
Key Skills
Profitable/sustainable growth strategies
Operational efficiency and costs discipline
Capital allocation
Sales and distribution leadership
Marketing and brand building leadership
International operations or relations leadership
Cybersecurity or data privacy
Financial statements and accounting
Key Experience
Significant technical, advisory, or business experience in software industry
Cloud computing infrastructure implementation, strategy, or advisory work
Senior executive leadership at a public company or other large organization
Government/regulatory experience
Former/current director of another public company
Long-term succession planning or executive leadership transitions
Tenure
No. of Years	26	19	18	11	11	9	6	3	3	2	2	2

Salesforce, Inc.	23	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Biographies of Our Director Nominees
Set forth below are the names and certain information about our director nominees, all of whom are currently members of our Board. All director nominees were elected by stockholders at the 2024 Annual Meeting of Stockholders. There are no family relationships among any of our directors or executive officers. Our directors serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors. Sadly, Susan Wojcicki, who served on our Board since 2014, passed away last year. We have incredible gratitude for her contributions to the Board, and she will be dearly missed.

Qualifications and Expertise Provided to Our Board
•Vision and status as one of our founders and a pioneer of cloud computing (named Innovator of the Decade by Forbes), as well as his tenure as our Chief Executive Officer and Chair of the Board, together providing unique and invaluable experience to our Board
•Experience in sales, marketing, and product development in the technology industry, and deep knowledge of Salesforce’s customer base and product line
•Leadership in growing Salesforce into the largest enterprise applications company in the world, and leading the Agentic AI revolution with Agentforce, the first enterprise digital labor solution (recognized as one of the World’s 50 Greatest Leaders by Fortune and 10 Best-Performing CEOs by Harvard Business Review)
Professional Experience
•Chair of the Board, Chief Executive Officer (since 2001) and Co-Founder of Salesforce (in 1999)
•Member of the World Economic Forum (WEF) Board of Trustees, serving as the inaugural chair of WEF’s Forum Center for the Fourth Industrial Revolution in San Francisco
•Chair of the Board of Salesforce Foundation
•Member of the University of Southern California’s Board of Trustees
Other Public Company Directorships (current)
•N/A
Former Public Company Directorships (within the past 10 years)
•N/A
Education
•B.S. in Business Administration from the University of Southern California

Marc Benioff Chair, Chief Executive Officer & Co-Founder

Age: 60 Director Since: 1999

Salesforce, Inc.	24	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Extensive background in business management, digital commerce, and global branding, with a deep understanding of how to use technology to drive innovation and growth
•Experience implementing profitable growth strategies and business integrations, including expansion into global markets at a company with a portfolio of multi-channel brands
•Experience in talent development and succession planning, including successful founder-led leadership transitions
•Corporate governance experience at global, public companies through service on the boards of Williams-Sonoma, Fitbit, and RealD
Professional Experience
•President (since 2006), Chief Executive Officer (since 2010) at Williams-Sonoma, Inc., a consumer retail company
•Member of the University of Pennsylvania’s Board of Trustees
Other Public Company Directorships (current)
•Director, Williams-Sonoma, Inc. (since 2010)
Former Public Company Directorships (within the past 10 years)
•Director, Fitbit, Inc. (2016 – 2021)
•Director, RealD Inc. (2013 – 2015)
Education
•B.A. in Psychology from the University of Pennsylvania

Laura Alber President & CEO, Williams-Sonoma, Inc.

Age: 56 Director Since: 2021 Committees: Nominating & Corporate Governance

Salesforce, Inc.	25	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Extensive background leading technology and software companies, including as president and chief executive officer of three high-growth technology companies
•Significant public company board and corporate governance experience, including on the boards of technology and software companies such as Nutanix, Guidewire Software, and Advanced Micro Devices
•In-depth knowledge of the technology sector and Salesforce, having served on our Board and its M&A Committee through periods of immense growth and transformation
Professional Experience
•Former President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company (1999 – 2004)
•Former President and Chief Executive Officer of One Touch Systems (1996 – 1999)
•Former President and Chief Executive Officer of TGV Software (1993 – 1996)
•Various former executive management positions at leading technology companies, including as Executive Vice President at Oracle Corporation
Other Public Company Directorships (current)
•Director, Paylocity Holding Corporation (since 2024)
•Director, Nutanix, Inc. (since 2017)
Former Public Company Directorships (within the past 10 years)
•Director, Guidewire Software (2010 – 2019), including as Executive Chairman (2010 – 2014) and Chairman (2014 – 2017)
Education
•B.S. in Computer Science and Mathematics from the State University of New York at Brockport

Craig Conway Former President & CEO, PeopleSoft

Age: 70 Director Since: 2005 Committees: Audit & Finance; Business Transformation

Salesforce, Inc.	26	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Expertise in business transformations resulting in growth and operating discipline across several industries, including extensive experience in strategic planning, operations, and distribution at large global companies over a nearly four-decade career
•Significant experience in corporate governance and risk management gained through executive leadership and service on the boards of several public companies, including succession planning at founder-led companies
•Global, governmental, and regulatory experience including through experience on The President’s Export Council, the principal national advisory committee on international trade
Professional Experience
•Former President and CEO (2013 – 2022) of Carnival Corporation & plc, the world’s largest cruise company
•Chair of the World Travel and Tourism Council (since 2021)
•Executive Advisor to Wind Point Partners (since 2005)
•Operating Partner of Atlas Holdings LLC (since 2002)
•Member of the President’s Export Council (1998 – 2005)
•Various senior leadership roles at Monsanto Co., including Co-President of the Agricultural Sector and Senior VP and Division President of the Nutrition and Consumer Sector (1977 – 2000)
•Member of Washington University in St. Louis’ Board of Trustees and Tulane University’s Board of Tulane
•Chair of World Travel and Tourism Council (2021 – 2024)
Other Public Company Directorships (current)
•Director, GE Vernova, a spin-off of General Electric Company (since 2023)
•Director, MP Materials Corp (since 2023)
•Director, Bank of America Corp (since 2013)
Former Public Company Directorships (within the past 10 years)
•Director, Carnival Corporation & plc (2001 – 2022), including as Vice Chair (2022)
•Director, Crown Holdings, Inc. (1999 – 2019)
•Director, The Laclede Group Inc. (2003 – 2014)
Education
•B.A. in Economics from Carleton College
•B.S. in Mechanical Engineering from Washington University in St. Louis
•M.B.A. from The University of Chicago Booth School of Business

Arnold Donald Lead Independent Director, Former President & CEO, Carnival Corporation & plc

Age: 70 Director Since: 2023 Committees: Audit & Finance; Nominating & Corporate Governance

Salesforce, Inc.	27	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Extensive experience in the software sector and deep knowledge of our technology and customer base provides a valuable perspective on our strategic integration and re-positioning of products to create a fully integrated Customer 360
•Deep institutional knowledge of Salesforce and position as a Co-Founder supports the Board’s talent development and leadership planning, and provides invaluable insights into Salesforce’s culture and ecosystem from Trailblazers across the globe
•Valuable expertise in cybersecurity and data privacy infrastructure provides our Board and its Cybersecurity & Privacy Committee with deep knowledge in these areas
Professional Experience
•Co-Founder of Salesforce (in 1999) and Chief Technology Officer of Slack Technologies (since 2024)
•Various former senior technical positions at Salesforce since inception, including Chief Technology Officer (2016 – 2024) and Executive Vice President, Technology (2004 – 2013)
•Former Co-Founder and Vice President of Left Coast Software, a Java consulting firm (1996 – 1999)
•Member of Middlebury College’s Board of Directors
Other Public Company Directorships (current)
•N/A
Former Public Company Directorships (within the past 10 years)
•N/A
Education
•B.A. in English Literature from Middlebury College

Parker Harris Co-Founder & Chief Technology Officer, Slack

Age: 58 Director Since: 2018 Committees: Cybersecurity & Privacy

Salesforce, Inc.	28	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Deep knowledge of international markets and regulatory systems from decades of leadership in multiple European markets and service on numerous global public and private company boards supports the Board’s oversight of Salesforce’s global operations and strategy
•Regulatory and governmental relations expertise provides unique insights into the governance of cross-border technology, competition, and data security matters
•Experience in commercial competition, company mergers, and antitrust law, which together provide a valuable perspective as Salesforce competes under a wide range of regulatory regimes
Professional Experience
•Former Vice President of the European Commission, European Commissioner for Digital Economy and Society (previously for Digital Agenda) (2010 – 2014) and European Commissioner for Competition (2004 – 2010)
•Former member of the Dutch House of Representatives, including as State Secretary and Cabinet Minister
•Former member of the Global Policy Advisory Board of Uber Technologies (2016 – 2019)
•Former Special Advisor to Bank of America Merrill Lynch (2015 – 2018)
•Former member of the boards of Prologis, Lucent Technologies Netherlands, Volvo AB, McDonald’s Netherlands, Thales Group, Brambles Industries Ltd., Royal P&O Nedlloyd, and as chairperson of Nyenrode University
Other Public Company Directorships (current)
•N/A
Former Public Company Directorships (within the past 10 years)
•N/A
Education
•M.S. in Economics from Erasmus University

Neelie Kroes Former Vice President of the European Commission

Age: 83 Director Since: 2016 Committees: Compensation; Cybersecurity & Privacy (Chair)

Salesforce, Inc.	29	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Deep financial and operational expertise, including strong cybersecurity and data privacy knowledge
•Leadership experience at a large, global FinTech company, with a track record of technology-focused and customer-centric innovation in a rapidly evolving industry
•Significant financial planning and analysis, risk management, treasury, and business unit finance experience as well as extensive global leadership and experience in major markets outside the U.S.
Professional Experience
•Chief Financial Officer of Mastercard, a global technology company in the payments industry (since 2019), as well as various former financial leadership roles at Mastercard (during his more than 14-year tenure)
•Former Vice President and Treasurer (2008 – 2010) and Vice President and Deputy Treasurer (2007 – 2008) at Hess Corporation, a leading global independent energy company
•Various former domestic and international roles at General Motors, a global automotive manufacturing company (more than 10 years)
Other Public Company Directorships (current)
•N/A
Former Public Company Directorships (within the past 10 years)
•N/A
Education
•Bachelor of Commerce from the University of Mumbai
•M.B.A. from the University of Virginia Darden School of Business

Sachin Mehra Financial Expert; Chief Financial Officer, Mastercard

Age: 54 Director Since: 2023 Committees: Audit & Finance (Chair)

Salesforce, Inc.	30	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Extensive experience working with boards and management teams at companies navigating transformational change to evolve strategic priorities, establish operational discipline, and create long-term value for stockholders
•First-hand investor perspective and a long track record of supporting and driving profitable growth at portfolio companies, including several in the technology sector
•Deep knowledge of and informed perspectives on corporate governance and executive compensation practices from experience as an investor and public company board member
Professional Experience
•Co-Chief Executive Officer (since 2023), Chief Executive Officer (2020 – 2023) and Chief Investment Officer (since 2017) of ValueAct Capital, a San Francisco-based investment firm with more than $10 billion in assets under management
•Frequent lecturer on corporate governance and executive compensation at Stanford Law School’s Director’s College, the Graduate School of Business at Stanford University, and the Haas School of Business at the University of California, Berkeley
Other Public Company Directorships (current)
•N/A
Former Public Company Directorships (within the past 10 years)
•Microsoft Corporation (2014 – 2017)
•Valeant Pharmaceuticals (2007 – 2014; 2015 – 2016)
Education
•B.A. in Political Economy from Princeton University

G. Mason Morfit Co-CEO & Chief Investment Officer, ValueAct Capital

Age: 49 Director Since: 2023 Committees: Compensation (Chair); Business Transformation

Salesforce, Inc.	31	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Experiences gained over four decades in business management, operations, corporate finance, and accounting, including executive leadership roles across multiple industries and several public company board roles, provides a perspective that spans market cycles, business cycles, and the navigation of strategic priorities by businesses over the long-term
•Significant experience leading successful business transformations at large, global companies, which included driving topline growth, cost management, and digital innovation to enhancing customer satisfaction; this experience is key to Mr. Munoz’s leadership of the Board’s Business Transformation Committee
• Insights gained as a former member of Salesforce’s Global Advisory Board inform deep understanding of our customers and brand building
Professional Experience
•Former Chief Executive Officer of United Airlines Holdings, Inc., an aviation company (2015 – 2020)
•Former member of the Salesforce Global Advisory Board (2020 – 2021)
•Former President and Chief Operating Officer (2015), Executive Vice President and Chief Operating Officer (2012 – 2015), and Executive Vice President and Chief Financial Officer (2003 – 2012) of CSX Corporation, a railroad and intermodal transportation services company
•Member of the Board of Trustees of Fidelity Investment’s Equity & High Income Funds, the Brookings Institution and the University of Southern California
•Member of TelevisaUnivision’s Board of Directors and the Defense Business Board
•Various former leadership roles at AT&T, US West and The Coca Cola Company
Other Public Company Directorships (current)
•Director, Archer Aviation Inc. (since 2021)
•Director, CBRE Group, Inc. (since 2020)
Former Public Company Directorships (within the past 10 years)
•Director, United Airlines Holdings, Inc. (2010 – 2021), including as Chairman (2020 – 2021)
•Director, CSX Corporation (2015)
Education
•B.A. from the University of Southern California
•M.B.A. from Pepperdine University

Oscar Munoz Former Chairman & CEO, United Airlines Holdings, Inc.

Age: 66 Director Since: 2022 Committees: Audit & Finance; Business Transformation (Chair)

Salesforce, Inc.	32	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Extensive experience advising growth-oriented technology companies on strategic, legal, and regulatory matters from more than two decades at Wilson Sonsini Goodrich & Rosati, P.C.
•Brings significant global leadership experience and relationships, a deep understanding of global markets, and a track record of successful crisis management
•Deep knowledge and experience overseeing and guiding digital transformation strategies as an investor and through service on the boards of Rakuten Group and Sony
Professional Experience
•Co-Founding Partner of Geodesic Capital, a mid-late stage venture capital firm founded in 2015
•Senior Advisor to Centerview Partners, an international investment banking advisory firm (2014 – 2024)
•Advisor for the Toyota Research Institute (since 2016)
•Member of the Board of Directors for the Maureen and Mike Mansfield Foundation (current)
•Former U.S. Ambassador to Japan (2009 – 2013)
•Former Chief Executive Officer of Wilson Sonsini Goodrich & Rosati, P.C. and practicing corporate and securities law attorney (1985 – 2009)
•Formerly served on the Global Advisory Board of Mitsubishi UFJ Financial Group
•Founder of the TOMODACHI Initiative, a partnership to identify and invest in the next generation of Japanese and American leaders
•Recipient of the Grand Cordon of the Order of the Rising Sun, Japan’s highest honor for foreign nationals
•Member of Stanford Medicine’s Center for Asian Health Research & Education Advisory Board
Other Public Company Directorships (current)
•N/A
Former Public Company Directorships (within the past 10 years)
•Director, Rakuten Group, Inc. (2021 – 2023)
•Director, Sony Corporation (2014 – 2020)
Education
•A.B. in Political Science from Stanford University
•J.D. from Stanford Law School

John V. Roos Former U.S. Ambassador to Japan; Co-Founder, Geodesic Capital

Age: 70 Director Since: 2013 Committees: Compensation; Nominating & Corporate Governance (Chair)

Salesforce, Inc.	33	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Extensive leadership and operational experience across industries, including the technology and life sciences industries, where Ms. Washington has led and overseen the maturation of strategy and operations at multiple highly successful companies
•Deep financial and capital markets expertise with a track record of operating discipline and a differentiated ability to build relationships with key stakeholders to drive action
•Strong public board and corporate governance experience, developed through board roles at companies such as Alphabet, Honeywell International, and Vertiv Holdings, and experience serving on and leading key board committees
Professional Experience
•President and Chief Operating & Financial Officer of Salesforce (since March 2025)
•Former Advisor (2019 – 2020), Executive Vice President and Chief Financial Officer (2014 – 2019), and Senior Vice President and Chief Financial Officer (2008 – 2014) of Gilead Sciences, Inc., a biopharmaceutical company
•Former Chief Financial Officer of Hyperion Solutions, an enterprise software company (2006 – 2007)
•Various former executive positions at PeopleSoft, Inc., a provider of enterprise application software (nearly 10 years)
•Member of the Presidents Council and Ross Business School Advisory Board at the University of Michigan and the Board of Trustees of the Financial Accounting Foundation
•Member of the Board of Directors of UCSF Benioff Children’s Hospital Oakland (2015 – 2024) and MasterCard Foundation (current)
•Certified Public Accountant
Other Public Company Directorships (current)
•Director, Alphabet Inc. (since 2019)
Former Public Company Directorships (within the past 10 years)
•Director, Honeywell International, Inc. (2013 – 2025)
•Director, Vertiv Holdings Co. (2020 – 2025)
Education
•B.A. in Business Administration from the University of Michigan
•M.B.A. from Pepperdine University

Robin Washington President and Chief Operating & Financial Officer

Age: 62 Director Since: 2013 Committees: Business Transformation

Salesforce, Inc.	34	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Qualifications and Expertise Provided to Our Board
•Decades of experience successfully scaling, managing, and guiding high-growth technology companies, as an executive, board member, and investor
•Expert technologist with an extensive background in controls, technical operations, and cybersecurity and a demonstrated track record of solving complex problems to scale businesses
•During his tenure on the Salesforce Board, he has helped guide the Company’s growth and scale as its market capitalization has increased by more than 6000%
•Experience on the boards of other public companies, including as former Chairman of Yahoo!, brings continued independent leadership to the Board
Professional Experience
•Founder of Webb Investment Network, an early-stage venture capital firm dedicated to nurturing entrepreneurs and enabling them to build high-growth companies (since 2010)
•Member of the Executive Partner Group at Solamere Capital, a multi-strategy private equity investment firm (since 2022)
•Former Chairman of the Board (2008 – 2013) and Chief Executive Officer (2006 – 2011) of LiveOps, Inc., a provider of on-demand call center solutions
•Former Chief Operating Officer of eBay Inc., a global online marketplace (2002 – 2006)
•Former President of eBay Technologies (1999 – 2002)
•Former Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer (1998 – 1999)
•Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer (1995 – 1998)
•Author of “Rebooting Work: Transform How You Work in the Age of Entrepreneurship” and “Dear Founder: Letters of Advice for Anyone Who Leads, Manages, or Wants to Start a Business”
Other Public Company Directorships (current)
•Director, AppLovin Corporation (since 2025)
•Director, Visa Inc. (since 2014)
Former Public Company Directorships (within the past 10 years)
•Director, Yahoo! Inc. (2012 – 2017), including as Chairman (2013 – 2017)
Education
•B.A.A. from Florida Atlantic University

Maynard Webb Founder, Webb Investment Network

Age: 69 Director Since: 2006 Committees: Compensation; Cybersecurity & Privacy; Business Transformation

Salesforce, Inc.	35	2025 Proxy Statement

A Letter from Our
Compensation Committee
April 24, 2025
Dear Fellow Stockholders,
As the new Chair of the Compensation Committee, I want to share some highlights from fiscal 2025 and our approach to executive compensation during this period of change and innovation at Salesforce. In fiscal 2025, Salesforce delivered strong profitable growth, reporting all time high revenue, margin, and cash flow. We also launched AI technologies, including Agentforce, our digital labor platform. Agentforce and Data Cloud are among our fastest-growing products and form the foundation for our future strategy.
We have welcomed Robin Washington as our President and Chief Operating and Financial Officer, and Srinivas Tallapragada was promoted to President and Chief Engineering and Customer Success Officer, in addition to several other key executive leadership changes that will shape Salesforce’s future and lead it into the Agentforce era. We also made significant changes to the composition of the Compensation Committee, with Maynard Webb rejoining in September 2024, and my joining in December 2024 before becoming Chair in January 2025. I am honored to serve as Committee Chair during this key period. I will apply my expertise from my role as Co-CEO and Chief Investment Officer of ValueAct Capital to further align our executive compensation program with Company growth priorities.
The Committee continues to refine our compensation program to match the Company's strategy and reinforce pay-for-performance. Following the 2024 Say-on-Pay vote, the Committee thoroughly reviewed our compensation program and addressed investor feedback. Every Committee member engaged in stockholder conversations to inform future changes. We also hired a new independent compensation consultant to evaluate our compensation program, support governance, and assess our peer group.
As detailed in the Compensation Discussion & Analysis section, we enhanced our practices and disclosures based on stockholder feedback. We implemented restrictions on future supplemental off-cycle equity awards, refined our peer group, realigned our long-term equity program to support Agentforce objectives, and redesigned our annual bonus program to link payouts to profitable growth and execution. We added a cap on CEO aircraft and security perquisites, increased stock ownership requirements for executives, and provided more disclosure about our fiscal 2025 incentive program goal-setting process. We believe that these changes position the Company to achieve its fiscal 2026 goals and beyond.
The Compensation Committee remains committed to an incentive program that drives long-term stockholder value.
Thank you for your continued support and investment in Salesforce.
Sincerely,
Mason Morfit (Chair)
On behalf of the Compensation Committee
Neelie Kroes
John V. Roos
Maynard Webb

Salesforce, Inc.	36	2025 Proxy Statement

Compensation Discussion
and Analysis
This Compensation Discussion and Analysis describes our executive compensation program for our Named Executive Officers (“NEOs”), including our executive compensation policies and practices and the corresponding pay decisions for our NEOs for and during fiscal 2025 (February 1, 2024 to January 31, 2025) and the key factors the Compensation Committee considered in making those decisions. This Compensation Discussion and Analysis also addresses certain aspects of our compensation program applicable generally to our executive officers, including our NEOs, as defined under SEC regulations (the “Executive Officers”).
Named Executive Officers
For fiscal 2025, our NEOs were:
•Marc Benioff, our Chair of the Board and Chief Executive Officer (“CEO”);
•Amy Weaver, our former President and Chief Financial Officer (“CFO”);
•Parker Harris, our Co-founder and Chief Technology Officer, Slack;
•Srinivas Tallapragada, our President and Chief Engineering and Customer Success Officer; and
•Brian Millham, our former President and Chief Operating Officer (“COO”).
Fiscal 2026 Leadership Transitions
Over the past year, Salesforce has announced key leadership changes that will drive the next phase of the Company’s transformation.
In February 2025, Robin Washington was appointed President and Chief Operating and Financial Officer (“COFO”), effective March 21, 2025. This newly created role consolidated certain responsibilities previously held by Amy Weaver and Brian Millham. The Board evaluated both internal and external candidates for the leadership positions. An independent third-party executive recruitment firm was also retained as part of the search process. In making the decision to unify the COO and CFO roles, the Board conducted a careful assessment of responsibilities and considered Ms. Washington’s strategic vision and unique experience at the forefront of financial and operational strategy at some of the world’s most respected companies. Her deep experience with Salesforce and her many contributions as an active member of Salesforce’s Board since 2013, including her roles as Chair of the Audit and Finance Committee and Lead Independent Director, were also key factors in her appointment. In her new position, Ms. Washington oversees finance, employee success, real estate, and marketing functions, fostering closer alignment and efficiency between finance and operations. This consolidation supports our efforts to drive profitable growth, operational excellence, and financial strategy across Salesforce.
We also made several other key executive changes as part of a broader management succession process. For example, Srinivas Tallapragada was elevated to President and Chief Engineering and Customer Success Officer. In this expanded role, Mr. Tallapragada integrates engineering with customer success, technical support, and professional services to drive Agentforce forward and deliver a deeply unified platform to our customers, leveraging his more than 25 years of experience leading R&D teams and his more than 13 years of experience at Salesforce leading product and platform evolution.
Amy Weaver, who served as CFO since 2021 and had been with Salesforce for nearly 12 years, announced her planned retirement in August 2024. To promote a smooth transition of our management team, Ms. Weaver agreed to continue in her role during the search process and until a new CFO was in place, and as Special Advisor to the CEO for a transition period from March 21, 2025 through May 2, 2025, in accordance with her Transition Agreement (described below under “—Employment Contracts and Certain Transactions”). Brian Millham, President and COO since 2022 and a 25-year veteran of the Company, ceased being COO on March 20, 2025, and will become a non-employee advisor on May 2,

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2025, in accordance with the terms of his pre-existing retention agreement described below under “—Pre-Existing Retention Agreement with Mr. Millham.”
Executive Summary
Fiscal 2025 Performance Highlights & Profitable Growth Strategy
In fiscal 2025, we continued to transform our Company and delivered strong, profitable performance across all key metrics. We reached several milestones, including revenue of $37.9 billion and operating cash flow of $13.1 billion, the highest in the Company's history. We also delivered a record $63.4 billion in Remaining Performance Obligation, which represents all future revenue under contract yet to be recognized, signifying the strength of our revenue pipeline. This builds on our efforts over the last three years to drive greater operational efficiency and discipline across our business resulting in fiscal 2025 GAAP operating margin of 19%, a 460-basis point increase from the prior year and a 1,690-basis point increase over three years, and fiscal 2025 non-GAAP operating margin of 33%, a 250-basis point increase from the prior year and a 1,430-basis point increase over three years.3
These financial performance results were fueled by our unparalleled innovation as we passed important milestones for our two newest major product offerings: Agentforce and Data Cloud. In October 2024, we released Agentforce, the first digital labor platform for enterprises and a complete AI system that augments teams with trusted, autonomous AI agents. Soon after, in February 2025, we successfully launched the newest version of the platform, Agentforce 2.0, which further expands the portfolio of AI agent skills and workflow for rapid customization and scalability, and takes our revolutionary Salesforce digital platform to another level as we continue to reshape how AI, automation, data, and apps redefine the way humans work.
We also saw continued success in our Data Cloud and AI offerings, which achieved $900 million in annual recurring revenue, an increase of 120% year-over-year. Our Data Cloud offering alone surpassed 50 trillion records in fiscal 2025, doubling year-over-year. In Q4 fiscal 2025, nearly half of the Fortune 100 were AI and Data Cloud customers, and all of Salesforce’s top 10 wins included Data Cloud and AI.
Our deeply unified platform, which encompasses the capabilities of Agentforce, Data Cloud, and Customer 360 apps, presents a transformative opportunity for Salesforce to trailblaze a new era of digital labor across all industries, driving economic growth and new possibilities. Looking ahead to fiscal 2026 and beyond, we feel energized about the impact of our first-in-industry capabilities and our significantly expanded addressable market. Together with our strong focus on profitable growth, margin expansion, and free cash flow generation, we are confident that we are well positioned to deliver on our long-term value creation strategy.
The graphs below highlight our Revenue, Operating Cash Flow, and Remaining Performance Obligation growth over the last five fiscal years, and four-year compound annual growth rate (“CAGR”).

Revenue (Four-Year CAGR: 16%)	Operating Cash Flow (Four-Year CAGR: 29%)	Remaining Performance Obligation (Four-Year CAGR: 15%)
3 See Appendix A for a reconciliation of GAAP to non-GAAP financial metrics and other information.

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Fiscal 2025 Executive Compensation Program Highlights
As discussed below in “Stockholder Engagement, Board Actions and Program Evolution,” the Compensation Committee undertook a comprehensive review of the structure and elements of our executive compensation program. Following this review, the Compensation Committee made a number of significant enhancements to our executive compensation program and disclosures over the course of the year, informed by stockholder feedback. Highlights are below.

Our NEO Compensation Program Drives Pay-for-Performance and Alignment with Stockholders

•Robust Response to Stockholder Feedback. Following our 2024 Annual Meeting, the Compensation Committee commenced a robust engagement program focused on compensation with the goal of better understanding the perspectives of our stockholders. We adopted several actions that were directly responsive to feedback from stockholders, including: (1) making a commitment to not grant future off-cycle equity awards to NEOs absent extraordinary circumstances; (2) updating our peer group to remove several mega-cap companies; (3) implementing a cap on CEO aircraft and security perquisites for fiscal 2025 and fiscal 2026; (4) reducing the target grant value of the CEO’s fiscal 2026 long-term equity award granted in March 2025 by approximately 17% compared to his fiscal 2025 award, which was granted in March 2024; (5) redesigning our fiscal 2026 long-term equity and annual performance bonus programs to drive exceptional performance during the next phase of our transformation; (6) enhancing disclosure on performance-based RSU (“PRSU”) goal-setting; and (7) providing greater transparency around performance hurdles under our annual bonus program.

•Performance Metrics Tied to Profitable Growth Strategy. Incentive metrics within our fiscal 2025 annual performance bonus plan are based entirely on key financial measures aligned with our external operating framework. Fiscal 2025 annual bonus payouts remain linked to pre-established objective Company performance goals, with a 100% funding cap and a 125% maximum payout based on individual performance. To further promote profitable growth, fiscal 2025 PRSUs are structured with performance metrics directly aligned to our strategy. These metrics — non-GAAP operating margin and relative TSR — are weighted equally to incentivize both operational efficiency and stock price appreciation.

•Incentive Plans Reflect Rigorous Performance Targets; Payout Limited if Negative Absolute TSR. Fiscal 2025 financial performance targets for annual performance bonuses and PRSUs were aligned with our strategy and operating plan and were set above fiscal 2024 targets and actuals. For our relative TSR PRSUs, target payouts require TSR outperformance at the 60th percentile relative to the Nasdaq-100, with no payout above target if our absolute TSR is negative.

•FY25 Target Bonus Opportunities Set to Incentivize Transformational Value Creation. To maintain market competitiveness, incentivize transformational value creation and executive leadership retention, and strengthen performance-based incentives in a highly competitive market for executive talent with proven AI technology experience, the Compensation Committee approved increases to target cash bonus opportunities for fiscal 2025.

•Emphasis on Performance-Based Equity to Drive Results. The CEO’s fiscal 2025 equity award, which was granted in March 2024, continued to be fully performance-based, delivered 60% in PRSUs and 40% in stock options. 50% of our other NEOs’ fiscal 2025 equity awards continued to be performance-based, delivered in PRSUs.*

•Implemented a Cap on Fiscal 2025 and Fiscal 2026 CEO Aircraft and Security Perquisites. The Compensation Committee capped fiscal 2025 and fiscal 2026 CEO aircraft and security perquisites at fiscal 2024 levels to appropriately balance the need for a comprehensive security program for our CEO and maintain expenses that are reasonable and predictable for stockholders.

•Increased Stock Ownership Requirements. To further align executive interests with stockholder value and strengthen corporate governance, the Compensation Committee approved new guidelines that require our CEO to hold a number of shares equal to 10 times annual base salary (compared to the lesser of 4 times annual base salary and 112,000 shares under the prior guidelines), and Executive Officers to hold a number of shares equal to 3 times annual base salary (compared to 1.5 times annual base salary under the prior guidelines).

*Mr. Millham’s fiscal 2025 award, up to his contractually required amount, was split evenly between stock options and RSUs per his pre-existing agreement, with the remaining value delivered in PRSUs.

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Stockholder Engagement, Board Actions and Program Evolution
2024 Say-on-Pay Advisory Vote
Every year, we provide stockholders with an opportunity to vote to approve our NEO compensation on an advisory basis. At our 2024 Annual Meeting, approximately 45.6% of our stockholders supported our say-on-pay vote.
Ahead of the 2024 Annual Meeting, the Board conducted extensive outreach to investors to discuss our executive compensation program, including fiscal 2024 pay decisions for our NEOs, and other topics of interest. We offered meetings to 22 of our top institutional stockholders, collectively representing approximately 43% of shares outstanding, and met with 15 stockholders, collectively representing approximately 34% of shares outstanding. Members of the Board participated in meetings with nine stockholders, collectively representing approximately 29% of shares outstanding. During these meetings, we received feedback primarily regarding (1) the decision to grant a supplemental off-cycle award to our CEO, (2) the composition of our peer group and its impact on fiscal 2024 pay levels for our NEOs, (3) the goal-setting and performance periods for the non-GAAP operating margin metric in our PRSU program, and (4) the level of disclosure of performance goals in our Annual Performance Bonus Plan.
Board Responsiveness Process After 2024 Say on Pay Advisory Vote
Following the 2024 say-on-pay vote, the Board and Compensation Committee undertook immediate actions to conduct a fresh review of our executive compensation program and address the vote outcome. Specifically, the Board and Compensation Committee:
•Refreshed the leadership and membership of the Compensation Committee. As part of the Board’s regular review of Board committee composition, the Board reviews the membership and leadership of committees for an appropriate balance of knowledge and experience with fresh perspectives. Consistent with this commitment to regular refreshment, the Compensation Committee welcomed Mason Morfit and Maynard Webb to serve alongside John Roos and Neelie Kroes. Soon thereafter, the Compensation Committee appointed Mr. Morfit as Chair, effective in January 2025. As the Co-CEO and Chief Investment Officer of ValueAct Capital, Mr. Morfit brings deep experience as an investor and expertise in designing executive compensation programs at companies navigating transformational changes.
•Retained a new independent compensation consultant. As detailed below under “Role of Committee Advisors,” the Compensation Committee retained Semler Brossy as its new independent compensation consultant in September 2024, shortly after the 2024 Annual Meeting. The new compensation consultant’s fresh perspective on our executive compensation program and design provided valuable input to the Company’s significant responsive actions.
•Conducted a Board-led stockholder engagement program specifically focused on our executive compensation practices. During Q4 of fiscal 2025 and Q1 of fiscal 2026, the Company engaged directly with stockholders to inform the Board’s review of executive compensation and gather stockholder perspectives on changes under consideration in response to the 2024 say-on-pay vote. To maximize the range of perspectives incorporated into the decision-making process, we reached out to a broad group of stockholders within our top 100 institutional investors, including both those who supported our 2024 say-on-pay proposal and those who opposed it.
Over the course of our stockholder outreach that followed the 2024 Annual Meeting:
◦We invited 28 institutional stockholders, collectively representing approximately 39% of shares outstanding, to meet with Board members to discuss our executive compensation program. This outreach included select top stockholders and other stockholders within our top 100 institutional investors. We also included stockholders we engaged with before the 2024 Annual Meeting who were unable to meet with a Board member at that time;
◦We met with 15 stockholders, collectively representing approximately 17% of shares outstanding;
◦Our Compensation Committee Chair and other members of the Compensation Committee and Board attended all of these meetings; our current and former Compensation Committee Chairs also met with proxy advisors ISS and Glass Lewis; and

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◦Management team members representing Investor Relations, Total Rewards, Employee Success, and Legal participated in the engagement meetings.
Overall, from May 2024 through February 2025, members of our Board met with 23 of our largest stockholders, collectively representing approximately 37% of shares outstanding, to discuss our executive compensation program as part of our engagement efforts.
Key Themes from Stockholder Engagement & Actions Taken
The feedback and perspectives that we received in meetings with stockholders leading up to and after the 2024 Annual Meeting provided us with valuable and direct insight on our executive compensation program.
Throughout the engagement meetings, we heard a range of diverse stockholder perspectives. A few key themes stood out as reasons that a majority of stockholders did not support our 2024 say-on-pay proposal. The primary areas we heard feedback on were consistent with the stockholder sentiment conveyed to us prior to the 2024 Annual Meeting, including: (1) the decision to grant a supplemental off-cycle award to our CEO, (2) the composition of our peer group and its impact on pay levels for our NEOs, (3) the goal-setting and performance periods for the non-GAAP operating margin metric in our PRSU program, and (4) the level of disclosure of performance goals for our Annual Performance Bonus Plan. Stockholders also asked questions about, and provided their perspectives on, other topics including Board governance of Artificial Intelligence and executive succession planning.
The table below summarizes key feedback themes from our stockholders obtained following the 2024 Annual Meeting and our responsive actions and perspectives.

WHAT WE HEARD - KEY THEMES	WHAT WE DID - OUR PERSPECTIVES & ACTIONS

Supplemental Off-Cycle Awards
The overwhelming majority of stockholders expressed disfavor for the one-time supplemental off-cycle equity grant awarded to our CEO outside our annual compensation program, with the majority noting it was the primary driver of their 2024 say-on-pay vote.

Made a commitment to not grant future supplemental off-cycle equity awards to NEOs except in extraordinary circumstances
The Compensation Committee believes that one-time, off-cycle equity awards should only be used in extraordinary circumstances. To further underscore the one-time nature of the actions taken in fiscal 2024, the Compensation Committee commits that it will not grant future supplemental off-cycle equity awards to NEOs, except in extraordinary circumstances or in connection with new hires and promotions. The Compensation Committee did not make any off-cycle equity awards to NEOs in fiscal 2025.

Compensation Peer Group Many stockholders questioned the appropriateness of select peers based on their market capitalization and a perceived impact on pay levels for our NEOs.
Changed our compensation peer group in fiscal 2025 to remove several mega-cap companies (Amazon, Alphabet, Apple, and Meta Platforms)
With this feedback in mind, in the fall of 2024, the Compensation Committee reviewed the appropriateness of the companies in our compensation peer group and identified potential new peers. After an in-depth analysis applying a peer selection framework with refreshed size, business dynamics, and talent market peer selection criteria, and in consultation with its new independent compensation consultant, in October 2024 the Compensation Committee approved changes to our compensation peer group, removing several mega-cap companies with outsized market capitalization (Amazon, Alphabet, Apple, and Meta Platforms) and adding others closer in size to us and similar business focus. These actions were taken in the fall of 2024, after the 2024 say-on-pay vote results in June 2024 and after our fiscal 2025 NEO compensation decisions were made in March 2024.

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WHAT WE HEARD - KEY THEMES	WHAT WE DID - OUR PERSPECTIVES & ACTIONS

Personal Security and Corporate Aircraft
We received varied feedback on this topic, with most stockholders supportive of the comprehensive personal security program for our CEO. While some stockholders commented on the overall value of CEO perquisites and potential variability, many did not raise it as a topic of concern or focus.

Capped CEO aircraft and security perquisites for fiscal 2025 and fiscal 2026
The Compensation Committee believes that a comprehensive personal security program for our CEO is the appropriate approach for his safety and security as well as for the continuity of the Company and the best interests of its stockholders. Most stockholders affirmed this perspective in recent meetings.
Despite the topic not being a primary concern of stockholder feedback, after balancing the varying views with the importance of ensuring the safety and security of our CEO, and to maintain expenses that are reasonable and predictable for stockholders, the Compensation Committee determined it was appropriate to implement an aggregate annual cap of $4.6 million on CEO aircraft and security perquisites for fiscal 2025 and fiscal 2026, to keep flat at 2024 levels. Mr. Benioff is required to reimburse the Company for any personal security and aircraft expenses above this amount.
In determining to implement a cap, the Compensation Committee considered several factors, such as the evolving personal security landscape and an independent security study it commissioned in 2024, which concluded that the comprehensive security measures, including travel on private aircraft, are essential and commensurate with our CEO’s risk profile.

Fiscal 2024 CEO Pay Levels Some stockholder feedback highlighted concerns regarding the level of fiscal 2024 CEO pay.
Reduced the target grant value of the CEO’s fiscal 2026 long-term equity award (granted in March 2025) by approximately 17% compared to his fiscal 2025 award (granted in March 2024)
In March 2025, the Compensation Committee approved a fiscal 2026 long-term equity award for Mr. Benioff with a total target intended value of $36 million, representing a reduction of approximately 17% from his fiscal 2025 long-term equity award, which was granted in March 2024, prior to our 2024 Annual Meeting and fiscal 2024 say-on-pay vote. To reinforce the importance of performance-based compensation, 100% of Mr. Benioff’s fiscal 2026 long-term equity award will be earned based on performance against financial metrics or relative TSR performance, with the award split between PRSUs (67% of the target value) and performance options (33% of the target value).

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WHAT WE HEARD - KEY THEMES	WHAT WE DID - OUR PERSPECTIVES & ACTIONS

Incentive Program Structure and Design
Some stockholders inquired about future performance metrics for our incentive programs, expressing interest in both north star metrics and metrics focused on margin and top-line growth, including within the long-term equity incentive program.

Redesigned our fiscal 2026 incentive program to drive exceptional performance and strategic execution during the next phase of our transformation
In March 2025, the Compensation Committee approved changes to the structure of our fiscal 2026 long-term incentive program to directly link rewards with profitable growth and strategic execution of Agentforce and Data Cloud initiatives. Specifically, we (1) introduced performance options for all NEOs with a metric tied to our Agentforce and Data Cloud strategy; (2) incorporated a new metric into the PRSU program that measures non-GAAP operating margin and subscription and support revenue growth (“Margin & Growth”), and set the goals at grant for each annual measurement period during the fiscal 2026 – fiscal 2028 performance period; and (3) structured the CEO’s long-term equity award to pay out solely based on financial results and relative TSR performance (67% PRSUs and 33% performance options).
In addition, the Compensation Committee redesigned the fiscal 2026 annual performance bonus program to directly link payouts to profitable growth based on two metrics—subscription and support revenue and non-GAAP operating income. The bonus achievement resulting from this financial performance will be adjusted up or down by a strategic multiplier based on a performance assessment against strategic objectives aligned to our strategy and priorities for a given fiscal year.
See page 64 below for additional detail on these changes.

PRSU Goal Setting
Some stockholders expressed a desire to better understand the timing of goal setting for the non-GAAP operating margin metric in our PRSU program, and some noted their preference for a multi-year performance period for the operating margin PRSUs.

Enhanced our disclosure on goal-setting for our PRSU program
We enhanced our disclosure regarding the measurement periods and goal setting for PRSUs that vest based on non-GAAP operating margin performance, including to explain the Compensation Committee’s rationale for including annual performance measurement periods instead of a multi-year performance period and the timing of goal setting.
As noted above, for our fiscal 2026 PRSUs granted in March 2025, we set the Margin & Growth goals for fiscal 2026, fiscal 2027, and fiscal 2028 at grant, a departure from prior practice. This approach reflects the Compensation Committee’s assessment of improved predictability in our long-range plan, based on our progress against our profitable growth strategy and transformation journey. See page 57 below.

Annual Performance Bonus Plan Goals
Some stockholders would prefer greater transparency on the threshold and maximum performance goals for our Annual Performance Bonus Plan to better evaluate goal rigor.

Expanded disclosure of threshold and maximum performance goals
We enhanced our disclosure to include the threshold and maximum financial performance goals for our fiscal 2025 Annual Performance Bonus Plan to enable investors to better evaluate goal rigor. See page 54 below.

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Additional Executive Compensation Program Changes
In addition to the actions discussed above, the Compensation Committee made other changes to our executive compensation practices as part of its comprehensive review of the program:
•Amended our stock ownership guidelines in March 2025 to increase the stock ownership holding requirements for our Executive Officers. The Board believes that our stock ownership guidelines further align our Executive Officers’ interests with those of our long-term stockholders. Under the new policy, our CEO will be required to hold a number of shares equal to 10 times annual base salary (compared to the lesser of 4 times annual base salary and 112,000 shares under the prior policy), and Executive Officers will be required to hold a number of shares equal to 3 times annual base salary (compared to 1.5 times annual base salary under the prior policy). See page 66 below for additional information on stock ownership guidelines for our Executive Officers.
•Did not factor any environmental, social, and governance measures into the fiscal 2025 Annual Performance Bonus Plan payout. In response to the evolving regulatory environment during fiscal 2025, the Compensation Committee removed environmental, social, and governance metrics from the 2025 Annual Performance Bonus Plan and measured Company performance solely based on pre-established financial performance metrics and targets.

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Below is a timeline of the key actions taken leading up to, and following our 2024 Annual Meeting and say-on-pay vote.

Timing		Actions

Before our 2024 Annual Meeting and 2024 Say-on-Pay Vote	Fiscal 2024 (Feb. 1, 2023 - Jan. 31, 2024)	September 2023 •Established our peer group for fiscal 2025 NEO compensation decisions

	Fiscal 2025 (Feb. 1, 2024 - Jan. 31, 2025)	March 2024 •Set fiscal 2025 NEO target pay levels and established the fiscal 2025 annual bonus design •Granted fiscal 2025 long-term equity awards (PRSUs, RSUs, and options) to our NEOs

2024 Annual Meeting - June 27, 2024

After our 2024 Annual Meeting and 2024 Say-on-Pay Vote	Fiscal 2025 (Feb. 1, 2024 - Jan. 31, 2025)	September 2024 •Refreshed the membership of the Compensation Committee, with Maynard Webb joining •Engaged a new independent compensation consultant

October 2024
•Made commitment to not grant off-cycle equity awards to NEOs, except in extraordinary circumstances
•Established a new peer group for fiscal 2026 compensation decisions for our NEOs, replacing several mega cap companies

December 2024 & January 2025
•Implemented a cap on CEO aircraft and security perquisites for fiscal 2025
•Further refreshed the membership of the Compensation Committee, with Mason Morfit joining and Craig Conway transitioning to the Audit & Finance Committee
•In January 2025, Mason Morfit was appointed Chair of the Compensation Committee

Fiscal 2026 (Feb. 1, 2025 - Jan. 31, 2026)
March 2025
Enhanced the performance orientation of our fiscal 2026 incentive program design
•Included a new PRSU metric, Margin & Growth, while maintaining the relative TSR metric
•Introduced performance options with a metric tied to our Agentforce and Data Cloud strategy
•Revised our annual bonus program to include profitable growth measures and a strategic multiplier aligned with Company strategic priorities
•Updated PRSU goal-setting practice to set the fiscal 2026, 2027 & 2028 operating goals at grant
CEO pay
•Reduced fiscal 2026 target equity award value by ~17% and capped fiscal 2026 perquisites
•Restructured fiscal 2026 long-term equity award to pay out solely based on financial results and relative TSR performance (67% PRSUs and 33% performance options)
Other compensation practice and disclosure enhancements
•Increased the stock ownership guidelines for our executive officers
•Enhanced disclosures on goal-setting and rigor for our fiscal 2025 PRSUs and annual bonus program

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Compensation Philosophy and Practices
Philosophy and Objectives
Our compensation philosophy aims to attract, retain, and motivate best-in-industry talent to lead our Company through unprecedented AI-driven technological change while continuing to drive superior, sustained value creation in a dynamic, innovative and competitive environment. To achieve this, we align executive compensation with stockholder interests through performance-based structures tied to key metrics that closely align with our growth priorities. Core principles guiding our program include:
•High performance standards, notably our PRSU program designed to reward TSR outperformance relative to peers;
•Direct alignment with stockholder priorities, including TSR, revenue, and non-GAAP operating margin;
•Commitment to continuous improvement, reflected in rigorous goals set in line with our strategy and annual operating plan; and
•Strong pay-for-performance alignment, with over 90% of our NEOs’ average target total direct compensation variable and at-risk, tied to financial, operational, and stock price results.
Our fiscal 2025 executive compensation program reinforces this strategy, focusing on profitable growth and long-term stockholder value through a mix of base salary, annual performance-based incentives, and long-term equity awards.
Talent Context
Our executive compensation program is designed to attract and retain leaders critical to our AI-powered growth strategy and continuous innovation. Key challenges we face in hiring and retaining Executive Officers include:
•Intense Market Dynamics — The rapid evolution of AI and cloud computing creates a highly competitive talent landscape, where larger competitors may be able to offer higher compensation than we can. Our success increases the attractiveness of our executives to competitors, often requiring competitive compensation to retain their expertise. This competitive landscape is expected to continue evolving rapidly.
•Executive Officer Recruiting Environment — It is challenging to find executives with the specialized skills for fast-paced, and operationally complex environments at companies of scale and growth comparable to ours. We have expanded our recruiting efforts both geographically and across sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our Executive Officer compensation packages.
Our executive compensation program addresses these challenges by maintaining competitiveness with the technology talent market and holding our Executive Officers accountable for performance, aligning with our need for the right leadership to drive sustained growth and innovation.

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Executive Compensation Governance Practices and Policies
We endeavor to maintain strong governance standards in our policies and practices related to executive compensation and believe our executive compensation program reflects principles to align NEO compensation with the long-term interests of our stockholders. Below is a summary of our key compensation and corporate governance practices.

What We Do

Actively engage in year-round dialogue with our stockholders and incorporate feedback into our executive compensation program	Conduct an annual advisory vote on NEO compensation
Structure executive compensation to link pay and performance, with a significant portion variable and at-risk	Review and evaluate our executive compensation program and compensation peer group at least annually
Set rigorous goals for our annual and long-term performance-based incentive programs	Maintain a clawback policy that applies to performance-based cash and equity programs
Grant PRSUs that require TSR outperformance (60th percentile) relative to peers to earn target payout for that goal	Engage an independent compensation consultant to advise the Compensation Committee
Cap performance-based annual bonus and long-term equity incentive payouts for NEOs	Require our NEOs to satisfy stringent stock holding requirements
Provide double-trigger cash, option, and RSU change of control benefits	Regularly assess the risk-reward balance of our compensation programs to mitigate undue risks in our programs

What We Don’t Do

No pension plans	No hedging or pledging of our securities
No supplemental executive retirement plans	No payment of dividends or dividend equivalents until the related equity awards have vested
No stock option repricing without stockholder approval	No cash severance payments that exceed 2.99 times an Executive Officer’s base salary plus annual bonus target without stockholder approval
No excise tax gross-ups upon a change of control

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Compensation Elements for Named Executive Officers
We award cash compensation to our NEOs in the form of base salaries and annual cash incentives under our Annual Performance Bonus Plan, and we award long-term equity incentives in the form of PRSUs, RSUs, and stock options. We also provide certain other benefits, generally consistent with what we provide to other employees. We believe that each of these compensation elements is necessary to attract and retain our NEOs in a highly competitive market for executive talent. Over 90% of our NEOs’ combined cash and equity target compensation opportunity for fiscal 2025 was variable and at-risk.

Compensation Element	Fiscal 2025 Program Design and Purpose

Base Salary	•Base level of compensation commensurate with each executive’s responsibilities •Serves to attract and retain high-performing executives

Annual Performance-Based Cash Bonus	•Financial measures are key indicators of our profitable growth •Drive achievement of key financial goals aligned with external operating framework

Long-Term Equity Incentives
•Long-term equity incentives align executive interests with stockholders, stock price performance, and financial performance and promote long-term retention
◦CEO: 60% PRSUs and 40% stock options
◦Other NEOs: 50% PRSUs and 50% RSUs*

Performance-Based Restricted Stock Units	•PRSU payouts tied to three-year relative TSR and annual non-GAAP operating margin performance, with no payout above target for relative TSR if absolute TSR is negative
Restricted Stock Units	•RSU value directly linked to our stock price performance
Stock Options	•Stock option value directly linked to stock price appreciation
* Mr. Millham’s award mix is governed by his pre-existing retention agreement. See “—Fiscal 2025 Long-Term Equity Award Decisions” and “—Pre-Existing Retention Agreement with Mr. Millham” below for additional information on his fiscal 2025 award mix.

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Executive Compensation Decision-Making Process
Role of the Compensation Committee
The Compensation Committee oversees and administers our executive compensation program and our equity and incentive-based plans, in accordance with its charter, which can be viewed in the Corporate Governance section of our Investor Relations website at investor.salesforce.com/governance. The Compensation Committee meets regularly throughout the year, and it met 18 times in fiscal 2025. As discussed above, as part of Board committee rotation, we refreshed the composition of the Compensation Committee during fiscal 2025. Maynard Webb and Mason Morfit joined the Compensation Committee in September 2024 and December 2024, respectively. In December 2024, Craig Conway transitioned to the Audit & Finance Committee, and in January 2025, Mr. Morfit became Chair of the Compensation Committee.
At least annually, the Compensation Committee reviews the NEO compensation program and approves the target total direct compensation for our NEOs, including base salaries, target annual performance cash bonus opportunities and long-term equity grants for the fiscal year. In setting these compensation elements, the Compensation Committee reviews the total target compensation for our NEOs and considers market and peer benchmarks and practices. Specifically, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our peer group, as well as summary consolidated information about our NEOs’ total compensation and pay history to use in setting individual compensation elements and making decisions on total NEO compensation levels.
Role of Committee Advisors
During fiscal 2025, the Compensation Committee engaged the services of an independent, national compensation consulting firm (“compensation consultant”). As in the past, the Compensation Committee retained Compensia, Inc. to advise on our fiscal 2025 executive compensation program and design. Following our 2024 Annual Meeting, the Compensation Committee retained a new independent compensation consultant, Semler Brossy, to take a fresh look at our executive compensation program and design. The Compensation Committee has reviewed the independence of Compensia and Semler Brossy and conducted a conflicts of interest assessment in accordance with SEC and NYSE rules. In fiscal 2025, no fees were paid to Compensia or Semler Brossy other than fees related to the services they provided to the Compensation Committee and the Governance Committee.
During fiscal 2025, the independent compensation consultant provided comprehensive support to the Compensation Committee and the Governance Committee, including:
•Executive Compensation Expertise: Advised on compensation amounts, types, pay recommendations and levels, and input on incentive design and metrics for Executive Officers.
•Market Data: Provided data and analysis on market and peer company compensation practices, and industry trends.
•Governance and Responsiveness: Provided guidance on compensation governance and say-on-pay matters.
•Director Compensation: Provided data and advice on non-employee director compensation.
•Equity Compensation Programs: Provided advice related to our equity plans and programs.
The compensation consultant attended Compensation Committee and Governance Committee meetings at the request of these committees, and communicated with the Compensation Committee and Governance Committee outside of meetings. In addition, the compensation consultant met with various members of management to collect data and obtain management’s perspective on our compensation programs for Executive Officers and non-employee directors.
Reporting directly to the Compensation Committee and the Governance Committee, the compensation consultant maintained independence while meeting with members of management and individuals in our Total Rewards and Employee Success (human resources) departments, to gather information and data on proposals that management may make to the Compensation Committee or Governance Committee. Both committees retain the authority to change or supplement their advisors at any time.

Salesforce, Inc.	49	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Role of Executive Officers
Mr. Benioff provided input to the Compensation Committee on the performance and compensation of members of the executive leadership team. The Compensation Committee considers his input when determining and approving Executive Officer compensation. Executive leaders in our Employee Success, Legal, and Finance organizations provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee or its authorized delegate, and attending Compensation Committee meetings as requested.
Role of Peer Companies
The Compensation Committee annually reviews the appropriateness of the compensation peer group used by the compensation consultant to generate competitive pay data for the Compensation Committee’s review in connection with Executive Officer compensation decisions. Peer practice informs pay levels, design, and our compensation governance practices.
The peer group used to evaluate our fiscal 2025 executive compensation program was selected by the Compensation Committee in September 2023 after considering the input of the compensation consultant, Compensia, based on a review of various financial and other measures, such as industry, revenue, market capitalization, number of employees, and growth history and potential, as well as competition for executive officers. The peer group, comprised of the 17 companies listed in the table below, places Salesforce in the third quartile for revenue (38th percentile) and just above mid-range (52nd percentile) for market capitalization, as of fall 2023.

Peer Group for Fiscal 2025 Compensation Decisions (Approved Fall 2023)

Accenture plc	Cisco, Systems, Inc.	Oracle Corporation
Adobe Inc.	Dell Technologies Inc.	PayPal Holdings, Inc.
Alphabet Inc.*	International Business Machines Corporation	SAP SE
Amazon.com, Inc.*	Intuit Inc.	ServiceNow, Inc.
Apple Inc.*	Meta Platforms, Inc.*	Workday, Inc.
Block, Inc.	Microsoft Corporation
*We subsequently removed these peer companies from our new peer group (see below).
New Peer Group. Following the 2024 Annual Meeting, the Compensation Committee, with support from its new compensation consultant, Semler Brossy, undertook an in-depth review of our peer group. The compensation consultant reviewed current and potential peers based on a framework that evaluates quantitative and qualitative criteria, as summarized below.

Peer Company Screening Methodology

Initial Screen	Identify public companies with market cap > $35 billion that operate in similar and adjacent industries.
Size Screen
Further evaluate companies based on revenue and market cap (approximately 0.33x to 3x Salesforce’s revenue and market cap), with additional consideration given to revenue growth and valuation multiples.

Qualitative Screen
Prioritize companies using a scorecard approach based on qualitative criteria primarily focused on (1) business fit, considering similarity of revenue models, customer type, and economics; and (2) relevant business attributes, such as companies with innovative and disruptive strategic priorities, including their emphasis on AI.

Salesforce, Inc.	50	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
After considering input from our stockholders and data prepared by the compensation consultant, in October 2024 the Compensation Committee approved the following key changes to the peer group:
•Removed four mega cap companies due to their outsized market capitalization: Alphabet, Amazon.com, Apple, and Meta Platforms; and
•Added four companies based on comparability of size and business focus: Advanced Micro Devices, Broadcom, Palo Alto Networks, and Qualcomm.
The new peer group, comprised of the 17 companies listed in the table below, places Salesforce just above mid-range for revenue (54th percentile) and in the top quartile for market capitalization (81st percentile), as of fall 2024.

New Peer Group (Approved Fall 2024)

Accenture plc	Dell Technologies Inc.	PayPal Holdings, Inc.
Adobe Inc.	International Business Machines Corporation	QUALCOMM Incorporated*
Advanced Micro Devices, Inc.*	Intuit Inc.	SAP SE
Block, Inc.	Microsoft Corporation	Service Now, Inc.
Broadcom Inc.*	Oracle Corporation	Workday, Inc.
Cisco Systems, Inc.	Palo Alto Networks, Inc.*

Companies Removed from New Peer Group

Alphabet Inc., Amazon.com, Inc., Apple Inc., and Meta Platforms, Inc.
Salesforce Positioning Against Peer Group
	New Peer Group (Fall 2024)	Previous Peer Group (Fall 2023)
Revenue	54th percentile	38th percentile
Market Capitalization	81st percentile	52nd percentile

*New peer companies approved in fall 2024.
Application of Peer and Survey Market Data
Comparative Market Data. Peer and market data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our Executive Officer compensation program within our industry sector and the broader business community. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation. Depending on Company and individual performance, and the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct compensation of our NEOs, as well as individual compensation elements, may be within, below or above the market range for their positions.
Role of Survey Data. In addition, as part of its Executive Officer compensation planning process, the Compensation Committee reviewed aggregated survey data, drawn from a Radford Custom Compensation Survey. The survey data informs pay levels and provides additional context regarding executive compensation practices in the marketplace. The Compensation Committee also periodically reviews compensation data from certain other companies in the market for the executive talent for whom we compete.

Salesforce, Inc.	51	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Fiscal 2025 Compensation for Named Executive Officers
Fiscal 2025 Base Salary and Target Cash Bonus Opportunity
We believe we must offer competitive base salaries to attract, motivate, and retain high-performing executive officers. Base salary also informs each NEO’s individual target cash bonus opportunity, which is expressed as a percentage of base salary. The Compensation Committee generally sets the base salaries and annual bonus opportunities for our NEOs after considering factors and input from its compensation consultant, which include:
•a market review of base salaries and target bonus opportunities for executives in our compensation peer group, as well as broader market survey data;
•the overall compensation that each NEO may potentially receive during employment with us;
•Company and individual performance;
•the role, responsibility and experience of each NEO;
•the level, scope, complexity and objectives of each NEO’s position; and
•internal compensation alignment.
Before setting fiscal 2025 base salaries and target bonus opportunities, the Compensation Committee conducted a review of our executive compensation program considering the factors above. The Compensation Committee determined to align Mr. Benioff’s cash compensation closer to a competitive range of market by increasing his target bonus opportunity, rather than his base salary, to reinforce our pay for performance philosophy. This was the first increase to Mr. Benioff’s target cash compensation opportunity since fiscal 2016. Consistent with this philosophy, and to reinforce the importance of performance-based compensation and market-competitive total cash compensation opportunities, the Compensation Committee increased the target bonus opportunities for each of our other NEOs. The Compensation Committee also adjusted Mr. Millham’s base salary to reflect the significant expansion of his responsibilities as President and Chief Operating Officer, including his pivotal role in shaping Company strategy, driving operational excellence, and overseeing Salesforce’s global transformation efforts. In addition, the Compensation Committee increased Ms. Weaver’s base salary to recognize her performance over the previous year. Fiscal 2025 base salaries and target bonus opportunities are set forth below.

NEO	Fiscal 2025 Base Salary ($)	Change from Fiscal 2024	Fiscal 2025 Target Cash Bonus Opportunity (% of Base Salary)	Change from Fiscal 2024

Marc Benioff	1,550,000	No change	225%	13%
Amy Weaver	1,050,000	5%	150%	50%
Parker Harris(1)	1,000,000	No change	125%	25%
Srinivas Tallapragada	1,000,000	No change	150%	50%
Brian Millham	1,100,000	22%	175%	75%
1.Mr. Harris was not a named executive officer in fiscal 2024.

Salesforce, Inc.	52	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Annual Performance-Based Cash Bonuses
Our broad-based Annual Performance Bonus Plan is designed to tie individual cash bonus awards to achievement against key Company performance metrics that align with the interests of our stockholders. The actual bonus amounts earned by each NEO are based upon the achievement of pre-established Company financial performance goals and the NEO’s individual performance for the year. Under the fiscal 2025 bonus plan:
•Attainment against Company performance goals is capped at 100% of target funding;
•A threshold level of performance must be met for each of the financial metrics to fund that component of funding;
•The Compensation Committee can exercise discretion to reduce the formulaic funding percentage; and
•Individual performance can increase (up to a maximum of 125% of target bonus) or decrease the final payouts.
The Compensation Committee believes that the annual performance metrics contribute to driving long-term stockholder value, play an important role in incentivizing performance, and help attract, motivate, and retain our NEOs. Consideration of individual performance provides for individual accountability and the ability to differentiate pay based on outcomes that fall above or below expectations for the year, taking into consideration input from our CEO for NEOs other than himself.
NEO Bonus Payout Formula

X

X

=
The Compensation Committee typically approves the Company performance goals during the first quarter of the fiscal year. After the first half of the fiscal year, we pay 25% of the full target bonus amount for all employees, including our NEOs, and after the end of the fiscal year we pay any remaining amount earned. The remaining amount is determined based on the level of achievement against the applicable Company performance goals and individual performance.
Fiscal 2025 Company Performance Metrics
For fiscal 2025, the Compensation Committee approved the following three equally weighted Company financial performance metrics: revenue, operating cash flow, and non-GAAP income from operations. The Compensation Committee believes that basing NEO bonus amounts on these financial measures aligns NEO and stockholder interests and incentivizes achievement of financial objectives that further our strategy, are used by investors to evaluate our financial performance, and build accountability. The financial measures serve as clear goals for our NEOs to achieve growth and profitability objectives that are key indicators of our financial strength and long-term profitable growth. The Compensation Committee believes that financial targets should be rigorous and challenging. As shown below, the Compensation Committee set the fiscal 2025 financial targets based on the Company’s fiscal 2025 annual operating plan, with each target set substantially higher than our fiscal 2024 financial targets and actual results.
In response to the evolving regulatory environment in the U.S. during fiscal 2025, the Compensation Committee did not factor any environmental, social, and governance measures into the final payouts for the fiscal 2025 Annual Performance Bonus. Accordingly, Company performance for fiscal 2025 was measured solely based on the pre-established financial performance metrics and targets.

Salesforce, Inc.	53	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Fiscal 2025 Company Performance Results and NEO Payouts
As shown below, we exceeded our fiscal 2025 operating cash flow and non-GAAP income from operations targets, but did not meet our revenue target.

•Revenue of $37,895 million, was approximately 99.7% of our fiscal 2025 target;
•Operating cash flow of $13,092 million, was approximately 103.5% of our fiscal 2025 target; and
•Non-GAAP income from operations of $12,529 million, was approximately 101.5% of our fiscal 2025 target.

Annual Performance Cash Bonus Measures for Fiscal 2025 — Financial Measures and Attainment
(Amounts in $ millions)

Financial Measures(1)	Fiscal 2024		Fiscal 2025

	Target ($)	Actual(2)($)	Threshold ($)	Target ($)	Maximum ($)	Actual ($)	Attainment Against Target (%)	Weighted Payout Percentage(3) (%)

Revenue	34,705	34,857	34,200	38,000	41,800	37,895	99.7	32.9
Operating Cash Flow	8,320	10,234	9,488	12,650	15,813	13,092	103.5	35.7
Non-GAAP Income from Operations	9,370	10,689	9,263	12,350	15,438	12,529(4)	101.5	34.3
Total Formulaic Payout Percentage(5)								102.8%
Final Payout Percentage (Reflecting Funding Cap)								100.0%
*For each percentage of achievement above or below target, the payout will be adjusted by (a) +/- 5% for revenue and (b) +/- 2% for operating cash flow and non-GAAP income from operations. As noted above, formulaic funding is capped at 100% for Company performance.
1.For purposes of the Bonus Plan, “Revenue” is defined as our GAAP revenues, as may be adjusted to exclude certain acquisitions; “Operating Cash Flow” is defined as our GAAP operating cash flow; and “Non-GAAP Income from Operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense, amortization of acquisition-related intangible assets, and charges related to the restructuring plan), further excluding the impact of adjustments to the bonus payout percentage for amounts payable under the Bonus Plan, and as may be further adjusted for the impact of certain acquisitions. As a result, these financial metrics may differ from the financial results we report in our quarterly earnings release materials. See also Appendix A for an explanation of how non-GAAP income from operations, as reported in our quarterly earnings release materials, is calculated from our audited financials.
2.Results based on fiscal 2024 adjustments applicable to the bonus plan, as described in our 2024 proxy statement.
3.The payout percentages were 98.6%, 107.0%, and 102.9% for Revenue, Operating Cash Flow, and Non-GAAP Income from Operations, respectively. The weighted payout percentages are rounded to the nearest 1/10th.
4.Results based on fiscal 2025 adjustments applicable to the bonus plan, as described in note 1 above.
5.Represents the sum of the weighted payout percentages for each metric. However, as noted above, formulaic funding is capped at 100% for Company performance.
Our achievement against our financial performance goals resulted in a formulaic payout percentage of approximately 102.8% of target for fiscal 2025. However, the actual payout percentage was reduced to 100% because funding for NEOs for Company performance is capped at 100% of target.

Salesforce, Inc.	54	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
After reviewing individual performance and contributions for the year, including against each NEO’s performance objectives for the year, and the recommendations of the CEO (for NEOs other than himself) and Chief People Officer, the Compensation Committee approved individual performance multipliers of 100% for each NEO. As noted above, the individual performance multipliers are capped at 125% for each NEO. Taking these factors into account, the Compensation Committee approved fiscal 2025 bonus payments for each NEO at 100% of target opportunity, as set forth below.

NEO	Target Annual Bonus Opportunity ($)	Company Performance: Final Payout Percentage Reflecting Funding Cap(1) (%)	Individual Performance Multiplier (%)	Fiscal 2025 Actual Bonus Payment ($)

Marc Benioff	3,487,500	100	100	3,487,500
Amy Weaver	1,575,000	100	100	1,575,000
Parker Harris	1,250,000	100	100	1,250,000
Srinivas Tallapragada	1,500,000	100	100	1,500,000
Brian Millham	1,925,000	100	100	1,925,000
1.Actual performance resulted in a formulaic payout percentage of approximately 102.8% of target prior to applying the funding cap.
Fiscal 2025 Long-Term Equity Incentives
The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. When evaluating the long-term incentive mix for our NEOs, the Compensation Committee considers the appropriateness of various equity vehicles, such as PRSUs, stock options, and RSUs as well as overall program costs (which include both stockholder dilution and compensation expense).
Consistent with the annual long-term equity award mix for our NEOs in fiscal 2024, for fiscal 2025, we maintained a 60% PRSU weighting for Mr. Benioff, and a 50% PRSU weighting for all other NEOs.*
*Mr. Millham’s fiscal 2025 award, up to his contractually required amount, was split evenly between stock options and RSUs per his pre-existing agreement, with the remaining value delivered in PRSUs.

Salesforce, Inc.	55	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Performance-Based Restricted Stock Units (PRSUs)
Beginning in fiscal 2024, we transitioned from a PRSU program that paid out based on a single performance metric (relative TSR) to a program that pays out based on relative TSR and non-GAAP operating margin performance, weighted equally. The Compensation Committee believes that including an operational metric in addition to TSR better motivates our Executive Officers to focus on core operational performance, which our leaders are most able to directly influence, while continuing to align their interests with stockholders through the relative TSR metric. We selected non-GAAP operating margin because it is a key indicator of our performance as we continue to transform our Company and drive stockholder value through operating discipline and profitable growth.
Fiscal 2025 PRSUs
Three-Year Performance Period

Non-GAAP Operating Margin PRSUs	50%	FY25	FY26	FY27	Earned PRSUs Cliff Vest March 2027

		Goals established at grant		Goals established after FY25

Relative TSR PRSUs	50%

			Goals established at grant

PRSU Performance Levels and Payout Scales

Performance Level*	Relative TSR PRSUs	Operating Margin PRSUs	Payout Percentage (as % of Target PRSUs)
	TSR Percentile Rank v. PRSU Index Group over Three-Year Measurement Period	Operating Margin Performance (% of FY Non-GAAP Operating Margin Target)
		(% of FY Non-GAAP
Below Threshold	Below 25th percentile	Below 85% of Target	0%
Threshold	≥ 25th percentile	≥ 85% of Target	25%
Target	≥ 60th percentile	≥ 100% of Target	100%
Maximum	≥ 85th percentile	≥ 115% of Target	200%
*Attainment between performance levels and the corresponding payout percentages is interpolated on a straight-line basis, and rounded to the nearest whole percentage. For Relative TSR PRSUs, there is no payout above target if our absolute TSR is negative. For Operating Margin PRSUs, threshold and maximum levels are equal to ~85% and ~115% of target, respectively (actual levels may differ slightly due to rounding to the tenth decimal).
Relative TSR PRSUs. For the Relative TSR PRSUs granted in fiscal 2025, vesting is tied to our TSR performance compared to the Nasdaq-100 Index group of companies (the “PRSU Index Group”) over a three-year performance period. The final payout percentage ranges from 0% to 200% of target, based on the payout scale above. There is no payout if our relative TSR rank is below the 25th percentile, and target payout requires TSR outperformance at the 60th percentile compared to the PRSU Index Group over the three-year performance period. Payouts are capped at 100% of target if our absolute TSR is negative, regardless of our relative TSR percentile rank. Any earned Relative TSR PRSUs “cliff” vest on (or shortly after) the third anniversary of grant. Additional vesting rules apply in the event of a change of control of the Company, as described under “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” below.

Salesforce, Inc.	56	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Operating Margin PRSUs. For the Operating Margin PRSUs granted in fiscal 2025, vesting is tied to our non- GAAP operating margin performance for fiscal years 2025, 2026, and 2027. The final payout percentage ranges from 0% and 200% of target, based on the payout scale above. There is no payout if performance is below threshold (i.e., below ~85% of target). The final payout percentage is determined at the end of the three-year performance period, based on the average of the annual vesting achievement percentages for each fiscal year period. Any earned Operating Margin PRSUs “cliff” vest on (or shortly after) the third anniversary of grant. Additional vesting rules apply in the event of a change of control of the Company, as described under “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” below.
Non-GAAP Operating Margin Measurement Periods and Goal Setting
Financial targets established for incentive plan purposes are designed to align with the Company’s strategy and are set to be consistent with and reflective of the Company’s annual operating plan, stockholder expectations and the promotion of stockholder interests. Specifically, target performance is aligned with the Company’s strategy and operating plan, while threshold and maximum goals are established based on a range of sensitivities to ensure the targets are sufficiently rigorous, balancing achievable goals with the stretch performance required to drive strong financial results and long-term value creation.
Given the rapidly changing technology and business environment in which we operate, as well as the Company’s significant financial and operational transformation underway, it can be challenging to forecast reliable non-GAAP operating margin performance targets that will remain sufficiently rigorous for a three-year period. As a result, the Compensation Committee believes that using annual measurement periods allows them to better maintain goal rigor and set more precise and impactful targets that both motivate NEOs and require substantial stretch performance.
Fiscal 2025 Non-GAAP Operating Margin Goals. For the Operating Margin PRSUs granted in March 2024, the non-GAAP operating margin goals for fiscal 2025 and fiscal 2026 were set at the time of grant. The Compensation Committee decided to establish the fiscal 2027 goals at a later date in order to set more reliable and challenging targets after it had better visibility on the Company’s continued financial discipline and profitable growth progress. As noted above, for the fiscal 2026 PRSUs that vest based on Margin & Growth performance, the Compensation Committee set the goals at grant for each of fiscal 2026, fiscal 2027, and fiscal 2028. This new approach of setting all three of the performance goals up front reflects the Compensation Committee’s assessment of improved predictability in our long-range plan, based on progress against our profitable growth strategy and transformation journey.
Because the Compensation Committee had greater visibility on the Company’s financial discipline and profitable growth progress in March 2024 (compared to the prior year), it was able to set the fiscal 2025 non-GAAP operating margin goals for the Operating Margin PRSUs granted in March 2024 (the “Fiscal 2025 OM PRSUs”) at higher levels than it set for the same goal for the Operating Margin PRSUs granted in April 2023 and January 2024 (“Fiscal 2024 OM PRSUs”), consistent with its desire to maintain goal rigor and require continued substantial stretch performance from our NEOs. Specifically, the fiscal 2025 non-GAAP operating margin target was established (1) at 32.5% for the Fiscal 2025 OM PRSUs, and (2) at 32.1% for the Fiscal 2024 OM PRSUs.
Fiscal 2026 Non-GAAP Operating Margin Goals. When setting the fiscal 2026 non-GAAP operating margin goals for the Fiscal 2024 and Fiscal 2025 OM PRSUs, the Compensation Committee considered the level of difficulty and the meaningful level of performance that would be required to achieve these goals. We are not disclosing the fiscal 2026 non-GAAP operating margin goals at this time due to potential competitive harm. Consistent with our practice, the performance levels and achieved results will be fully disclosed upon completion of the applicable performance period.
Fiscal 2025 Non-GAAP Operating Margin Performance
PRSUs Granted in Fiscal 2025. The table below shows the annual vesting achievement percentages for the fiscal 2025 tranche of the Fiscal 2025 OM PRSUs, based on fiscal 2025 non-GAAP operating margin performance. At the end of the three-year performance period, the average of the annual vesting achievement percentages for each fiscal year will be used to determine the final payout percentage for the Operating Margin PRSUs.

Salesforce, Inc.	57	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Fiscal 2025 OM PRSUs (Granted in March 2024)
Performance Level	Fiscal 2025 Non-GAAP Operating Margin(1) Goals	Actual Fiscal 2025 Performance
	(Set in March 2024)
Threshold	≥ 27.6%	33.0%
Target	≥ 32.5%
Maximum	≥ 37.4%
Vesting Achievement Percentage(2)	110%
1.Non-GAAP operating margin for each fiscal year means the proportion of non-GAAP income from operations for the applicable fiscal year as a percentage of GAAP revenue for the applicable fiscal year, rounded to the nearest 1/10th percent. GAAP revenues for the applicable fiscal year are defined as GAAP revenues for the applicable fiscal year as reported by the Company in its financial statements on Form 10-K filed with the SEC. Non-GAAP income from operations for the applicable fiscal year is defined as GAAP income from operations for the applicable fiscal year as reported by the Company in its financial statements on Form 10-K filed with the SEC, excluding the impact of stock-based compensation expense (excluding stock-based compensation expense associated with a formal restructuring plan(s)), amortization of acquisition-related intangibles, and charges related to a formal restructuring plan(s) for the applicable fiscal year as reported by the Company in its financial statements on its Annual Report on Form 10-K filed with the SEC. See also Appendix A for a reconciliation of GAAP to non-GAAP financial metrics.
2.The average of the annual vesting achievement percentages for each fiscal year in the three-year performance period will be used to determine the final payout percentage for the OM PRSUs.
PRSUs Granted in Fiscal 2024. The table below shows the annual vesting achievement percentages for the fiscal 2024 and fiscal 2025 tranches of the Fiscal 2024 OM PRSUs, based on our fiscal 2024 and fiscal 2025 non-GAAP operating margin performance. At the end of the three-year performance period, the average of the annual vesting achievement percentages for each fiscal year will be used to determine the final payout percentage for the Fiscal 2024 OM PRSUs. Any earned PRSUs will vest on April 22, 2026 or March 22, 2027 (for the PRSUs granted in January 2024), subject to the NEO’s continuous employment through the applicable vesting date.

Fiscal 2024 OM PRSUs (Granted in April 2023 and January 2024)
Performance Level	Fiscal 2024 Non-GAAP Operating Margin(1) Goals	Actual Fiscal 2024 Performance(2)	Fiscal 2025 Non-GAAP Operating Margin(1) Goals	Actual Fiscal 2025 Performance
			(Set in March 2024)
Threshold	≥ 23.0%	30.5%	≥ 27.3%	33.0%
Target	≥ 27.0%		≥ 32.1%
Maximum	≥ 31.1%		≥ 36.9%
Vesting Achievement Percentage(3)	185%		119%
1.See note (1) to the table above for the Fiscal 2025 OM PRSUs.
2.As previously disclosed in our 2024 Proxy Statement.
3.See note (2) to the table above for the Fiscal 2025 OM PRSUs.

Salesforce, Inc.	58	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Restricted Stock Units (RSUs)
We also grant RSUs to our NEOs other than our CEO. RSUs align the interests of our NEOs with those of our stockholders and help manage the dilutive effect of our equity compensation program. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility and require us to grant fewer shares of common stock than stock options of equivalent grant date fair value. Our RSUs typically vest over a four-year period, and we believe that, like stock options, they help incentivize our NEOs to build value that can be sustained over time. Beginning in March 2024, RSU awards granted under our 2013 Equity Incentive Plan and 2014 Inducement Plan have dividend equivalent rights. The dividend equivalents will be paid in cash if and to the extent that the time-based vesting conditions have been met for the underlying RSUs.
Stock Options
We have historically granted stock options to certain Executive Officers to align their interests with those of our stockholders. In fiscal 2025, the Compensation Committee granted stock options to Mr. Benioff, rather than RSUs, to maximize the alignment of his pay with performance. Mr. Millham also received stock options in fiscal 2025 per the terms of his retention agreement, as described in “—Pre-existing Retention Agreement with Mr. Millham” below. Because stock options generate value only to the extent the market price of our common stock increases during the period the option is outstanding, the Compensation Committee believes they are inherently performance-based and provide a strong incentive to build stockholder value over time.
Vesting of Prior Performance Awards with Performance Periods Ending in Fiscal 2025
PRSUs granted to our NEOs in fiscal 2022 were eligible to vest based on our TSR relative to the PRSU Index Group for the three-year performance period beginning on March 22, 2021, with any earned PRSUs vesting in April 2024. Our TSR for the three-year performance period ending March 22, 2024 was at the 54th percentile of the PRSU Index Group. As a result, 80% of the target PRSUs granted to our fiscal 2025 NEOs vested on April 15, 2024.

NEO	Target PRSU Shares Granted in Fiscal 2022 (#)	Earned PRSU Shares Vested in Fiscal 2025 (#)	Award Value on Vesting Date(1) ($)

Marc Benioff	65,694	52,555	14,342,260
Amy Weaver	14,599	11,679	3,187,199
Parker Harris	14,599	11,679	3,187,199
Srinivas Tallapragada	14,599	11,679	3,187,199
1.Based on our closing stock price of $272.90 on April 15, 2024.
Fiscal 2025 Long-Term Equity Award Decisions
As discussed above, when making annual compensation decisions, the Compensation Committee (1) reviews Company performance over the prior year; (2) assesses individual performance for each NEO, as well as the NEO’s role and responsibilities; and (3) reviews a comprehensive analysis of our executive compensation program using comparative market and peer group data to evaluate the long-term incentives and target total direct compensation of our NEOs. After considering these factors, in March 2024, the Compensation Committee approved fiscal 2025 long-term equity awards for our NEOs. The table below shows the intended target values of these awards.

Salesforce, Inc.	59	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

	Intended Target Values(1)
NEO	Fiscal 2025 PRSUs ($)	Fiscal 2025 Stock Options ($)	Fiscal 2025 RSUs ($)	Total Target Value ($)

Marc Benioff	26,100,000	17,400,000	—	43,500,000
Amy Weaver	7,500,000	—	7,500,000	15,000,000
Parker Harris	6,250,000	—	6,250,000	12,500,000
Srinivas Tallapragada	7,500,000	—	7,500,000	15,000,000
Brian Millham	6,000,000	6,000,000	6,000,000	18,000,000
1.The values are the intended total target values of fiscal 2025 annual long-term equity awards and differ from the values reflected in the Fiscal 2025 Summary Compensation Table, which are reported in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), as described in the footnotes to the Fiscal 2025 Summary Compensation Table below.
Fiscal 2025 Equity Awards for Mr. Benioff. In determining the value of Mr. Benioff’s fiscal 2025 equity awards, the Compensation Committee considered the factors above, including the Company’s strong performance in fiscal 2024, a market competitive review of peer company and other data, and Mr. Benioff’s performance. In light of the Company’s successful transformation actions to date, strong financial performance under Mr. Benioff’s leadership as sole CEO, and the critical strategic vision he brings to lead the Company through its next evolution with AI and Data Cloud, the Compensation Committee approved a long-term target incentive opportunity for Mr. Benioff that it targeted to be market-competitive for experienced talent based on peer group benchmarks. In determining the value of this award, the Compensation Committee considered Mr. Benioff’s proven track record of stockholder value creation since the Company’s inception, our current transformation priorities, and the need to incentivize significant outperformance at this stage in our evolution. The Compensation Committee believes that the size and structure of the fiscal 2025 equity awards appropriately align Mr. Benioff’s long-term compensation opportunity with the Company’s financial performance and, as with Mr. Benioff’s overall compensation arrangements, are in the best interests of the Company and its stockholders.
Fiscal 2025 Equity Awards for Other NEOs. After considering the factors discussed above, including the Company’s strong performance in fiscal 2024 and a market competitive review of peer company and other data, as well as rapidly intensifying competition for high caliber executive talent with demonstrated accomplishments in bringing AI technologies to the market, the Compensation Committee increased the target values of the fiscal 2025 long-term equity awards for our other NEOs. These adjustments resulted in higher target values compared to fiscal 2024, when the Compensation Committee made across-the-board reductions to the fiscal 2024 long-term equity awards for NEOs then in service (other than as contractually required) based on Company performance at the time.
As in fiscal 2024, Mr. Millham’s fiscal 2025 compensation was governed by his pre-existing retention agreement, which requires that he be granted stock options and RSUs with a total target value of $12 million. See “—Pre-existing Retention Agreement with Mr. Millham” below for additional information. After evaluating Mr. Millham’s performance over fiscal 2024, including his pivotal role in overseeing Salesforce’s global transformation efforts as President and Chief Operating Officer, the Compensation Committee approved a fiscal 2025 long-term equity award with an intended total target value of $18 million. The Compensation Committee believed it was important to grant Mr. Millham PRSUs to align his compensation and incentives to other NEOs, and therefore split the target value of his fiscal 2025 award evenly between PRSUs, stock options, and RSUs. Mr. Millham will forfeit these PRSUs when he transitions to a non-employee advisor role in May 2025.

Salesforce, Inc.	60	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Pre-existing Retention Agreement with Mr. Millham
In February 2021, prior to becoming an Executive Officer, Mr. Millham received an exceptionally strong offer for a high-profile leadership position at a high growth company. The CEO and other members of management then met with the Compensation Committee and discussed, among other things, Mr. Millham’s extraordinary contributions to the Company throughout his over twenty-year tenure at the time, his deep relationships with key customers, his leadership of the Company’s distribution organization, the potential for him to take on additional responsibilities as part of broader leadership team succession planning, and the potential adverse impacts to the Company if he were to depart. The Compensation Committee agreed that it was in the best interests of stockholders and the Company to retain Mr. Millham. Accordingly, the CEO and other members of management negotiated a competitive retention package with Mr. Millham (the “Millham Agreement”), subject to the Compensation Committee’s approval. The Compensation Committee then reviewed relevant market data comparisons, received input from its independent advisor, and considered the factors outlined above and approved the Millham Agreement.
Per the terms of the Millham Agreement, Mr. Millham’s annual equity grants are required to have a value of no less than $12 million per year, split evenly between options and RSUs. Annual equity awards in excess of that amount may be granted in the form of PRSUs. The Millham Agreement provides for a one-time retention bonus payable in four equal annual installments of $2.5 million each through 2025, subject to Mr. Millham’s continued employment through each applicable payment date. Mr. Millham received the first, second, and third payments of the retention bonus in September 2022, 2023, and 2024, respectively. In connection with his retirement from the Company and transition to a non-employee advisor role in May 2025, Mr. Millham will forfeit his right to receive the final installment of the retention bonus otherwise due to be paid in September 2025. As previously disclosed and included in the applicable compensation tables below, Mr. Millham was granted a retention equity award in February 2021 consisting of an option that vests over four years, subject to Mr. Millham’s continued service through each applicable vesting date. Mr. Millham also is entitled to payments and benefits upon certain qualifying terminations of employment in accordance with the terms of the Millham Agreement, as described below under “—Employment Contracts and Certain Transactions—Millham Agreement.”
Under the terms of this agreement, when Mr. Millham transitions to a non-employee advisor role in May 2025, he will not receive any compensation for his services as a non-employee advisor other than continued vesting of outstanding and unvested stock option and RSU awards, as described below under “—Employment Contracts and Certain Transactions—Millham Agreement.”
Other Benefits and Programs
Mr. Benioff’s Security Program and Aircraft Use
Security Program and Outside Security Study. We began providing a security program for Mr. Benioff in fiscal 2012 and continued to do so in fiscal 2025. The program includes security measures in addition to those provided while at work or on business travel. Because of the high visibility of our Company, the security program authorized by the Compensation Committee is intended to address safety concerns due to specific threats to Mr. Benioff’s safety arising directly as a result of his position as our co-founder, CEO and Chairman. The Compensation Committee believes that costs associated with this security program have been and continue to be reasonable and for the Company’s benefit, and that they are a necessary and appropriate business expense. Because certain components of Mr. Benioff’s security program may be viewed as conveying a personal benefit to him, we have included those costs in amounts reported in the “All Other Compensation” column of the Summary Compensation Table.
In fiscal 2024 and 2025, the Company sought specific feedback from our top institutional investors on this topic, as it has done in the past. Overall, our stockholders agreed that a comprehensive personal security program for Mr. Benioff is an appropriate component of his overall executive compensation program, and that any such program should align with the executive’s security profile.

Salesforce, Inc.	61	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
The Company periodically assesses the security risk profiles of its senior executives, the external security environment, and appropriate executive protection measures. In connection with this ongoing assessment, in fiscal 2024, the Compensation Committee directed the Company to engage an outside firm with security expertise to conduct a study of Mr. Benioff’s security profile and program, as well as that of certain other NEOs (the “Outside Security Study”). The Outside Security Study identified that Mr. Benioff faces credible threats as a result of the high-profile nature of being our co-founder, CEO and Chairman, and concluded that the comprehensive security measures in place for him are essential and commensurate with his risk profile and the evolving threat landscape.
Factors contributing to the security risk profile include the size, location and activities of the company, the prominence of the company or the executive, overall public visibility and accessibility of the executive, and whether the company or executive is associated with controversial topics. Taking into consideration these factors, trends in the overall security climate, and the conclusions of the Outside Security Study, the Compensation Committee determined that a comprehensive personal security program for Mr. Benioff continues to be the right approach for his safety and for the Company and its stockholders.
The total costs associated with Mr. Benioff’s security program include security measures to protect Mr. Benioff on a 24-hour basis. Historically, the Company paid various costs relating to surveillance, monitoring, and security services including at Mr. Benioff’s residences, and Mr. Benioff covered certain expenses relating to security personnel and installation and maintenance of security equipment. The Compensation Committee determined that the personal security costs previously paid by Mr. Benioff are appropriate to be borne by the Company, beginning with fiscal 2024, consistent with the findings of the Outside Security Study. However, any costs that exceed the aggregate cap on security and aircraft benefits described below would be borne by Mr. Benioff. The Compensation Committee reviews these costs periodically throughout the year to assess whether they are reasonable.
Aircraft Use. Travel on private aircraft provides significant benefits in terms of safety, security, efficiency, privacy, confidentiality, flexibility, and productivity, and is a component of the overall security program recommended for Mr. Benioff in the Outside Security Study. The Compensation Committee believes Mr. Benioff’s use of private aircraft is appropriate, including for travel between Mr. Benioff’s permanent residence and Company headquarters or other business destinations. The Compensation Committee considers this travel to be business-related and the associated costs to be appropriate business expenses directly related to Mr. Benioff’s duties as CEO of a global public company. However, because certain portions of this travel may be deemed to be in the nature of commuting, and therefore reportable as a perquisite under SEC rules, we have reported the aggregate incremental cost to the Company related to such travel in the “All Other Compensation” column of the Summary Compensation Table.
Cap on Security and Aircraft Benefits. The Compensation Committee continues to believe that a comprehensive personal security program for our CEO, including travel on private aircraft, is the right approach for his safety and security, especially in light of the evolving personal security and threat landscape. As discussed above, after listening to our stockholders’ perspectives and in an effort to balance the need for a comprehensive security program for our CEO with our goal of maintaining expenses that are reasonable and predictable for stockholders, the Compensation Committee implemented an aggregate annual cap on CEO security and aircraft perquisites of $4.6 million for fiscal 2025 and fiscal 2026, which keeps these expenses at a level consistent with fiscal 2024. Mr. Benioff is required to cover any costs of security and aircraft expenses above this amount.

Salesforce, Inc.	62	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Additional Benefits and Programs
Like other employees, our Executive Officers, including our NEOs, are eligible to participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan, and a 401(k) plan. We generally do not provide our Executive Officers, including our NEOs, with additional retirement benefits or pensions, and except as described above, we offer limited executive benefit programs to our Executive Officers.
The executive benefit programs we offer consist of financial counseling benefits and reimbursement of fees for home security arrangements, including periodic monitoring services. During fiscal 2025, the Company covered the costs of limited home security monitoring costs for Ms. Weaver. We believe the limited security benefits provided to Ms. Weaver are appropriate given her security profile and the findings of the Outside Security Study.
On occasion, for security, efficiency, and logistical reasons, we may provide NEOs, including our CEO, with limited personal use of corporate aircraft or they may travel on corporate aircraft for business purposes between a personal residence and business destinations. From time to time, guests may accompany an NEO on corporate aircraft used for business purposes, typically at no aggregate incremental cost to the Company. To the extent there is an aggregate incremental cost associated with such use that is required to be reported in the Summary Compensation Table, it will be reflected in the “All Other Compensation” column of the Summary Compensation Table for the applicable fiscal year. NEOs generally are subject to imputed income at the applicable Standard Industrial Fare Level (SIFL) rates for this use, and the Company does not provide tax gross-ups for this imputed income.
We occasionally provide certain other benefits on an ad hoc basis, as noted for our NEOs in our Summary Compensation Table, if we believe that doing so is appropriate, reasonable, and serves the interests of the Company.

Salesforce, Inc.	63	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Summary Information on Fiscal 2026 NEO Compensation Decisions
Changes to Our Fiscal 2026 Incentive Program
As part of our ongoing commitment to drive performance and align executive compensation with strategic priorities and stockholder interests, the Compensation Committee made significant changes to our fiscal 2026 incentive program, as outlined below. These changes were made in consultation with the Compensation Committee’s independent compensation consultant taking into account stockholder feedback. Our Proxy Statement for the 2026 Annual Meeting will provide additional detail on the fiscal 2026 incentive program for our NEOs.
Following its March 2025 annual compensation review, the Compensation Committee implemented key changes to the fiscal 2026 long-term equity incentive program to strengthen the program’s performance orientation, particularly in support of our Agentforce and Data Cloud strategy. These enhancements include:
•Introduced performance options for all NEOs, earned based on attainment against a one-year Agentforce and Data Cloud performance metric designed to directly link payouts to rapid adoption of the AI technologies that form the foundation of our future strategy, with any earned options subject to service-based vesting over four years;
•Fiscal 2026 PRSUs (1) incorporate a new operating metric that measures both subscription and support revenue growth and non-GAAP operating margin (instead of just non-GAAP operating margin), further emphasizing our focus on profitable growth, and (2) maintain our three-year relative TSR metric;
•100% of the CEO’s fiscal 2026 long-term equity award will be earned based on performance measured against financial metrics or relative TSR performance, with the target award delivered 67% in PRSUs and 33% in performance options; and
•Other NEOs’ long-term equity award mix now includes performance options, while maintaining a 50% performance-based weighting (33% PRSUs and 17% performance options).
We also redesigned our fiscal 2026 annual performance bonus program to more directly link payouts to profitable growth and strategic execution. Under the new design, payouts are based on two equally weighted financial metrics—subscription and support revenue and non-GAAP operating income—adjusted by a strategic multiplier based on an assessment against strategic objectives aligned to our strategy and priorities for a given fiscal year. To further drive outperformance and alignment with stockholder interests, as well as the competitiveness of our compensation program, attainment against financial and strategic objectives results will be capped at 150% of target funding, an increase from our prior cap of 100%, and within our peer group and market benchmarks.
Fiscal 2026 Compensation Decisions
In March 2025, as part of its regular annual compensation review, the Compensation Committee, based on input and data provided by its independent compensation consultant, evaluated market and peer data, overall compensation levels, internal compensation alignment, and Company and individual performance over fiscal 2025. Following its review, the Compensation Committee made the following decisions for fiscal 2026 compensation for our current NEOs other than Ms. Weaver and Mr. Millham, who announced their retirement from the Company in August 2024 and February 2025, respectively. Our Proxy Statement for the 2026 Annual Meeting will provide additional detail on fiscal 2026 NEO compensation.

Salesforce, Inc.	64	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Fiscal 2026 Base Salaries and Target Bonus Opportunities
Fiscal 2026 base salaries and target bonus opportunities, expressed as a percentage of base salary, for our current NEOs are set forth below. The Compensation Committee did not increase base salaries or target bonus opportunities for our current NEOs other than for Mr. Tallapragada, due to his expanded scope and responsibilities as President and Chief Engineering and Customer Success Officer with oversight of engineering, customer success, technical support, and professional services. The table below also includes the fiscal 2026 base salary and target bonus opportunity for Ms. Washington, who assumed the role of President and Chief Operating & Financial Officer in March 2025.

NEO	Fiscal 2026 Base Salary ($)	Change in Base Salary from Fiscal 2025	Fiscal 2026 Target Cash Bonus Opportunity (as % of Base Salary)	Change in Target Cash Bonus Percentage from Fiscal 2025

Marc Benioff	1,550,000	No change	225%	No change
Parker Harris	1,000,000	No change	125%	No change
Srinivas Tallapragada	1,100,000	10.0%	175%	16.7%
Robin Washington*	1,100,000	N/A	175%	N/A
*Ms. Washington was appointed President and Chief Operating and Financial Officer effective March 21, 2025 and was not a fiscal 2025 NEO.
Fiscal 2026 Long-Term Equity Incentive Awards
As part of its March 2025 annual compensation review, the Compensation Committee approved fiscal 2026 long-term equity incentive awards for our current NEOs after evaluating market and peer data and the factors described above. The total target intended value of Mr. Benioff’s award was $36 million, approximately 17% lower than his fiscal 2025 award. The Compensation Committee believes this amount represents a market competitive compensation level based on the Company’s refreshed peer group comparable data. The Compensation Committee approved an increase to Mr. Tallapragada’s fiscal 2026 award after considering his expanded scope and responsibilities as President and Chief Engineering and Customer Success Officer and reviewing relevant market and peer data. The fiscal 2026 award for Mr. Harris is consistent with fiscal 2025 levels. The table below also includes the total target intended value of the long-term equity award for Ms. Washington, which was granted in accordance with her February 5, 2025 offer letter.
Target Value of Fiscal 2026 Long-Term Equity Incentive Awards(1)(2)

NEO	Fiscal 2026 PRSUs ($)	Fiscal 2026 Performance Stock Options ($)	Fiscal 2026 RSUs ($)	Total Fiscal 2026 Intended Target Equity Value ($)

Marc Benioff	24,000,000	12,000,000	—	36,000,000
Parker Harris	4,166,667	2,083,333	6,250,000	12,500,000
Srinivas Tallapragada	6,000,000	3,000,000	9,000,000	18,000,000
Robin Washington*	6,000,000	3,000,000	9,000,000	18,000,000
*Ms. Washington was appointed President and Chief Operating and Financial Officer effective March 21, 2025 and was not a fiscal 2025 NEO.
1.Values are the intended target values of fiscal 2026 annual equity awards and, in accordance with FASB ASC Topic 718, may differ from the values reported in the Summary Compensation Table for fiscal 2026 or the values actually realized. These awards were granted on March 22, 2025. Performance stock options were granted with a per share exercise price of $280.62.
2.Mr. Millham was granted an equity award on March 22, 2025 with a total intended target value of $12 million, split evenly between RSUs and stock options, as contractually required under his retention agreement (described above under “—Pre-existing Retention Agreement with Mr. Millham”). Stock options were granted with a per share exercise price of $280.62.

Salesforce, Inc.	65	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Other Compensation Policies
Stock Ownership Guidelines
To further align executive interests with stockholder value and strengthen corporate governance, we amended our stock ownership guidelines for Executive Officers and non-employee directors in March 2025. The revised guidelines establish a minimum stock ownership requirement of ten times annual salary for the CEO, and three times annual salary for other Executive Officers. This ownership threshold must be achieved by the later of March 27, 2030 and the five-year anniversary of an Executive Officer’s appointment and sustained throughout his or her tenure as an Executive Officer. For purposes of these requirements, unexercised stock options, whether vested or unvested, and other unvested or unearned equity awards are excluded. Current Executive Officers have a five-year period from March 2025 to meet the new, more rigorous standards. If an Executive Officer does not meet the specified ownership requirements within the designated timeframe, he or she will be required to hold 100% of the net after-tax shares received upon vesting of equity awards or exercise of vested options.

Stock Ownership Value Requirements: # of Shares Equal to Multiple of Base Salary
POSITION	Previous Guidelines	Revised Guidelines

CEO	Lesser of 4x Base Salary and 112,000 shares	10x Base Salary
Other Executive Officers	1.5x Base Salary	3x Base Salary
All NEOs are in compliance with the more rigorous standards under the amended stock ownership guidelines, either through current share holdings or defined compliance periods.
The stock ownership guidelines for our Executive Officers and non-employee directors are set forth in our Corporate Governance Guidelines. Information on our revised stock ownership guidelines for our non-employee directors is described in “Corporate Governance—Director Stock Ownership Requirement” above.
Executive Officer Incentive Compensation Recovery “Clawback” Policy
The Company adopted the Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”) in 2023 in accordance with SEC rules and NYSE listing standards. The Clawback Policy mandates the recovery of certain erroneously paid performance-based incentive compensation that may be received by our Executive Officers on or after October 2, 2023, if we have a qualifying financial restatement during the three completed fiscal years immediately preceding the fiscal year in which a financial restatement determination is made, subject to limited exceptions. Recovery is required regardless of whether the Executive Officer was involved in the preparation of the relevant financial statements.
Insider Trading Policy and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other transactions in Company securities by the Company’s directors, officers, and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on March 5, 2025.
Prohibition on Hedging and Pledging Transactions
Our insider trading policy prohibits employees (including our Executive Officers) and directors from, among other things, engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock (other than stock options and other awards granted pursuant to the Company’s equity plans). Executive Officers and directors are not permitted to pledge our securities.

Salesforce, Inc.	66	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Equity Award Grant Practices and Grant Timing
The majority of our equity awards are granted on an annual basis, typically in March, although this practice has varied in the past for administrative reasons, and may vary in the future. New hire and ad hoc awards are generally granted monthly throughout the fiscal year, based on business needs, with these grants typically made on the 22nd day of the month, although this practice has varied in the past and may vary in the future. In addition, eligible employees (other than our Executive Officers) may voluntarily enroll in our Employee Stock Purchase Plan and receive an option to purchase shares of Company common stock at a discount using payroll deductions accumulated over the applicable purchase periods. The Company does not have a practice or policy of granting equity awards in anticipation of the release of material non-public information, and the Company does not time the release of material non-public information in coordination with grants of equity awards to affect the value of our executive’s compensation.
In line with our policies, during fiscal 2025, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards and did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal 2025, we did not grant option awards during the period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information.
Executive Officer Cash Severance Limitation Policy
In March 2024, our Compensation Committee adopted the Executive Officer Cash Severance Limitation Policy, which restricts the Company from entering into any new employment agreement or severance agreement with any Executive Officer—or establishing any new severance plan or policy covering any Executive Officer—that provides for cash severance benefits exceeding 2.99 times the sum of the Executive Officer’s base salary plus target annual bonus opportunity, without stockholder ratification of such agreement, plan, or policy.
Post-Employment Compensation
We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our NEOs to the detriment of our business. The Compensation Committee and the Board believe that the prospect of such a change of control transaction would likely result in our NEOs facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might affect them.
To allow our NEOs to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, we have entered into Change of Control and Retention Agreements with each of our Executive Officers, including our NEOs, that provide them with certain payments and benefits if their employment is terminated within the three-month period prior to, or the 18-month period following, a change of control of the Company (referred to as the “change of control period”). Severance payments and benefits under these agreements are conditioned on an Executive Officer’s effective release of claims against the Company. The Compensation Committee and the Board believe that these “double-trigger” agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our NEOs’ focus on building stockholder value.
Upon a qualifying termination of employment during the change of control period, these agreements provide each of our current NEOs with a payment equal to 150% (or 200% for Mr. Benioff) of his or her annual base salary and target cash bonus, Company-paid premiums for health care continuation coverage for a period of up to 18 months (or 24 months for Mr. Benioff) following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards, with the number of PRSUs that vest determined as set forth under “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” below.
In establishing these terms and conditions, the Compensation Committee and the other independent directors considered competitive market data and governance best practices information provided by the compensation consultant. They also evaluated the cost of these arrangements and the potential payout levels to each affected NEO under various scenarios. In approving these agreements, they determined that the cost to us and our stockholders was reasonable and not excessive, in light of the benefits to the Company and its stockholders. The Compensation

Salesforce, Inc.	67	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Committee and the Board believe that these agreements will help to maintain the continued focus and dedication of our NEOs to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.
For a summary of the material terms and conditions of agreements in effect during fiscal 2025, see “—Employment Contracts and Certain Transactions” below.

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to any person who has served as chief executive officer, chief financial officer, and each of the three next most highly compensated executive officers of a public company. As a result, we expect that compensation awarded to our NEOs will not be deductible by the Company to the extent it exceeds the $1 million threshold.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 in connection with the financial reporting of our stock options and other stock-based awards. FASB ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period in which an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSUs, and PRSUs. As part of this consideration, the Compensation Committee considers the overall program cost, which includes the associated compensation expense for financial reporting purposes.

Salesforce, Inc.	68	2025 Proxy Statement

Compensation Risk Assessment
As part of its risk oversight efforts, the Compensation Committee evaluates our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company and has concluded that they do not. In making that determination, the Compensation Committee considered the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, clawbacks, and the nature and mix of performance-based and variable compensation. For our equity incentive programs, the Compensation Committee considers the vesting terms and payout levels and, for Executive Officers, stock ownership requirements. Additional controls such as our Executive Officer Incentive Compensation Recovery Policy, our Code of Conduct and related training, and periodic sub-certification requirements for our Executive Officers, help mitigate the risks of unethical behavior and inappropriate risk-taking. The Compensation Committee reviewed the results of its evaluation with management and the Compensation Committee’s independent compensation consultant and has concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business, strategy, and objectives, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Salesforce, Inc.	69	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Summary Compensation Table
The following table sets forth, for fiscal 2025 and the two prior fiscal years, the compensation reportable for our NEOs, as determined under SEC rules.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)

Marc Benioff Chair of the Board and CEO	2025	1,550,000	2,500(5)	28,028,587	17,400,069	3,487,500	4,606,000	55,074,656
	2024	1,550,000	2,500	16,338,290	14,000,033	3,100,000	4,651,350	39,642,173
	2023	1,550,000	3,750	14,760,156	9,840,007	2,170,000	1,544,980	29,868,893
Amy Weaver Former President and CFO	2025	1,050,000	—	15,640,564	—	1,575,000	16,888	18,282,452
	2024	1,000,000	—	10,269,502	—	1,000,000	6,072	12,275,574
	2023	1,000,000	—	7,000,150	7,000,007	700,000	7,317	15,707,474
Parker Harris Co-Founder and Chief Technology Officer, Slack	2025	1,000,000	—	13,227,812	—	1,250,000	—	15,477,812
	2024	1,000,000	—	10,269,502	—	1,000,000	—	12,269,502
	2023	1,000,000	—	7,000,150	7,000,007	700,000	—	15,700,157
Srinivas Tallapragada President and Chief Engineering and Customer Success Officer	2025	1,000,000	—	15,640,564	—	1,500,000	12,428	18,152,992
	2024	1,000,000	—	10,269,502	—	1,000,000	5,000	12,274,502
	2023	1,000,000	—	7,000,150	7,000,007	700,000	5,000	15,707,157
Brian Millham Former President and COO	2025	1,100,000	2,500,000(6)	11,583,216	6,000,056	1,925,000	284,374	23,392,646
	2024	900,000	2,500,000	6,000,051	6,000,030	900,000	121,392	16,421,473
	2023	900,000	2,500,000	5,957,788	6,557,060	630,000	36,840	16,581,688
1.Represents the aggregate grant date fair value of RSUs and PRSUs. The grant date fair value is determined for financial statement reporting purposes in accordance with FASB ASC Topic 718, and the amounts shown may not reflect the actual value realized by the recipient. PRSU and RSU values are included in this column to the extent the awards have a grant date under FASB ASC Topic 718 in fiscal 2025. The grant date fair value for the TSR component of PRSUs (“Relative TSR PRSUs”) reflected in the table above is calculated by multiplying the target number of shares subject to the Relative TSR PRSUs by the estimated fair value using a Monte Carlo valuation method pursuant to FASB ASC Topic 718, as described in footnote 2 below. The grant date fair value for the non-GAAP operating margin component of the PRSUs (the “OM PRSUs”) reflected in the table above is calculated by multiplying the target number of shares subject to the OM PRSUs by the closing price of one share of our common stock on the grant date. The grant date fair value for the OM PRSUs reported in the table above, assuming maximum performance will be achieved, is $23,539,993 for Mr. Benioff, $6,936,616 for Ms. Weaver, $6,167,807 for Mr. Harris, $6,936,616 for Mr. Tallapragada, and $3,690,162 for Mr. Millham. The grant date fair value for RSUs is calculated by multiplying the number of shares subject to the award by the closing price of one share of our common stock on the grant date. For additional information on the OM PRSU values included in this column, see footnote 3 to the fiscal 2025 “Grants of Plan-Based Awards Table” below. The grant date fair value for the remaining portion, if any, of these OM PRSUs will be reported in the Summary Compensation Table in the fiscal year(s) in which the performance goals are approved.

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2.The Monte Carlo valuation method simulates a range of possible future stock prices for Salesforce and each company in the PRSU Index Group over the relevant three-year performance periods using certain factual data and an assumed risk-free interest rate. For the Relative TSR PRSUs granted in fiscal 2025 (a) the expected term was based on the simulation period of 2.86 years, (b) the expected volatility of 33.19%, was based on the Company’s historical stock price volatility over the period equal to 2.86 years prior to the date of grant, and implied volatility on call options for the Company and the PRSU Index Group, consistent with the methodology addressed in FASB ASC Topic 718-10-55-37, and (c) the expected dividend rate for Salesforce’s stock was based on a dividend yield of 0.52%. In addition to the foregoing, the risk-free rate of interest was 4.34%, derived from prevailing interest rates on zero-coupon U.S. Treasury Bills for corresponding maturities. Based on this methodology, the valuation of the Relative TSR PRSUs was $415.64 for the fiscal 2025 PRSUs.
3.Amounts reported do not reflect compensation actually received by the NEO. Instead, the amounts reported are the grant date fair value of stock options granted to NEOs pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2025 filed with the SEC on March 5, 2025.
4.Details about the amounts in the “All Other Compensation” column for fiscal 2025 are set forth in the table below.

Named Executive Officer	401(k) Contribution(A) ($)	Other Benefits(B) ($)	Tax Gross-Ups(C) ($)	Aircraft Usage(D) ($)	Personal Security(E) ($)	Total ($)
Marc Benioff	6,000	—	—	547,841	4,052,159	4,606,000
Amy Weaver	5,250	3,218	6,154	—	2,266	16,888
Parker Harris	—	—	—	—	—	—
Srinivas Tallapragada	5,000	3,503	3,925	—	—	12,428
Brian Millham	6,000	124,252	145,143	8,979	—	284,374
A.Includes Company matching and employer contributions under the Company 401(k) plan, which were made on the same basis as for other employees in the 401(k) plan.
B.Represents costs related to attendance, including attendance by family members in Mr. Millham’s and Ms. Weaver’s case, at certain motivational Company sales team and Company leadership events (collectively, “Company Leadership Events”).
C.For Ms. Weaver, represents a tax gross-up associated with costs paid by the Company for security benefits ($2,543) and to attend Company Leadership Events ($3,611). For Mr. Tallapragada and Mr. Millham, amounts represent a tax gross-up associated with costs to attend Company Leadership Events.
D.For Mr. Benioff, represents the aggregate incremental cost to the Company attributable to Mr. Benioff’s work-related travel on private aircraft primarily between the location of his permanent residence and the Company’s headquarters in San Francisco, California, or other business destinations. The Company considers this travel to be business-related travel and the associated costs to be appropriate business expenses; however, certain portions of this travel may be deemed to be in the nature of commuting, and therefore compensatory and reportable as a perquisite under SEC rules. Accordingly, for purposes of determining the value reported as “All Other Compensation,” we calculated the aggregate incremental cost of flight time that, on a net basis, is attributable to work-related travel to or from the residential location and include: (1) for travel on Mr. Benioff’s aircraft, the amount reimbursed to Mr. Benioff under the Time Sharing Agreement that is described under “—Employment Contracts and Certain Transactions—Related Party and Other Transactions” below (excluding reimbursed amounts attributable to other business use of the aircraft as described under “Related Party and Other Transactions”), and (2) for travel on corporate aircraft, hourly flight charges, fuel costs and surcharges, and other trip-associated costs such as landing fees and other miscellaneous costs. For Mr. Millham, represents the aggregate incremental cost to the Company attributable to work-related travel to or from a residential location on corporate aircraft. For purposes of determining the aggregate incremental cost, we calculated the net aggregate incremental cost of flight time attributable to work-related travel in the same manner as described under clause (2) of the preceding sentence. Occasionally, guests of NEOs may accompany them or other Salesforce employees, at no incremental cost to the Company, on corporate aircraft used for business purposes.
E.For Mr. Benioff, this amount represents an allocation of costs paid by the Company for security arrangements provided for Mr. Benioff that are in addition to security arrangements provided while at work or on business travel. For fiscal 2025, this amount reflects certain ongoing security expenses allocable to the Company which, prior to fiscal 2024, were not invoiced to the Company. We believe that costs associated with this security program are reasonable and for the Company’s benefit, and that they are a necessary and appropriate business expense. For Ms. Weaver, this amount represents costs paid by the Company for personal security benefits.
5.Represents the value of a patent bonus awarded to Mr. Benioff.
6.Represents an installment of a retention bonus paid to Mr. Millham pursuant to his pre-existing retention agreement described in the Compensation Discussion and Analysis above.

Salesforce, Inc.	71	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Grants of Plan-Based Awards Table
The following table provides information on all plan-based awards granted to the NEOs during fiscal 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards(5) ($)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date	Approval Date(1)	Threshold (#)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marc Benioff	N/A	N/A	—	3,487,500	4,359,375	—	—	—	—	—	—	—
	03/20/24(7)	04/08/23	—	—	—	1,553	6,212	12,424	—	—	—	1,901,369
	03/20/24(7)	01/29/24	—	—	—	1,505	6,020	12,040	—	—	—	1,842,602
	03/22/24(8)	03/20/24	—	—	—	—	—	—	—	169,478	307.77	17,400,069
	03/22/24(7)	03/20/24	—	—	—	6,519	26,078	52,156	—	—	—	8,026,026
	03/22/24(9)	03/20/24	—	—	—	9,779	39,117	78,234	—	—	—	16,258,590
Amy Weaver	N/A	N/A	—	1,575,000	1,968,750	—	—	—	—	—	—	—
	03/20/24(7)	04/08/23	—	—	—	949	3,796	7,592	—	—	—	1,161,880
	03/22/24(7)	03/20/24	—	—	—	1,873	7,494	14,988	—	—	—	2,306,428
	03/22/24(9)	03/20/24	—	—	—	2,810	11,241	22,482	—	—	—	4,672,209
	03/22/24(10)	03/20/24	—	—	—	—	—	—	24,369	—	—	7,500,047
Parker Harris	N/A	N/A	—	1,250,000	1,562,500	—	—	—	—	—	—	—
	03/20/24(7)	04/08/23	—	—	—	949	3,796	7,592	—	—	—	1,161,880
	03/22/24(7)	03/20/24	—	—	—	1,561	6,245	12,490	—	—	—	1,922,024
	03/22/24(9)	03/20/24	—	—	—	2,342	9,368	18,736	—	—	—	3,893,715
	03/22/24(10)	03/20/24	—	—	—	—	—	—	20,308	—	—	6,250,193
Srinivas Tallapragada	N/A	N/A	—	1,500,000	1,875,000	—	—	—	—	—	—	—
	03/20/24(7)	04/08/23	—	—	—	949	3,796	7,592	—	—	—	1,161,880
	03/22/24(7)	03/20/24	—	—	—	1,873	7,494	14,988	—	—	—	2,306,428
	03/22/24(9)	03/20/24	—	—	—	2,810	11,241	22,482	—	—	—	4,672,209
	03/22/24(10)	03/20/24	—	—	—	—	—	—	24,369	—	—	7,500,047
Brian Millham	N/A	N/A	—	1,925,000	2,406,250	—	—	—	—	—	—	—
	03/22/24(7)	03/20/24	—	—	—	1,498	5,995	11,990	—	—	—	1,845,081
	03/22/24(8)	03/20/24	—	—	—	—	—	—	—	58,441	307.77	6,000,056
	03/22/24(9)	03/20/24	—	—	—	2,248	8,993	17,986	—	—	—	3,737,851
	03/22/24(10)	03/20/24	—	—	—	—	—	—	19,496	—	—	6,000,284
1.This column reflects the effective date for which the Compensation Committee approved all material terms of each grant of stock options, RSUs, and PRSUs, except PRSU performance goals for subsequent fiscal years which were approved at the later date reflected in the “Grant Date” column. For financial reporting purposes, equity awards are measured at fair value on the grant date

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as defined by FASB ASC Topic 718. In addition, this column reflects the effective date as of which the Compensation Committee approved all material terms of each stock option and RSU award.
2.The Company’s non-equity incentive plan awards, and how they were determined under the Annual Performance Bonus Plan, are based upon a formula that may include some discretion as to amounts paid, as discussed above under “Compensation Discussion and Analysis—Fiscal 2025 Compensation for Named Executive Officers—Annual Performance-Based Cash Bonuses.” “Maximum” amounts shown reflect a 125% individual multiplier limit on payouts to executive officers. Actual amounts paid for fiscal 2025 were equal to 100% of target, as reflected in the Summary Compensation Table.
3.As described in the “Compensation Discussion and Analysis” above, PRSUs are earned and eligible to vest based on our TSR ranking relative to the PRSU Index Group measured over a three-year performance period, and our non-GAAP operating margin performance for three annual measurement periods tied to each fiscal year in the three-year performance period. Any earned PRSUs become eligible to cliff vest after the end of the applicable three-year performance period, on April 22, 2026 for PRSUs with an Approval Date of April 8, 2023 (the “FY24 OM PRSUs”) or March 22, 2027 for PRSUs with an Approval Date of January 29, 2024 (the “FY24 CEO OM PRSUs”) and March 20, 2024 (the “FY25 OM PRSUs”). Amounts in this table represent the threshold, target and maximum units for PRSUs with a grant date established under FASB ASC Topic 718 in fiscal 2025. Because the grant date under FASB ASC Topic 718 occurs when the applicable performance goals are approved, the target number of PRSUs is calculated based on the portion of an award for which performance targets were set in fiscal 2025 as follows:

PRSU Grants	Approval Date	Goals Established in Fiscal 2025: Tranche - Measurement Period	Portion of Target Number of PRSUs Subject to Total PRSU Award

FY24 OM PRSUs (NEOs except Mr. Millham)	4/8/2023	Tranche 3 - Fiscal 2026	1/6th
FY24 CEO OM PRSUs	1/29/2024	Tranche 2 - Fiscal 2026	1/6th
FY25 OM PRSUs (All NEOs)	3/20/2024	Tranches 1 and 2 - Fiscal 2025 and Fiscal 2026	2/6ths
FY25 Relative TSR PRSUs (All NEOs)	3/20/2024	Fiscal 2025 through Fiscal 2027	3/6ths
For additional detail regarding the terms of our PRSUs, including the PRSUs approved by the Compensation Committee in fiscal 2025, see the discussion above under “Compensation Discussion and Analysis—Fiscal 2025 Long-Term Equity Incentives.”
4.All RSUs, PRSUs, and stock options were granted under our stockholder-approved 2013 Equity Incentive Plan.
5.The exercise price of the stock options is equal to the closing market price of our common stock on the grant date or, if the grant date is not a trading day, the closing price on the most recent trading day preceding the grant date.
6.Amounts determined in accordance with FASB ASC Topic 718. For RSUs, represents the aggregate grant date fair value calculated by multiplying the number of shares subject to the award by the closing price of one share of our common stock on the grant date. The assumptions used to calculate the value of option awards are set forth under Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2025 filed with the SEC on March 5, 2025. Regardless of the reported value of a stock option on the grant date, the actual value realized will depend on the excess, if any, of the market value of our common stock over the exercise price if and when the option is exercised. For Relative TSR PRSUs the aggregate grant date fair value is calculated by multiplying the number of shares subject to the award by the estimated fair value using a Monte Carlo valuation method pursuant to FASB ASC Topic 718. For further information on the Monte Carlo valuation method, please see footnote 2 to the Summary Compensation Table for Fiscal 2025 above. For OM PRSUs with a grant date established under FASB ASC Topic 718 in fiscal 2025, the aggregate grant date fair value is calculated by multiplying the target number of shares subject to the OM PRSUs by the closing price of one share of our common stock on the grant date.
7.Represents OM PRSUs with a grant date established under FASB ASC Topic 718 in fiscal 2025. Accordingly, amounts reflect (i) the third tranche of the FY24 OM PRSUs, (ii) the second tranche of the FY24 CEO OM PRSUs, and (iii) the first two tranches of the FY25 OM PRSUs. Any earned OM PRSUs are eligible to vest on April 22, 2026, March 22, 2027, and March 22, 2027, respectively.
8.Represent stock options that vest over four years; 1/4th of the award vests on the first anniversary of the grant date, and the remaining 3/4ths vests in equal monthly installments thereafter until the award is fully vested, subject to the NEO’s continued service through each applicable vesting date.
9.Represents the Relative TSR PRSUs granted in fiscal 2025. Any earned Relative TSR PRSUs are eligible to vest on March 22, 2027.
10.Represents RSUs that vest over four years; 1/4th of the award vests on the first anniversary of the grant date, and 1/16th vests quarterly thereafter until the award is fully vested, subject to the NEO’s continued service through each applicable vesting date.

Salesforce, Inc.	73	2025 Proxy Statement

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Outstanding Equity Awards at Fiscal 2025 Year-End Table
The following table provides information about outstanding equity awards held by our NEOs as of January 31, 2025.

	Option Awards				Stock Awards

Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($)

Marc Benioff
03/22/2019	195,872	—	161.50	03/22/2026	—	—	—	—
04/22/2020	201,782	—	154.14	04/22/2027	—	—	—	—
03/22/2021	151,666	6,595	215.17	03/22/2028	—	—	—	—
06/22/2022	123,236	67,582	167.45	06/22/2029	—	—	157,812(5)	53,924,360
03/22/2023	44,830	52,981	186.51	03/22/2030	—	—	—	—
04/08/2023	—	—	—	—	—	—	37,276(6)	12,737,209
04/08/2023	—	—	—	—	—	—	24,850(7)	8,491,245
01/29/2024	22,508	67,522	287.86	01/29/2031	—	—	—	—
01/29/2024	—	—	—	—	—	—	36,120(8)	12,342,204
01/29/2024	—	—	—	—	—	—	12,040(9)	4,114,068
03/20/2024	—	—	—	—	—	—	12,040(10)	4,114,068
03/20/2024	—	—	—	—	—	—	12,424(11)	4,245,281
03/22/2024	—	169,478	307.77	03/22/2031	—	—	—	—
03/22/2024	—	—	—	—	—	—	78,234(12)	26,732,558
03/22/2024	—	—	—	—	—	—	52,156(13)	17,821,705

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	Option Awards				Stock Awards

Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($)

Amy Weaver
03/22/2021	5,945	4,397	215.17	03/22/2028	872	297,962	—	—
03/22/2022	22,490	31,486	218.21	03/22/2029	5,013	1,712,942	30,318(5)	10,359,661
04/08/2023	—	—	—	—	16,068	5,490,436	—	—
04/08/2023	—	—	—	—	—	—	22,780(6)	7,783,926
04/08/2023	—	—	—	—	—	—	15,188(7)	5,189,740
03/20/2024	—	—	—	—	—	—	7,592(11)	2,594,186
03/22/2024	—	—	—	—	24,369	8,326,887	—	—
03/22/2024	—	—	—	—	—	—	22,482(12)	7,682,099
03/22/2024	—	—	—	—	—	—	14,988(13)	5,121,400
Parker Harris
03/22/2019	134,662	—	161.50	03/22/2026	—	—	—	—
04/22/2020	138,725	—	154.14	04/22/2027	—	—	—	—
03/22/2021	101,111	4,397	215.17	03/22/2028	872	297,962	—	—
03/22/2022	76,466	31,486	218.21	03/22/2029	5,013	1,712,942	30,318(5)	10,359,661
04/08/2023	—	—	—	—	16,068	5,490,436	—	—
04/08/2023	—	—	—	—	—	—	22,780(6)	7,783,926
04/08/2023	—	—	—	—	—	—	15,188(7)	5,189,740
03/20/2024	—	—	—	—	—	—	7,592(11)	2,594,186
03/22/2024	—	—	—	—	20,308	6,939,244	—	—
03/22/2024	—	—	—	—	—	—	18,736(12)	6,402,091
03/22/2024	—	—	—	—	—	—	12,490(13)	4,267,833

Salesforce, Inc.	75	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

	Option Awards				Stock Awards

Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($)

Srinivas Tallapragada
03/22/2021	—	4,397	215.17	03/22/2028	872	297,962	—	—
03/22/2022	—	31,486	218.21	03/22/2029	5,013	1,712,942	30,318(5)	10,359,661
04/08/2023	—	—	—	—	16,068	5,490,436	—	—
04/08/2023	—	—	—	—	—	—	22,780(6)	7,783,926
04/08/2023	—	—	—	—	—	—	15,188(7)	5,189,740
03/20/2024	—	—	—	—	—	—	7,592(11)	2,594,186
03/22/2024	—	—	—	—	24,369	8,326,887	—	—
03/22/2024	—	—	—	—	—	—	22,482(12)	7,682,099
03/22/2024	—	—	—	—	—	—	14,988(13)	5,121,400
Brian Millham
02/22/2021	8,646	8,646	240.95	02/22/2028	—	—	—	—
03/22/2021	2,018	4,036	215.17	03/22/2028	1,635	558,680	—	—
03/22/2022	2,106	29,494	218.21	03/22/2029	8,533	2,915,726	—	—
03/22/2023	2,038	52,981	186.51	03/22/2030	—	—	—	—
04/08/2023	—	—	—	—	17,529	5,989,659	—	—
03/22/2024	—	58,441	307.77	03/22/2031	19,496	6,661,783	—	—
03/22/2024	—	—	—	—	—	—	17,986(12)	6,145,816
03/22/2024	—	—	—	—	—	—	11,990(13)	4,096,983
1.Options were granted under the 2013 Equity Plan and vest over four years; 25% of the total shares vests on the first anniversary of the grant date and the balance vests in equal monthly installments over the remaining 36 months.
2.RSUs were granted under the 2013 Equity Incentive Plan and vest over four years; 25% of the units vests on the first anniversary of the grant date and the balance vests in equal quarterly installments over the remaining 36 months, except that for the RSUs granted on April 8, 2023, 1/4th of the units vest on April 22, 2024 and the balance vests in equal quarterly installments over the remaining 36 months.
3.The market value of unvested RSUs and unearned PRSUs is based on the closing market price of the Company’s common stock on January 31, 2025 of $341.70 per share.

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4.Represents PRSUs eligible to vest based on non-GAAP operating margin and relative TSR performance. For additional information on PRSU terms, see the discussion under “Compensation Discussion and Analysis—Fiscal 2025 Long-Term Equity Incentives” above.
5.Represents PRSUs, assuming maximum achievement, that vest based on the Company’s TSR over the three-year performance period from the grant date, relative to companies in the PRSU Index Group. Any earned PRSUs are eligible to vest on April 15, 2025 for the PRSUs granted on March 22, 2022 and July 15, 2025 for the PRSUs granted on June 22, 2022.
6.Represents Relative TSR PRSUs, assuming maximum achievement, that vest based on the Company’s TSR for the three-year performance period covering fiscal 2024 through fiscal 2026, relative to companies in the PRSU Index Group. Any earned PRSUs are eligible to vest on April 22, 2026.
7.Represents OM PRSUs that vest based on fiscal 2024 and fiscal 2025 non-GAAP operating margin performance, assuming maximum achievement. Any earned PRSUs are eligible to vest on April 22, 2026.
8.Represents Relative TSR PRSUs, assuming maximum achievement, that vest based on the Company’s TSR for the three-year performance period covering fiscal 2025 through fiscal 2027, relative to companies in the PRSU Index Group. Any earned PRSUs are eligible to vest on March 22, 2027.
9.Represents OM PRSUs that vest based on fiscal 2025 non-GAAP operating margin performance, assuming maximum achievement. Any earned PRSUs are eligible to vest on March 22, 2027.
10.Represents OM PRSUs that vest based on fiscal 2026 non-GAAP operating margin performance, assuming maximum achievement. Any earned PRSUs are eligible to vest on March 22, 2027. The third tranche of these OM PRSUs for which vesting is based on fiscal 2027 non-GAAP operating margin performance will be disclosed in the compensation tables for the fiscal year in which the goals are approved.
11.Represents OM PRSUs that vest based on fiscal 2026 non-GAAP operating margin performance, assuming maximum achievement. Any earned PRSUs are eligible to vest on April 22, 2026.
12.Represents Relative TSR PRSUs, assuming maximum achievement, that vest based on the Company’s TSR for the three-year performance period covering fiscal 2025 through fiscal 2027, relative to companies in the PRSU Index Group. Any earned PRSUs are eligible to vest on March 22, 2027.
13.Represents OM PRSUs that vest based on fiscal 2025 and fiscal 2026 non-GAAP operating margin performance, assuming maximum achievement. Any earned PRSUs are eligible to vest on March 22, 2027. The third tranche of these OM PRSUs for which vesting is based on fiscal 2027 non-GAAP operating margin performance will be disclosed in the compensation tables for the fiscal year in which the goals are approved.

Salesforce, Inc.	77	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Option Exercises and Stock Vested Table
The following table provides information on an aggregate basis about option exercises and the vesting of stock awards during fiscal 2025 for each NEO.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting(3) ($)

Marc Benioff	317,105	72,533,234	52,555	14,342,260
Amy Weaver	32,813	3,959,337	32,686	9,162,353
Parker Harris	167,770	26,011,969	32,788	9,190,282
Srinivas Tallapragada	218,722	27,424,744	32,788	9,190,282
Brian Millham	188,505	15,103,126	27,651	7,902,802
1.The value realized on exercise is calculated by multiplying the difference between the market price of Company common stock on the exercise date and the applicable exercise price, by the number of shares of Company common stock underlying the options exercised.
2.Represents shares of Company common stock released upon vesting of RSUs and PRSUs for NEOs that vested during fiscal 2025.
3.The value realized on vesting is determined by multiplying the number of units that vested by the closing price of the Company’s common stock on the vesting date.

Salesforce, Inc.	78	2025 Proxy Statement

Employment Contracts and Certain Transactions
Executive Officer Offer Letters and Agreements. Each NEO is an “at-will” employee. Our offer letters with our NEOs provide for one or more of the following: annual base salary, an annual bonus opportunity based on Company and individual performance, initial grants of equity awards and participation in our Company-wide employee benefit plans.
Change of Control. We have entered into Change of Control and Retention Agreements with each of our NEOs. Pursuant to these agreements, if the NEO’s employment is terminated without cause (as defined in the agreement) or the NEO resigns for good reason (as defined in the agreement) within three months prior to, or 18 months after, a change of control (as defined in the agreement) of the Company, the NEO will be entitled to receive the following payments and benefits:
•A lump sum payment equal to 150% (or 200% for Mr. Benioff) of annual base salary and target bonus;
•Company-paid premiums for health care (medical, dental, and vision) continuation coverage for the NEO and eligible dependents for a period of up to 18 months (or 24 months for Mr. Benioff) following termination; and
•Full vesting acceleration of outstanding unvested equity awards held by the NEO at the time of termination.
Each Change of Control and Retention Agreement provides that termination payments and benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the “golden parachute” rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis.
Receipt of payments and benefits under each agreement is conditioned upon execution by the NEO of a release of claims in favor of the Company and continued compliance by the NEO with confidentiality obligations.
Performance-Based Restricted Stock Units. The PRSUs granted to our NEOs, including our CEO, provide that if a change of control of the Company occurs during the NEO’s employment and before the end of the applicable performance period, a number of PRSUs will become eligible to vest based on (1) our actual TSR performance ranking relative to the PRSU Index Group from the grant date through the date of the change of control and, (2) if applicable, our actual non-GAAP operating margin performance if the change of control occurs on or after the last day of an annual measurement period (or periods) or assumed target performance for any annual measurement periods in progress or that have not yet commenced as of the date of the change of control (the “eligible PRSUs”). As of the date of the change of control, a prorated portion of the eligible PRSUs (if any) will vest to reflect the portion of the performance period that has elapsed through such date, with the remaining eligible PRSUs vesting in equal calendar quarterly installments thereafter over the remainder of the original performance period, subject to the NEO’s continued employment through each vesting date. Any eligible PRSUs are also subject to accelerated vesting if the NEO incurs a qualifying termination of employment within three months before, or 18 months after, a change of control of the Company in accordance with the terms of the NEO’s existing Change of Control and Retention Agreement.
If a change of control of the Company occurs within the three-month period after an NEO ceases to be an employee, and such officer qualified for severance payments and benefits under his or her Change of Control and Retention Agreement, the rules described in the preceding paragraph apply as if such officer had remained an employee through the date of the change of control. Therefore, assuming the NEO qualifies for severance payments and benefits under his or her Change of Control and Retention Agreement, he or she will be entitled to full vesting of any and all shares eligible to vest based on the TSR and non-GAAP operating margin performance (determined as described above) as of the date performance is certified.

Salesforce, Inc.	79	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Millham Agreement. In February 2021, before he became an Executive Officer, the Company entered into a retention agreement with Mr. Millham (as described under “Compensation Discussion and Analysis—Pre-existing Retention Agreement with Mr. Millham” above). Pursuant to the terms of this agreement, if Mr. Millham’s employment is terminated by the Company without cause, his outstanding and unvested options and RSUs will continue to vest for a period of three years from the date of such termination. The agreement also provides that upon a termination by the Company without cause, Mr. Millham will be eligible for the Company’s U.S. Severance Plan benefits; however, he ceased to be eligible to participate in this plan upon becoming an Executive Officer. The Millham Agreement also provides that if Mr. Millham remains employed through February 1, 2025, and transitions to a non-employee advisor of the Company for a period of at least three years, any unvested options and RSUs will continue to vest during the advisory period, provided that he complies with the terms of an advisory agreement with standard covenants, including no conflicting obligations and confidentiality clauses. Mr. Millham would not be entitled to any other compensation for his services as an advisor during such period.
Weaver Transition Agreement. On August 28, 2024, the Company entered into a transition agreement with Ms. Weaver, which was amended on each of February 5, 2025 and March 4, 2025 (the “Transition Agreement”) in connection with her decision to step down from her role as President and Chief Financial Officer of the Company. Under the Transition Agreement, Ms. Weaver served as President and CFO through March 20, 2025. For the period (the “Transition Period”) beginning on March 21, 2025 and ending on May 2, 2025 (the “Separation Date”), Ms. Weaver will serve as Special Advisor to the CEO, and thereafter will transition to an independent contractor role for a two-month period (the “Consulting Period”). The Transition Agreement provides that the Company will pay Ms. Weaver (i) her current annual base salary of $1,050,000 through March 20, 2025; (ii) a base salary at the rate of $75,000 per year during the Transition Period; and (iii) her fiscal 2025 Annual Performance Bonus, determined by applying a 100% individual multiplier and the same corporate multiplier applicable to the other Executive Officers of the Company, in April 2025. Ms. Weaver’s outstanding RSUs and stock options will continue to vest during the Consulting Period, subject to her continued service; however, any outstanding and unvested PRSU awards will be forfeited upon her termination of employment on May 2, 2025. Following the end of the Transition Period, and subject to an effective release of claims against the Company, Ms. Weaver is entitled to up to 12 months of Company-paid COBRA coverage.
If Ms. Weaver’s employment is terminated by the Company for cause (as defined in the Transition Agreement) or by Ms. Weaver for any reason prior to the Separation Date, she will be entitled to any accrued but unpaid portion of her base salary, and all equity awards she then holds will immediately cease vesting, and any unvested awards or portion(s) thereof will terminate.
Special Vesting Rules Upon Death. Pursuant to Company policy, upon the death of an employee (including NEOs), the employee’s unvested option and RSU awards will vest automatically, up to a maximum of $5 million in value. PRSUs are not subject to this benefit.

Salesforce, Inc.	80	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Potential Payments Upon Qualifying Termination of Employment or a Change in Control. The information below reflects the estimated value of compensation to be paid to each of the NEOs assuming a change in control of the Company or qualifying termination occurred on January 31, 2025. For this hypothetical calculation, we have used each NEO’s compensation level as of January 31, 2025 (and, where applicable, the Company’s closing stock price on this date). Since several factors (e.g., the time of year when the event occurs and the Company’s stock price) could affect the nature and amount of benefits an NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below.

Name	Salary and Bonus(1) ($)	Value of Continuation of Benefits ($)	Value of Accelerated Equity Awards ($)	Total ($)

Marc Benioff
Change in Control	—	—	70,181,080(2)	70,181,080
Qualifying Termination in Connection with a Change in Control	10,075,000	78,604	148,364,374(3)	158,517,978
Death	—	—	5,000,000(4)	5,000,000
Amy Weaver(5)
Change in Control	—	—	19,147,501(2)	19,147,501
Qualifying Termination in Connection with a Change in Control	3,937,500	50,026	51,328,532(3)	55,316,058
Death	—	—	5,000,000(4)	5,000,000
Parker Harris
Change in Control	—	—	18,542,351(2)	18,542,351
Qualifying Termination in Connection with a Change in Control	3,375,000	59,691	48,129,537(3)	51,564,228
Death	—	—	5,000,000(4)	5,000,000
Srinivas Tallapragada
Change in Control	—	—	19,147,501(2)	19,147,501
Qualifying Termination in Connection with a Change in Control	3,750,000	59,691	51,328,523(3)	55,138,223
Death	—	—	5,000,000(4)	5,000,000
Brian Millham
Change in Control	—	—	2,903,767(2)	2,903,767
Qualifying Termination in Connection with a Change in Control	4,537,500	58,953	40,050,428(3)	44,646,881
Death	—	—	5,000,000(4)	5,000,000
Termination of Employment without Cause	—	—	—(6)	—
1.Based on salary and bonus targets as of January 31, 2025.

Salesforce, Inc.	81	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
2.Represents acceleration of a pro-rated portion of any unvested PRSUs held by the NEO as of January 31, 2025, based on the Company’s relative TSR performance through January 31, 2025 and, as applicable, our actual non-GAAP operating margin performance for fiscal year measurement periods ending on January 31, 2024 and 2025, as applicable, or target performance for fiscal year measurement periods ending after January 31, 2025, and based on a closing stock price of $341.70 on January 31, 2025. The portion of the unvested PRSUs that accelerate and vest is determined by reference to a fraction of the original performance period that was complete as of January 31, 2025. The remaining portion of the PRSUs would vest in equal installments on a quarterly basis over the remainder of the original three-year performance period, subject to each NEO’s continued employment through each such vesting date.
3.Represents acceleration of any unvested options and RSUs as well as acceleration of a portion of any unvested PRSUs held by the NEO as of January 31, 2025, based on the Company’s relative TSR performance through January 31, 2025 and non-GAAP operating margin performance based on actual performance through fiscal 2025, or target performance for later fiscal years, as described in footnote 2 above, and the closing market price of the Company’s common stock of $341.70 on January 31, 2025, less the applicable exercise price for each option for which vesting would have been accelerated.
4.All employees, including NEOs, are eligible for accelerated vesting of unvested options and RSUs, up to a maximum of $5 million, upon their death.
5.As described above under “—Employment Contracts and Certain Transactions,” per the Transition Agreement with Ms. Weaver, after the end of the Transition Period (as defined in the Transition Agreement), subject to her execution of a release of claims against the Company, Ms. Weaver is entitled to up to 12 months of Company-paid COBRA coverage.
6.Upon a termination of employment without cause, Mr. Millham’s outstanding and unvested options and RSUs would continue to vest for a period of three years following his termination of employment, subject to continued compliance with certain restrictive covenants, and he would forfeit any outstanding, unvested PRSUs. For purposes of this table, no value is attributed to such options and RSUs because the market price of our common stock at the time of potential vesting could not be determined as of January 31, 2025, and it is not certain vesting will occur. As of January 31, 2025, Mr. Millham held (a) 47,193 unvested RSUs and (b) 168,406 unvested options, in each case, that would vest over the three-year period following a hypothetical qualifying termination of employment on January 31, 2025. As described above, when Mr. Millham became an Executive Officer, he ceased to be eligible for the U.S. Severance Plan.
Indemnification Agreements. The Company has entered into an indemnification agreement with each of our directors and Executive Officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and Executive Officers to the fullest extent permitted by Delaware law.
Compensation Committee Interlocks and Insider Participation. Craig Conway, Neelie Kroes, Mason Morfit, John V. Roos, and Maynard Webb served on the Compensation Committee during fiscal 2025. No member of the Compensation Committee was an employee, officer, or former officer of the Company or any of our subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure under the “Related Party and Other Transactions” section below, except for Mr. Conway. For more information regarding transactions involving certain members of the Compensation Committee, please see transactions described under “Related Party and Other Transactions” below.
Policies and Procedures with Respect to Related Party Transactions. Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee approve any related party transactions, after reviewing each such transaction for potential conflicts of interest and other improprieties. Further, the Company has in place written Related Party Transaction Policies and Procedures, under which the Audit Committee reviews and approves or, where pre-approval is not reasonably practical, ratifies any related party transactions. In approving or rejecting a proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Salesforce, Inc.	82	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Related Party and Other Transactions. Except for the compensation of directors and executive officers described earlier and the transactions set forth below, there were no transactions since the beginning of fiscal 2025 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.
Marc Benioff, our Chair and CEO, owns entities that publish TIME Magazine, with which the Company does business in the ordinary course. In fiscal 2025, entities affiliated with TIME Magazine paid approximately $700,000 for cloud service offerings from the Company on terms consistent with those available to unaffiliated third parties.
In fiscal 2021, Mr. Benioff entered into a Time Sharing Agreement with the Company providing for the reimbursement by the Company to Mr. Benioff for business use of his personal aircraft. For fiscal 2025, the value of this reimbursement (excluding a portion reported in “All Other Compensation” in the Summary Compensation Table) was approximately $188,923.
Craig Conway’s son, Scott Conway, is a non-executive employee of Salesforce who joined the Company in June 2021 and currently is a Customer Success Area Lead. In fiscal 2025 he received total compensation of less than $150,000 and standard employee benefits. His compensation was established by the Company consistent with the total compensation provided to other employees of the same level with similar responsibilities. Oscar Munoz’s daughter, Kellie Munoz, is a non-executive employee of Salesforce who joined the Company in January 2020, prior to the date that Mr. Munoz became a member of the Board in January 2022. Ms. Munoz currently is a Director, Sales Programs and in fiscal 2025, she received base salary and cash incentive compensation of approximately $311,000, an equity award of restricted stock units with an intended target value of $125,000, and standard employee benefits, consistent with the total compensation provided to other employees of the same level with similar responsibilities. Laura Alber’s son, Jackson Klingelhofer, is a non-executive employee of Salesforce who joined the Company as a full time employee in August 2023 and currently is an Analyst, Operations & Strategy. In fiscal 2025, he received total compensation of less than $150,000 and standard employee benefits. His compensation was established by the Company consistent with the total compensation provided to other employees of the same level with similar responsibilities.
Our Audit Committee reviewed and approved the terms of employment pursuant to our Related Party Transaction Policies and Procedures for Scott Conway, Kellie Munoz and Jackson Klingelhofer in September 2021, December 2021 and June 2023, respectively. These approvals occurred prior to the date that Mr. Munoz joined the Board in January 2022, and prior to the date that Craig Conway joined the Audit Committee in December 2024. The terms of their employment and compensation are in compliance with our Related Party Transaction Policies and Procedures, and we do not believe they present a conflict of interest, particularly in light of the number of personnel employed by the Company overall (more than 76,000 employees as of January 31, 2025), the fact that neither the Board nor executive management directly oversee their employment or other personnel at their level, and the fact that their compensation is consistent with that of other employees at the same level with similar responsibilities.
In January 1999, the Salesforce Foundation, also referred to as the Foundation, was chartered on an idea of leveraging the Company’s people, technology and resources to help improve communities around the world. The Company calls this integrated philanthropic approach the 1-1-1 model. In connection with its 2019 business combination with Salesforce.org, the Company agreed to use its best efforts to make charitable cash contributions of up to $5 million to the Foundation in each fiscal quarter beginning in the third quarter of fiscal 2020 for ten years. The Company’s Chair is also the chair of the Foundation. Since the Foundation’s inception, the Company provided at no charge certain resources to the Foundation, such as services provided by employees of the Company and other resources. The value of these resources and charitable cash contributions to the Foundation has not been and is not expected to be material. Although we do not consider this to be a related party transaction within the meaning of applicable SEC rules, we are providing this information in the interest of transparency.

Salesforce, Inc.	83	2025 Proxy Statement

Fiscal 2025 CEO Pay Ratio
The fiscal 2025 total compensation of our median employee, based on the compensation of all employees who were employed as of November 1, 2024, other than our CEO, was $178,949. Mr. Benioff’s fiscal 2025 annual total compensation was $55,074,656. The ratio of our CEO’s fiscal 2025 pay to that of our median employee (our “Pay Ratio”) was approximately 308-1.
The fiscal 2025 Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the following methodology. First, we identified our employee population as of November 1, 2024 based on our payroll records. Second, we collected employee compensation data using salary, cash bonuses, equity compensation, and commissions as our “consistently applied compensation measures” for purposes of the Pay Ratio. Finally, we identified the median compensated employee (“Median Employee”) and calculated that employee’s total compensation consistent with the compensation for our CEO in accordance with SEC rules and as reflected in the Summary Compensation Table above.
The SEC’s rules for identifying the Median Employee and calculating the Pay Ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Pay Ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. In calculating our fiscal 2025 Pay Ratio, we did not annualize the compensation of any employees nor did we make use of any of the exclusions allowed under SEC rules.

Salesforce, Inc.	84	2025 Proxy Statement

Pay Versus Performance
The information below is provided in accordance with the SEC pay versus performance disclosure rules set forth in Item 402(v) of Regulation S-K under the Exchange Act (“Pay Versus Performance Rules”). These rules require companies to disclose certain information about the relationship between the compensation of our principal executive officer (“PEO”) and non-PEO NEOs (as a group) and certain financial performance measures. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with Company performance, please refer to the “Compensation Discussion and Analysis” above.

Fiscal Year	Summary Compensation Table Total for PEO (Benioff)(1) ($)	Compensation Actually Paid to PEO (Benioff)(2) ($)	Summary Compensation Table Total for PEO (Taylor)(3) ($)	Compensation Actually Paid to PEO (Taylor)(4) ($)	Summary Compensation Table Total for PEO (Block)(3) ($)	Compensation Actually Paid to PEO (Block)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(5) ($)	Average Compensation Actually Paid to Non-PEO NEOs(6) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(9) ($ millions)	Relative TSR(10) (percentile)

									Company Total Share- holder Return(7) ($)	Peer Group Total Share- holder Return(8) ($)

2025	55,074,656	87,075,724	—	—	—	—	18,826,476	27,912,443	188.49	288.90	6,197	80th
2024	39,642,173	100,570,098	—	—	—	—	13,762,498	34,326,577	154.18	220.03	4,136	93rd
2023	29,868,893	(15,648,986)	26,792,798	(72,220,776)	—	—	15,923,619	(7,680,438)	92.13	142.05	208	17th
2022	28,602,112	25,056,235	22,794,415	31,528,547	—	—	14,044,452	16,514,995	127.60	183.20	1,444	41st
2021	25,740,775	59,862,429	—	—	1,232,157	12,279,756	13,763,689	36,808,761	123.72	146.11	4,072	65th
1.The dollar amounts reported are the “Total Compensation” amounts reported for our PEO, Marc Benioff, in our Summary Compensation Table for the applicable fiscal years.
2.The dollar amounts reported represent the amount of Compensation Actually Paid, as computed in accordance with SEC rules, and do not reflect the actual amount of compensation earned or received during the applicable fiscal year. In accordance with SEC rules, these amounts differ from “Total Compensation” as set forth in the Summary Compensation Table for fiscal 2025 as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following table details how Compensation Actually Paid is determined for our PEO and other NEOs for fiscal 2025:

Salesforce, Inc.	85	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

	Fiscal 2025
Compensation Actually Paid	Mr. Benioff ($)	Average for Other NEOs ($)

Summary Compensation Table Total	55,074,656	18,826,476
Deduction for value of “Stock Awards” and “Option Awards” reported in the Summary Compensation Table	(45,428,656)	(15,523,053)
Add: Year-end fair value of outstanding and unvested equity awards granted in the fiscal year	51,037,768	17,372,543
Add: Year over year change in fair value of outstanding and unvested equity awards granted in prior fiscal years	25,702,079	6,841,784
Add: Fair value as of the vesting date of vested awards granted in current fiscal year	0	0
Add: Change in fair value from prior fiscal year end to the vesting date of equity awards granted in prior fiscal years that vested in the fiscal year	689,877	394,693
Subtract: Prior fiscal year end value of any equity awards granted in prior fiscal years that failed to meet vesting conditions during the covered fiscal year	0	0
Add: Value of dividends or other earnings paid on unvested equity awards during the covered fiscal year not otherwise included in the total compensation for the fiscal year	0	0
Compensation Actually Paid	87,075,724	27,912,443
3.The dollar amounts reported are the “Total Compensation” amounts reported for Bret Taylor, who served as Co-PEO from November 30, 2021 through January 31, 2023, as reported in the Summary Compensation Table included in our proxy statement for our 2023 and 2022 Annual Meetings of Stockholders, and for Keith Block, who served as Co-PEO through February 24, 2020, as reported in the Summary Compensation Table included in our proxy statement for our 2021 Annual Meeting of Stockholders.
4.The dollar amounts reported represent the amount of Compensation Actually Paid to our former Co-PEOs, as reported in the “Pay Versus Performance” section of our proxy statement for our 2023 Annual Meeting of Stockholders and computed in accordance with Pay Versus Performance Rules. These amounts differ from “Total Compensation” as reported in the applicable Summary Compensation Table included in our proxy statements for our 2023, 2022, and 2021 Annual Meetings of Stockholders, as shown in the “Pay Versus Performance” section for our proxy statement for our 2023 Annual Meeting of Stockholders.
5.The dollar amounts reported are the average of the “Total Compensation” amounts reported for the Company’s NEOs as a group excluding our CEO and former Co-PEOs for the year(s) in which they served as Co-PEO (the “Non-PEO NEOs”) in the Summary Compensation Table in each applicable fiscal year. The Non-PEO NEOs (excluding our PEO and former Co-PEOs, as applicable for the fiscal year(s) in which they served as Co-PEO) for each applicable year are as follows: (i) for fiscal 2025, Ms. Weaver and Messrs. Harris, Tallapragada, and Millham; (ii) for fiscal 2024, Ms. Weaver and Messrs. Millham, Niles, and Tallapragada; (iii) for fiscal 2023, Ms. Weaver and Messrs. Harris, Tallapragada, and Millham; (iv) for fiscal 2022, Ms. Weaver and Messrs. Harris, Patterson, and Tallapragada; and (v) for fiscal 2021, Messrs. Hawkins, Patterson, Tallapragada, and Taylor.
6.The dollar amounts reported represent the average amount of Compensation Actually Paid to the Non-PEO NEOs as computed in accordance with SEC rules, and do not reflect actual amounts of compensation earned or received during the applicable fiscal year. Please refer to footnote 2 above for additional details, including how Compensation Actually Paid is determined for our PEO and other NEOs for fiscal 2025.
7.Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of any dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s stock price at the end and the beginning of the measurement period by (b) the Company’s stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is January 31, 2020. Historical stock performance is not necessarily indicative of future stock performance.
8.Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Computer & Data Processing Index, which is used in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the applicable fiscal year. Historical stock performance is not necessarily indicative of future stock performance.

Salesforce, Inc.	86	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
9.The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
10.The “Company-Selected Measure” (as defined in Item 402(v) of Regulation S-K of the Exchange Act) is our one-year TSR relative to the TSR of each member of the Nasdaq-100 Index as of the beginning of each fiscal year (“Relative TSR”). TSR for this purpose is calculated by comparing the Company’s average closing share price over the 90 calendar days ending on the last day of the fiscal year and the Company’s average closing share price over the 90 calendar days ending on the last day of the end of the prior fiscal year. We use three-year relative TSR as a performance measure for our PRSUs, including for the PRSUs granted in fiscal 2025. As described in the “Compensation Discussion and Analysis” above, we also use non-GAAP operating margin as a performance measure for the PRSUs granted in fiscal 2025.
Financial Performance Measures. As described in greater detail in the “Compensation Discussion and Analysis” above, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. Below is an unranked list of the most important financial performance measures that we use to link Compensation Actually Paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance:

Performance Measures

Relative TSR
Non-GAAP Operating Margin(1)
Revenue
Operating Cash Flow
Non-GAAP Income from Operations(2)
1.See page 58 of the “Compensation Discussion and Analysis” above for an explanation of how Non-GAAP Operating Margin is calculated.
2.See page 54 of the “Compensation Discussion and Analysis” above for an explanation of how Non-GAAP Income from Operations is calculated from our audited financial statements.
Analysis of the Information Presented in the Pay Versus Performance Table. As described in more detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, not all of those measures are presented in the Pay Versus Performance table as contemplated by SEC rules. Moreover, we generally seek to incentivize long-term performance, and therefore do not seek to specifically align the Company’s performance measures with Compensation Actually Paid (as computed in accordance with SEC rules) for a particular fiscal year. In accordance with the Pay Versus Performance Rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table. As reflected in the footnotes to the Pay Versus Performance table above and illustrated in the first graph below, our TSR impacted the value of the Compensation Actually Paid (as computed in accordance with SEC rules) to our NEOs for fiscal years 2021, 2022, 2023, 2024, and 2025. As noted in prior years, the value of the fiscal 2023 Compensation Actually Paid to former co-PEO Bret Taylor was disproportionately impacted by the fair value of equity awards he forfeited in fiscal 2023 upon his departure from the Company.

Salesforce, Inc.	87	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Relationship Between Compensation Actually Paid and Cumulative Company and Peer Group TSR. The graph below (i) sets forth the relationship between the amount of Compensation Actually Paid to our PEO and our former Co-PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years; and (ii) compares our cumulative TSR over the five most recently completed fiscal years to that of the Nasdaq Computer & Data Processing Index over the same period.
Relationship Between Compensation Actually Paid and Net Income. The graph below sets forth the amount of Compensation Actually Paid to our PEO and our former Co-PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

Salesforce, Inc.	88	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Relationship Between Compensation Actually Paid and Relative TSR. The graph below sets forth the amount of Compensation Actually Paid to our PEO and our former Co-PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our Relative TSR during the five most recently completed fiscal years. Although we use three-year relative TSR as a PRSU performance measure, SEC guidance limits the Company-Selected Measure to one-year periods, so we have compared Compensation Actually Paid to annual Relative TSR in the graph below.

Salesforce, Inc.	89	2025 Proxy Statement

Security Ownership
of Certain Beneficial Owners
and Management and Related Stockholder Matters
The following table sets forth certain information regarding beneficial ownership of our common stock by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each Named Executive Officer; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned. For our directors and director nominees, Named Executive Officers, and current directors and executive officers as a group, the information in the table is as of March 31, 2025 and for other stockholders, the information is as of the dates indicated in the footnotes below based on their most recent filings with the SEC.
Except as set forth below, the address of each stockholder listed in the following table is Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105. In accordance with SEC rules, applicable percentage ownership in the following table is based on 961,389,205 shares of Salesforce common stock outstanding as of March 31, 2025, plus, as applicable for our directors and executive officers, each holder’s options or other equity awards vesting or exercisable within 60 days thereof.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)

Five Percent Stockholders
The Vanguard Group(1) 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	83,624,885	8.7
BlackRock, Inc.(2) 50 Hudson Yards, New York, New York 10001	72,882,619	7.6
State Street Corporation(3) 1 Congress Street, Suite 1, Boston, Massachusetts 02114	49,018,644	5.1

Salesforce, Inc.	90	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)

Directors and Named Executive Officers
Marc Benioff(4)	22,796,932	2.4
Laura Alber(5)	5,969	*
Craig Conway(5)	8,064	*
Arnold Donald(5)(6)	4,144	*
Parker Harris(7)	2,419,169	*
Neelie Kroes(5)	10,770	*
Sachin Mehra(5)	3,533	*
Brian Millham(8)	68,580	*
Mason Morfit(9)	2,898,509	*
Oscar Munoz(5)	8,235	*
John V. Roos(5)	15,416	*
Srinivas Tallapragada(10)	61,007	*
Robin Washington(5)	43,719	*
Amy Weaver(11)	84,882	*
Maynard Webb(5)(12)	2,429	*
Current Directors and Executive Officers as a Group (19 Persons)(13)	28,714,325	3.0
* Less than 1%.
1.Based upon a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported that it has no sole voting power, sole dispositive power with respect to 79,493,169 shares of common stock, shared voting power with respect to 1,266,345 shares of common stock, and shared dispositive power with respect to 4,131,716 shares of common stock.
2.Based upon a Schedule 13G/A filed with the SEC on January 26, 2024. BlackRock, Inc. reported that it has sole voting power with respect to 65,427,150 shares of common stock, sole dispositive power with respect to 72,882,619 shares of common stock, and no shared voting or shared dispositive power.
3.Based upon a Schedule 13G filed with the SEC on October 16, 2024. State Street Corporation reported that it has no sole voting or dispositive power, shared voting power with respect to 25,942,578 shares of common stock, and shared dispositive power with respect to 49,007,404 shares of common stock.
4.Includes (i) 827,475 shares issuable upon the exercise of options vested and exercisable as of March 31, 2025 or, assuming continued service to the Company, vesting within 60 days of March 31, 2025, and upon settlement of PRSUs vesting within 60 days of March 31, 2025, and (ii) 10,000,000 shares held by the Marc Benioff Fund LLC. All other shares are held in the Marc R. Benioff Revocable Trust.
5.Includes 274 shares issuable upon settlement of RSUs within 60 days of March 31, 2025.
6.Includes 3,709 shares held in trust.
7.Includes (i) 485,545 shares issuable upon the exercise of options vested and exercisable as of March 31, 2025 or, assuming continued service to the Company, vesting within 60 days of March 31, 2025 and upon settlement of RSUs and PRSUs vesting within 60 days of March 31, 2025, (ii) 946,987 shares held in a family trust, and (iii) 861,491 shares held by LLCs managed by Mr. Harris and his spouse.

Salesforce, Inc.	91	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
8.Includes 63,062 shares issuable upon the exercise of options vested and exercisable as of March 31, 2025 or, assuming continued service to the Company, vesting within 60 days of March 31, 2025 and upon settlement of RSUs within 60 days of March 31, 2024.
9.Includes 2,898,509 shares that are directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Mr. Morfit is a member of the management board of ValueAct Holdings GP, LLC. Each reporting person and entity listed above disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.
10.Includes 30,134 shares issuable upon the exercise of options vested and exercisable as of March 31, 2025 or, assuming continued service to the Company, vesting within 60 days of March 31, 2025 and upon settlement of RSUs and PRSUs vesting within 60 days of March 31, 2025.
11.Ms. Weaver stepped down from her role as President and Chief Financial Officer of the Company effective March 21, 2025. Includes 38,132 shares issuable upon the exercise of options vested and exercisable as of March 31, 2025 or, assuming continued service to the Company, vesting within 60 days of March 31, 2025 and upon settlement of RSUs within 60 days of March 31, 2025.
12.Includes 187 shares held in a family trust.
13.Includes 1,679,149 shares issuable upon the exercise of options vested and exercisable as of March 31, 2025 or, assuming continued service to the Company, vesting within 60 days of March 31, 2025, and upon settlement of RSUs and PRSUs, as applicable, vesting within 60 days of March 31, 2025.

Salesforce, Inc.	92	2025 Proxy Statement

Equity Compensation
Plan Information
We currently maintain three primary equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors, and consultants: the 2004 Employee Stock Purchase Plan (the “ESPP”) and the 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”), which have both been approved by stockholders, and the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), which has not been approved by stockholders. We have also assumed certain plans in connection with acquisitions which have not been approved by Salesforce’s stockholders.
The following table sets forth information regarding outstanding equity awards as well as shares reserved for future issuance under the foregoing plans as of January 31, 2025:

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by stockholders	32,979,867(2)	$205.20	86,425,727(3)
Equity compensation plans not approved by stockholders	742,144(4)	$56.38	800,128(5)
Total	33,722,011	$198.89	87,225,855
1.The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon vesting of outstanding RSU awards and performance-based RSU (“PRSU”) awards which have no exercise price.
2.Consists of options, RSUs, and PRSUs granted under the 2013 Equity Incentive Plan. For purposes of this table, PRSUs are assumed to be payable at 100% of target. If instead PRSUs paid out at maximum, the number of securities to be issued would be 35,245,347.
3.Consists of 13,591,971 shares available under the ESPP, including 2,839,978 shares subject to purchase during the purchase periods in effect as of January 31, 2025, and 72,833,756 shares available under the 2013 Equity Incentive Plan. Offerings under the ESPP were authorized by the Board in September 2011.
4.Consists of shares (other than restricted stock awards) issuable under the 2014 Inducement Plan and the following plans, which have been assumed by us in connection with certain of our acquisition transactions: the SteelBrick Holdings, Inc. 2013 Equity Incentive Plan assumed by us with our acquisition of SteelBrick Inc. in December 2015; the MetaMind, Inc. 2014 Stock Incentive Plan assumed by us with our acquisition of MetaMind, Inc. in April 2016 (the “MetaMind Plan”); the Demandware, Inc. 2012 Stock Incentive Plan assumed by us with our acquisition of Demandware, Inc. in July 2016; the BeyondCore, Inc. 2007 Stock Incentive Plan assumed by us with our acquisition of BeyondCore, Inc. in August 2016; the Krux Digital, Inc. 2010 Stock Plan assumed by us with our acquisition of Krux Digital, Inc. in November 2016; the CloudCraze Software LLC 2016 Omnibus Incentive Plan assumed by us with our acquisition of CloudCraze LLC in April 2018; the MuleSoft, Inc. 2006 Stock Plan, MuleSoft, Inc. 2016 Equity Incentive Plan, and MuleSoft, Inc. 2017 Equity Incentive Plan, each assumed by us with our acquisition of MuleSoft, Inc. in May 2018; the Datorama Inc. 2012 Stock Incentive Plan assumed by us with our acquisition of Datorama Inc. in August 2018; the Optimizer Topco S.A.R.L. 2015 Share Incentive Plan assumed by us with our acquisition of ClickSoftware Technologies Ltd. in October 2019; the MapAnything, Inc. Amended and Restated 2015 Stock Incentive Plan assumed by us with our acquisition of MapAnything, Inc. in May 2019; the Salesforce Tableau Equity Plan assumed by us with our acquisition of Tableau Software, Inc. in August 2019; the Evergage, Inc. 2010 Stock Plan, assumed by us with our acquisition of Evergage, Inc. in February 2020; the Vlocity, Inc. 2014 Stock Option and Grant Plan, assumed by us with our acquisition of Vlocity, Inc. in June 2020; the Slack 2009

Salesforce, Inc.	93	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Stock Plan and the Slack 2019 Stock Option and Incentive Plan, each assumed by us with our acquisition of Slack Technologies, Inc. in July 2021; the Traction Sales and Marketing Inc. Equity Incentive Plan assumed by us with our acquisition of Traction Sales and Marketing Inc. in April 2022; and the Tenyx, Inc. 2021 Equity Incentive Plan, assumed by us with our acquisition of Tenyx, Inc. in September 2024.
5.Consists of shares available under the 2014 Inducement Plan, the material features of which are described below.
Material Features of the 2014 Inducement Equity Incentive Plan
The 2014 Inducement Plan was established by the Board in July 2014 with the purpose of attracting, retaining, and incentivizing employees in furtherance of Salesforce’s success. In accordance with NYSE rules, this plan is used to offer equity awards as material inducements for new employees to join Salesforce, typically in connection with acquisitions. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that may be issued under the 2014 Inducement Plan is the sum of 5,085,000 plus the number of shares, not to exceed 2,750,000, that, as of July 9, 2014, remained available for issuance under our 2006 Inducement Equity Incentive Plan (the “Prior Inducement Plan”) or that, after July 9, 2014, otherwise would have returned to the Prior Inducement Plan under its terms (for example, due to the expiration or forfeiture of an award under the Prior Inducement Plan).
The equity grants awarded under the 2014 Inducement Plan are typically in the form of RSUs but this plan also provides for the granting of other types of equity awards, including stock options, with exercise prices equal to the fair market value of our common stock on the date of grant. As of January 31, 2025, 800,128 shares of Salesforce common stock remained available for issuance under the 2014 Inducement Plan.

Salesforce, Inc.	94	2025 Proxy Statement

Committee Reports
The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates the report by reference into such filing.
Report of the Compensation Committee of the Board of Directors
The Compensation Committee of the Board of Directors of Salesforce has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Salesforce’s Annual Report on Form 10-K for the fiscal year that ended on January 31, 2025.
The Compensation Committee
Mason Morfit (Chair)
Neelie Kroes
John V. Roos
Maynard Webb

Report of the Audit Committee of the Board of Directors
Role of the Audit Committee
The Audit Committee operates under a written charter and its functions are discussed in more detail above under “Corporate Governance—Board Committees and Responsibilities—Audit and Finance Committee.”
The Audit Committee, which is comprised entirely of non-management directors, oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP (“Ernst & Young”), the independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Part of the Audit Committee’s responsibility is to monitor and oversee this process, including monitoring independence and performance.
The Audit Committee generally meets twice per quarter, once in connection with quarterly Board meetings and once to review quarterly and year-end financial results. The Audit Committee also meets as needed to address developing accounting, compliance, applicable organizational planning and other matters. In discharging its duties in fiscal 2025, among other things, the Audit Committee:
•reviewed and discussed with management and Ernst & Young our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year ended January 31, 2025, as well as the overall quality of our financial reporting process;
•reviewed and discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and SEC, which involve communications to the Audit Committee regarding responsibilities of the auditor and overall strategy and timing of the audit; and
•received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Salesforce, Inc.	95	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Recommendation Regarding Audited Financial Statements
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2025 for filing with the SEC.
Review of Independent Auditor
The Audit Committee conducts an annual evaluation of the independent auditor in connection with the committee’s determination of whether to continue to retain Ernst & Young or engage another firm as the Company’s independent auditor. In the course of these reviews, the committee has considered, among other things:
•data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young;
•the value of Ernst & Young’s services in light of the fees charged to the Company;
•Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;
•Ernst & Young’s capability and expertise in handling the breadth and complexity of our worldwide operations;
•The periodic rotation of the lead audit partner, as required by Section 203 of the Sarbanes-Oxley Act, which most recently occurred effective as of fiscal 2022;
•Ernst & Young’s integrity and objectivity; and
•Ernst & Young’s independence.
Based on this evaluation, the Audit Committee has concluded that Ernst & Young is independent and believes it is in the best interests of the Company and its stockholders to retain Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal 2026. Accordingly, the Audit Committee has reappointed Ernst & Young as the Company’s independent auditor for fiscal 2026.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has operated according to appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young is in fact “independent.”
The Audit and Finance Committee
Sachin Mehra (Chair)
Craig Conway
Arnold Donald
Oscar Munoz

Salesforce, Inc.	96	2025 Proxy Statement

Proposals To Be Voted On

98 **Proposal 1:** Election of Directors

99 **Proposal 2:** Approval of an Amendment and Restatement to the Company's 2013 Equity Incentive Plan

114 **Proposal 3:** Ratification of Appointment of Independent Auditor

116 **Proposal 4:** Advisory Vote to Approve Named Executive Officer Compensation

Proposal One
Election of Directors
As recommended by the Nominating and Corporate Governance Committee, the Board’s nominees for election to the Board by the stockholders are the following current members of the Board: Marc Benioff, Laura Alber, Craig Conway, Arnold Donald, Parker Harris, Neelie Kroes, Sachin Mehra, Mason Morfit, Oscar Munoz, John V. Roos, Robin Washington, and Maynard Webb. Each of the nominees was most recently elected by stockholders at the 2024 Annual Meeting.
It is intended that proxies will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal. Although the Board has no reason to believe that any nominee will be unable or, for good cause, unwilling to serve as a director as of the Annual Meeting, if such an event should occur, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the proxies will be voted for the election of such other person.
Vote Required
The Company’s Bylaws provide that each director nominee be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes against his or her election than votes for such election.

Board of Directors’ Recommendation The Board of Directors recommends a vote FOR each of the nominees listed above.

Salesforce, Inc.	98	2025 Proxy Statement

Proposal Two
Approval of an Amendment and Restatement of the Company’s 2013 Equity Incentive Plan
We are seeking stockholder approval to amend and restate our 2013 Equity Incentive Plan, as amended (the “2013 Plan”) to increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 34 million Shares; replace the fiscal year Share award limit for non-employee directors (60,000 Shares) with a fiscal year limit on aggregate cash and equity compensation of $1,000,000 per non-employee director (or $1,500,000 for any non-employee director serving as Non-Executive Chair or Lead Independent Director); and extend the termination date of the 2013 Plan from March 21, 2034 to March 27, 2035. The amended and restated 2013 Plan also allows for tax withholding obligations to be satisfied by withholding or delivery of Shares having a fair market value equal to the amount required or permitted to be withheld by the Administrator (as defined below), not limited to the minimum statutory amount (as under the current 2013 Plan), and gives the Administrator more flexibility with respect to the date as of which the fair market value of Shares withheld or delivered is determined for tax withholding purposes. Our continuing ability to offer equity incentive awards under the 2013 Plan is critical to our ability to attract, motivate, and retain qualified personnel, particularly in light of the highly competitive market for employee talent in which we operate.
The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment and restatement of the 2013 Plan, including to increase the available shares thereunder and extend the term of the 2013 Plan, subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting.
If stockholders approve this proposal, the amendment and restatement of the 2013 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment and restatement of the 2013 Plan described in this proposal will not take effect and our 2013 Plan will continue to be administered in its current form, subject to any amendment for which stockholder approval is not required to the extent permitted by the 2013 Plan. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2013 Plan. The remainder of this discussion, when referring to the 2013 Plan, refers to the amended and restated 2013 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2013 Plan prior to the amendment and restatement.
Increasing the Number of Shares Reserved for Issuance under the 2013 Plan
Background
The 2013 Plan was initially adopted by the Board in March 2013, and our stockholders approved it in June 2013. As described in more detail below, the initial share reserve under the 2013 Plan was 48 million Shares, plus an additional 21,920,540 Shares that were available for grant under our 2004 Equity Incentive Plan and 2004 Outside Directors Stock Plan (the “Prior Plans”) as of the date stockholders approved the 2013 Plan. In addition, any Shares subject to outstanding awards under the 2013 Plan or, after the date stockholders approved the 2013 Plan, under the Prior Plans, that expire or are otherwise forfeited to, or repurchased by, the Company also become available for future grant under the 2013 Plan, although the number of Shares that can become available under the 2013 Plan in this manner is limited to 54,332,000 Shares. Since adoption of the 2013 Plan, our stockholders have approved increases to our Share reserve at our 2015, 2017, 2018, 2019, 2020, 2021, 2022, 2023, and 2024 Annual Meetings totaling an additional 280.7 million Shares.

Salesforce, Inc.	99	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
As discussed in our 2024 proxy statement, when we sought stockholder approval of the amendment of the 2013 Plan at the 2024 Annual Meeting, we believed that the Shares reserved for issuance under it following stockholder approval (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to continue to grant equity awards under the 2013 Plan for approximately one year. This estimate was based on a forecast that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we had available for grant under the 2014 Inducement Equity Incentive Plan (the “2014 Plan”).
Shares Available for Future Awards
As of March 31, 2025, approximately 48,917,990 Shares remained available for grant under the 2013 Plan and 712,533 Shares remained available for grant under the 2014 Plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed Share increase is expected to last approximately one to two years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates, as well as the number of Shares we have available for grant under our acquired plans. We have also considered stockholder feedback in determining an appropriate number of Shares to seek to add to the 2013 Plan.
Reasons for Voting for the Proposal
Long-Term Equity Is a Key Component of Our Compensation Program
As discussed in the “Compensation Discussion and Analysis” above, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a fast-paced and operationally complex business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward individual and Company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation somewhat broadly to help attract, retain, and motivate our employees to continue to grow our business, develop new products, and ultimately increase stockholder value. As of March 31, 2025, approximately 46,927 of our current and former employees held outstanding equity awards.
The 2013 Plan Requires Additional Shares to Meet Our Forecasted Needs
We currently forecast granting equity awards representing approximately 16,117,951 Shares (or 34,320,576 fungible shares, i.e., taking into account that full value awards such as restricted stock units deplete the 2013 Plan share reserve at a rate of 2.15 Shares for every Share subject to the full value award) over a one-year period, or approximately 1.7% of our Common Stock outstanding as of March 31, 2025. We also anticipate Share forfeitures and cancellations of approximately 2,045,002 Shares (or 4,113,378 fungible shares) over this period, based on our historic rates.
If our expectation for grants and forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next year would be approximately 14,072,950 Shares (or 30,207,198 fungible shares), or approximately 1.5% of our Common Stock outstanding as of March 31, 2025.
As described above, the 2013 Plan had 48,917,990 Shares available for grant as of March 31, 2025. Our 2014 Plan allows us to grant awards to new employees as a material inducement to their joining the Company, such as in acquisitions. We believe additional Shares should be reserved for issuance under our 2013 Plan to meet our estimated near-term equity compensation needs.

Salesforce, Inc.	100	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. We believe that a combination of equity and cash compensation is better for attracting, retaining, and motivating employees, particularly in light of the highly innovative and competitive industry in which we operate. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations, investment in our business, or return to stockholders through our dividend program or share repurchase program. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as effectively as a program that includes equity.
We Manage Our Equity Incentive Program Thoughtfully
We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward, and retain high performing employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 1.9% for fiscal years 2023 through 2025 (see chart on page 113 for detailed calculations of our three-year burn rates). We are also mindful of the ratio of our stock-based compensation expense to our revenues over time.
Equity Awards Outstanding
As of March 31, 2025, equity awards outstanding under Salesforce equity plans were approximately: 7,621,964 stock options, no unvested restricted shares, 28,395,525 restricted stock units (“RSUs”) and 3,411,815 unearned performance-based restricted stock units (“PRSUs”) (at target). An additional 295,903 stock options, 39,485 RSUs and 4,837 unvested restricted shares were outstanding under equity awards that had been assumed in connection with mergers and other corporate transactions as of March 31, 2025.
As of March 31, 2025, we had 961,389,205 Shares outstanding. Accordingly, our approximately 39,756,932 outstanding awards (not including awards under our employee stock purchase plan) plus 49,630,523 Shares available for future grant under our equity plans (not including awards under our employee stock purchase plan) as of March 31, 2025 represented approximately 9.3% of our Common Stock outstanding (commonly referred to as the “overhang”). As of March 31, 2025, the average weighted per share exercise price of all outstanding stock options (whether granted under Salesforce-originated equity plans or assumed in connection with corporate transactions) was $203.66 and the weighted average remaining contractual term was approximately 3.5 years. The closing price of our Common Stock on the NYSE was $254.93 per share on April 15, 2025.

The 2013 Plan Incorporates Good Compensation and Governance Practices
•Administration. The 2013 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.
•Employee eligibility. As of March 31, 2025, approximately 93% of all outstanding equity awards, on a share basis, were held by employees who are not Named Executive Officers or directors. In fiscal 2025, approximately 96% of all equity awards, on a share basis, were granted to employees who are not Named Executive Officers or directors.
•Minimum vesting for equity awards. The 2013 Plan provides that awards may not become exercisable, vest, or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s death, disability, or in the event of a transaction (as described in the 2013 Plan). The foregoing is subject to a 5% exception, as discussed in further detail below.
•Stockholder approval is required for additional Shares. The 2013 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.
•Explicit prohibition on repricing without stockholder approval. The 2013 Plan prohibits the repricing, cash-out, or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

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•No discounted stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.
•No dividends or dividend equivalents are paid until the related awards vest. The 2013 Plan provides that dividends or other distributions credited or payable in connection with restricted stock or RSUs are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests.
•Share-counting provisions. In general, when awards granted under the 2013 Plan expire or are cancelled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. Shares used to pay the purchase price or satisfy tax withholding obligations of awards other than stock options or stock appreciation rights become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2013 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.
•Full-value awards count more heavily in reducing the 2013 Plan share reserve. The 2013 Plan uses a “fungible share” concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and RSUs, reduce the reserve on a 2.15-for-one basis.
•Limited transferability. In general, awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the 2013 Plan.
•Annual limits on non-employee director awards. The 2013 Plan limits the overall compensation, including the grant date fair value of awards under the 2013 Plan, cash retainers, and any other compensation, that may be granted or earned by a non-employee director in a fiscal year to $1,000,000, increased to $1,500,000 for any non-employee director serving as Non-Executive Chair or Lead Independent Director.
•No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.
Summary of the 2013 Plan
The following is a summary of the operation and principal features of the 2013 Plan. The summary is qualified in its entirety by the 2013 Plan, as set forth in Appendix B.
Purpose
The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company and to promote the success of the Company’s business. These incentives are provided through the granting of stock options, stock appreciation rights, restricted stock awards, RSUs, performance bonus awards, performance shares, and performance units.
Authorized Shares
At the 2013 Annual Meeting, our stockholders approved reserving a total of 48 million Shares, plus any Shares reserved but not issued, and not subject to outstanding awards, under the Prior Plans as of the date stockholders initially approved the 2013 Plan, on a one-for-one basis, but limited to a maximum of 23.8 million Shares; and any Shares subject to equity awards outstanding under the Prior Plans as of the date of initial stockholder approval of the 2013 Plan that thereafter expire, are forfeited, repurchased, cancelled, or otherwise terminate (or otherwise would have, but for termination of the applicable Prior Plan, again become available for use under such Prior Plan), in this case with Shares underlying stock options and stock appreciation rights that so become available being credited to the 2013 Plan share reserve on a one-for-one basis, and Shares subject to other types of equity awards (i.e., full value awards), being credited

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to the 2013 Plan share reserve on a 2.15-for-one basis; provided, however, that no more than 54,332,000 Shares may be added to the 2013 Plan pursuant to this provision.
Since the adoption of the 2013 Plan, our stockholders have approved reserving an aggregate of 280.7 million additional Shares at our 2015, 2017, 2018, 2019, 2020, 2021, 2022, 2023, and 2024 Annual Meetings. Our stockholders are now being asked to approve an additional 34 million Shares to become available for issuance under the 2013 Plan. As of March 31, 2025, we had approximately 48,917,990 Shares available for issuance under the 2013 Plan.
Share Reserve Reduction and Share Recycling
Any Shares subject to options or stock appreciation rights are counted against the 2013 Plan share reserve as one Share for every one Share subject to the award. Any Shares subject to awards granted under the 2013 Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock, RSUs, performance units, and performance shares) are counted against the 2013 Plan share reserve as 2.15 Shares for every one Share subject thereto.
If any award granted under the 2013 Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased Shares subject to such award become available for future grant or sale under the 2013 Plan. When Shares underlying full value awards are so returned to the 2013 Plan share reserve, 2.15 Shares are returned to the 2013 Plan reserve for each Share underlying such award.
With respect to the exercise of stock appreciation rights, the gross number of Shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, cease to be available under the 2013 Plan.
Shares used to pay the purchase price or satisfy tax withholding obligations of awards other than stock options or stock appreciation rights become available for future issuance under the 2013 Plan, with the number of Shares used for tax withholding determined based on the amount required or permitted to be withheld by the Administrator. However, Shares used to pay the exercise price or purchase price of an option or stock appreciation right or to satisfy tax withholding obligations relating to such awards do not become available for future issuance under the 2013 Plan.
Adjustments to Shares Subject to the 2013 Plan
In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, will adjust the number and class of Shares that may be delivered under the 2013 Plan, the number, class, and price of Shares subject to outstanding awards, and the numerical award limitations. Any fractional Shares resulting from the adjustment will be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any award be decreased to an amount less than the par value.
Administration
The 2013 Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). The Board has appointed its Compensation Committee as the Committee administering the 2013 Plan. Different Committees may administer the 2013 Plan with respect to different groups of service providers. If the Administrator desires to qualify grants to certain officers and key employees of the Company as exempt under Rule 16b-3 of the Exchange Act, the members of the Committee must qualify as “non-employee directors” under such rule. (For purposes of this summary of the 2013 Plan, the term “Administrator” will refer to either the Committee or the Board.) The Administrator may delegate day-to-day administration of the 2013 Plan, and any of the functions assigned to it, to one or more individuals.

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Subject to the terms of the 2013 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the method of payment for Shares purchased under awards, the method of satisfaction of any tax withholding obligation arising in connection with an award, and the exercise terms for any award), to modify or amend each award subject to the restrictions of the 2013 Plan (including to accelerate vesting or waive forfeiture restrictions subject to any minimum vesting requirements set forth in the 2013 Plan), and to interpret the provisions of the 2013 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, provided that, unless expressly determined by the Administrator, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder (“Section 409A”). The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the 2013 Plan of any award agreement and may make all other determinations deemed necessary or advisable for administering the 2013 Plan.
Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred for value to a third party.
Eligibility
Awards may be granted to employees, directors, and consultants of the Company and employees and consultants of any parent, subsidiary, or affiliate of the Company. Performance Bonus Awards may only be granted to employees of the Company or any parent, subsidiary, or affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2025, there were approximately 76,593 employees, including five Named Executive Officers and nine non-employee directors, each of whom would be eligible to be granted awards under the 2013 Plan. In principle, any consultant to the Company is eligible to participate in the 2013 Plan, subject to certain SEC limitations. However, the Company’s current practice is generally not to grant equity awards to consultants except in certain limited cases. In fiscal 2025, eight consultants received equity awards under the 2013 Plan.
Minimum Vesting
Notwithstanding anything in the 2013 Plan to the contrary, equity-based awards granted under the 2013 Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that awards become exercisable, vest or settle prior to such date in the event of the participant’s death or disability or in the event of a transaction described in the 2013 Plan. Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved the amended and restated version of the 2013 Plan (48,917,990 Shares as of March 31, 2025), plus (b) the proposed increase in the number of Shares available for issuance under the 2013 Plan (as described above), may be issued pursuant to awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.
Stock Options
Options granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the 2013 Plan.

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The exercise price per Share of each option may not be less than the fair market value of a Share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a Share on the date of grant. In addition, stock options may be granted with an exercise price per share of less than the fair market value of a Share of the Company’s Common Stock in certain situations in which we are assuming or replacing options granted by another company that we are acquiring. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price per share on the relevant date as quoted on the NYSE.
The 2013 Plan provides that the Administrator will determine acceptable forms of consideration for exercising an option. An option is deemed exercised when the Company receives the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.
Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option is as specified in the award agreement, provided that options may not have a term of more than seven years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.
The Administrator determines and specifies in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally is able to exercise the option to the extent vested for (i) 90 days following the participant’s termination as a service provider for reasons other than death, disability, or cause and (ii) 12 months following his or her termination due to death or disability. If the exercise of the option is prevented by applicable law within the time periods otherwise applicable, the option generally will remain exercisable for 90 days (or such longer period determined by the Administrator) following the date the participant received notice that the option is exercisable. If a sale within the applicable post-termination exercise period would subject the participant to suit under Section 16(b) of the Exchange Act, the option generally will remain exercisable until the 10th day following the date on which a sale of the Shares by the participant would no longer be subject to suit. Options terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase Shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Restricted stock awards are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock awards are subject to vesting conditions as the Administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of shares subject to the restricted stock award to become vested and no longer subject to forfeiture. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.
Participants holding restricted stock generally have the right to vote the Shares and to receive any dividends paid, provided that dividends or other distributions credited or payable in connection with shares of restricted stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

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Restricted Stock Units
The Administrator may grant RSUs which represent a right to receive Shares at a future date as set forth in the participant’s award agreement. RSUs granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of RSUs subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the 2013 Plan.
RSUs vest if the performance goals or other vesting criteria the Administrator may establish are achieved. Earned RSUs may be settled, in the sole discretion of the Administrator, in cash, Shares, or a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of Shares or amount of cash to be paid out to participants.
A participant will forfeit any unearned RSUs as of the date or under the conditions set forth in the award agreement.
Participants holding RSUs have no voting rights with respect to the Shares represented by the RSUs until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the RSUs are settled, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Except as otherwise provided in the participant’s award agreement, dividend equivalents, if any, shall accrue in additional RSUs based on the amount of dividend equivalents payable divided by the fair market value of a Share as of the date such dividend equivalents are credited. Any additional RSUs or other dividend equivalents resulting from any accrued dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the RSUs to which they relate and shall not vest or be paid prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s RSU award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of a Share between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant, except in certain situations in which we are assuming or replacing stock appreciation rights granted by another company that we are acquiring. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of exercised Shares. The Company may pay the appreciation in cash, in Shares, or in some combination thereof. The term of a stock appreciation right must be no more than seven years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

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Performance Units and Performance Shares
Performance units and performance shares may also be granted under the 2013 Plan. Each award of performance units or performance shares granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying any vesting conditions, the number of performance units or performance shares (as applicable), and other terms and conditions of the award, consistent with the requirements of the 2013 Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest (if applicable). Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, Shares, or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis), and which, depending on the extent to which they are met, will determine the number or value of performance units and performance shares to be paid out to participants.
Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. A participant will forfeit any performance shares or performance units that are unearned or unvested as of the date set forth in the award agreement.
Participants holding performance units or performance shares have no voting rights with respect to the Shares represented by the performance units or performance shares until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. No dividend equivalents may be granted with respect to performance units. However, the Administrator, in its sole discretion, may provide in the participant’s performance share award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the performance shares are settled, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Except as otherwise provided in the participant’s award agreement, dividend equivalents, if any, shall accrue in additional performance shares based on the amount of dividend equivalents payable divided by the fair market value of a Share as of the date such dividend equivalents are credited. Any additional performance shares or other dividend equivalents resulting from any accrued dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the performance shares to which they relate and shall not vest or be paid prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s award of performance shares so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.
Performance Bonus Awards
Performance bonus awards may also be granted under the 2013 Plan to employees in the form of a cash bonus payable upon the attainment of performance goals or objectives determined by the Administrator. The Administrator has complete discretion to determine the amount of the cash bonus that can be earned under a performance bonus award, provided that no one participant may be granted performance bonus awards under the 2013 Plan that could result in the participant receiving more than $10,000,000 in any one fiscal year of the Company.

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Performance Goals
The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. Awards granted under the 2013 Plan and subject to achievement of performance goals may be subject to achievement of one or more of the following measures: revenue, gross margin, operating margin, operating income, operating profit or net operating profit, pre-tax profit, earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes, and net earnings), net income, cash flow (including operating cash flow or free cash flow), expenses, the market price of the Company’s Common Stock, earnings per share, return on stockholder equity, return on capital, return on assets or net assets, return on equity, return on investment, economic value added, number of customers, stock price, growth in stockholder value relative to the moving average on the S&P 500 Index or another index, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, or improvement in productivity, as well as any additional measures or metrics deemed appropriate by the Administrator.
The performance goals applicable to awards may differ from participant to participant and from award to award. The Administrator in its discretion determines whether and the extent to which any performance goals are or are not satisfied and to which awards subject to performance goals are earned or settled, including whether any significant elements or items shall be included in or excluded from the calculation of any performance goal with respect to any awards or participants.
Grants to Non-Employee Directors
Our non-employee directors are eligible to receive all awards under the 2013 Plan, except incentive stock options and performance bonus awards, and subject to the limits described below.
Individual Award Limitations
The 2013 Plan contains annual grant limits. Specifically, subject to the adjustment provisions of the 2013 Plan, the maximum number of Shares or dollars that can be subject to awards granted to any one employee in any fiscal year is:

Award Type	Annual Number of Shares or Dollar Value	Additional Shares or Dollar Value in Connection with New Hire*	Maximum Number of Shares and/or Dollars

Stock Options, Stock Appreciation Rights or Combination Thereof	20,000,000 shares	8,000,000 shares	28,000,000 shares
Restricted Stock, RSUs, Performance Shares or Combination Thereof	10,000,000 shares	4,000,000 shares	14,000,000 shares
Performance Units	$15,000,000	$5,000,000	$20,000,000
*    May be granted in the Company’s fiscal year in which the employee’s employment with the Company (or a parent or subsidiary corporation of the Company or an affiliate of the Company) first commences.
In addition, the 2013 Plan limits the granting of cash performance bonus awards, such that no one employee may be granted performance bonus awards that could result in the employee receiving more than $10,000,000 in any one fiscal year of the Company.
If an award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a merger of the Company with or into another corporation or entity or a change in control of the Company), the cancelled award will be counted against the limitations described above.

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The 2013 Plan also provides that no non-employee director may be granted awards that, when combined with cash retainers or other compensation earned for service as a non-employee director, exceed $1,000,000 in value, or $1,500,000 in value for any non-employee director serving as Non-Executive Chair or Lead Independent Director, in any one fiscal year of the Company, provided that any awards granted or cash or other compensation earned by an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation. This limit was determined after consultation with the Compensation Committee’s independent compensation consultant.
The limit is consistent with the Company’s non-employee director compensation program, described in more detail starting on page 19.
The Administrator will adjust the Share limitations in this section in the event of any adjustment to the Company’s Shares discussed above (under “Adjustments to Shares Subject to the 2013 Plan”).
Transferability of Awards
Awards granted under the 2013 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).
Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.
Change in Control
The 2013 Plan provides that, in the event of a merger or our “change in control” (as defined in the 2013 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that awards be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.
If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor or acquiring company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquirer), then any options and stock appreciation rights held by the non-employee director will fully vest and become immediately exercisable. In addition, in such circumstances, all restrictions on restricted stock and RSUs held by such non-employee director will lapse, and, unless otherwise determined by the Administrator, all performance goals or other vesting requirements will be deemed achieved at 100% and all other terms and conditions met.
Termination or Amendment
The 2013 Plan, as amended and restated and described in this proposal, will automatically terminate on March 27, 2035. The Administrator may terminate or amend the 2013 Plan at any time; however, no amendment may be made without stockholder approval except as described under “Administration” above on page 103. No termination or amendment may materially impair the rights of any participant unless required by applicable law or mutually agreed between the participant and the Administrator.

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Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2013 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state, or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If an optionee satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year.
Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award,

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Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.
Performance Shares, Performance Units, and Performance Bonus Awards
A participant generally will recognize no income upon the grant of a performance share, a performance unit, or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Dividend Equivalents
A participant generally will not recognize taxable income upon the crediting of a dividend equivalent. However, upon the settlement of a dividend equivalent, whether in cash, Shares, or a combination thereof, the participant normally will recognize ordinary income in the year of receipt in an amount equal to the amount of cash and/or fair market value of any Shares received.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Section 162(m) limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to certain “covered employees.” Covered employees generally include any executive officer whose compensation was required to be disclosed in the Company’s annual proxy statement. Therefore, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our covered employees.
The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the 2013 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

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Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Number of Awards Granted to Employees, Consultants, and Directors
The number of awards that an employee, director, or consultant may receive under the 2013 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. No awards have been granted under the 2013 Plan that are contingent upon approval of the amendment and restatement of the 2013 Plan by the stockholders.
The following table sets forth, since the initial adoption of the 2013 Plan and with respect to the individuals and groups named below: the aggregate number of Shares subject to options granted under the 2013 Plan (whether or not outstanding, vested, or forfeited, as applicable) as of March 31, 2025, and the aggregate number of Shares subject to awards of restricted stock and RSUs (including PRSUs, calculated at target performance) granted under the 2013 Plan (whether or not outstanding, vested, or forfeited, as applicable) as of March 31, 2025.

Name of Individual or Group	Number of Options Granted (#)	Number of Shares subject to Stock Awards (#)

Marc Benioff Chair of the Board and Chief Executive Officer	5,985,831	887,124
Amy Weaver Former President and Chief Financial Officer	868,419	324,277
Parker Harris Co-founder and Chief Technology Officer, Slack	1,681,614	405,508
Srinivas Tallapragada President and Chief Engineering Officer	1,096,451	432,400
Brian Millham Former President and Chief Operating Officer	1,777,000	328,238
All current executive officers as a group	11,722,538	2,889,765
All current non-employee directors as a group	—	424,230
Each associate of any such directors or executive officers	—	—
Each other person who received or is to receive five percent of such options, warrants, or rights	—	—
All other current employees (including all current officers who are not executive officers) as a group	14,709,761	76,307,299
Registration with the SEC
Subject to stockholder approval of this proposal, the Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2013 Plan in the second quarter of fiscal 2026.

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Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Detailed Three-Year Average Burn Rate Calculation

	Fiscal 2023	Fiscal 2024	Fiscal 2025	Average

Options granted under all plans(1)	7,695,801	401,771	446,327	2,847,966
RSUs and restricted stock awards granted under all plans(1)	18,034,605	14,315,983	11,798,424	14,716,337
PRSUs granted under all plans(2)	536,599	1,324,811	1,230,387	1,030,599
Total granted	26,267,005	16,042,565	13,475,138	18,594,903
PRSUs earned and vested under all plans	58,204	—	652,999	237,068
Weighted Average # of Common Shares Outstanding	992,224,938	974,235,385	962,205,077	976,221,800
Burn Rate	2.6%	1.6%	1.4%	1.9%
1.This table does not include appreciation and full value awards assumed in acquisitions.
2.The PRSUs noted in the table were granted in the year indicated but such PRSUs vest, if at all, following a three-year performance period from the date of grant. The PRSUs presented in the table assume target performance.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

Board of Directors’ Recommendation
The Board of Directors recommends a vote FOR the proposal to amend and restate the 2013 Equity Incentive Plan to increase the number of plan shares reserved for issuance and extend the plan term.

Salesforce, Inc.	113	2025 Proxy Statement

Proposal Three
Ratification of Appointment of Independent Auditor
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026. The Board recommends that stockholders vote for ratification of such appointment. Although stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by law or our Bylaws, we are seeking it as a matter of good corporate practice. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
Please see “Review of Independent Auditor” on page 96 for information regarding the factors considered by the Audit Committee in determining to reengage Ernst & Young LLP.
Engagement Letter and Fee Disclosure
In connection with the audit of the fiscal 2025 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young’s audit engagement.
The following table sets forth the aggregate audit fees billed and expected to be billed by Ernst & Young for the indicated fiscal year and the fees billed by Ernst & Young for all other services rendered during the indicated fiscal year.

	Fiscal 2025 ($)	Fiscal 2024 ($)

Audit Fees, plus consultations(1)	24,292,000	23,227,000
Audit-Related Fees(2)	6,667,000	5,991,000
Tax Fees(3)	7,502,000	4,185,000
All Other Fees	—	—
Total	38,461,000	33,403,000
1.Audit Fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees also include accounting consultations and research related to the integrated audit.
2.Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for the audit of an employee benefit (401(k)) plan, service organization control examinations, pre-implementation reviews of system or process changes as well as a review of select sustainability metrics.
3.Tax Fees consist of fees billed for tax compliance, consultation, and planning services.

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Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Pre-Approval of Audit and Non-Audit Services
All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services, and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the update and approves the services outlined therein if such services are acceptable to the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.
All Ernst & Young LLP services and fees reported under “Engagement Letter and Fee Disclosure” were approved according to the procedures described above.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

Board of Directors’ Recommendation The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Salesforce, Inc.	115	2025 Proxy Statement

Proposal Four
Advisory Vote to Approve Named Executive
Officer Compensation
We are asking our stockholders to cast a non-binding, advisory vote to approve the compensation of the Named Executive Officers during fiscal 2025 as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the Named Executive Officers, who are critical to our success, and to align their interests with the long-term interests of our stockholders. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow it for additional details about our executive compensation program, including information about the fiscal 2025 compensation of the Named Executive Officers.
Advisory Vote
We request stockholder approval of the fiscal 2025 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables in this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies, and practices described in this Proxy Statement.
Accordingly, we ask that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Salesforce, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders of the Company, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for fiscal 2025 and the other compensation tables and narrative disclosure within such Proxy Statement.”
As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.
Under our current policy of providing for annual votes, we expect that our next advisory vote to approve named executive officer compensation will occur at our 2026 Annual Meeting.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

Board of Directors’ Recommendation The Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executive Officers.

Salesforce, Inc.	116	2025 Proxy Statement

Procedural Matters
General
The Board is soliciting your vote with this Proxy Statement and proxy card for the Annual Meeting, to be held on Thursday, June 5, 2025 at 11:00 a.m. Pacific Time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting held exclusively via live audio webcast at www.virtualshareholdermeeting.com/CRM2025. Our Annual Report for fiscal 2025, including our financial statements for fiscal 2025, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on April 24, 2025.
Stockholders Entitled to Vote; Record Date
As of the close of business on April 11, 2025, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 959,473,572 outstanding shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the record date. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.
Stockholders of record may vote in advance of the Annual Meeting:
•over the Internet at www.proxyvote.com;
•by telephone at 1-800-690-6903 (if you requested copies of the proxy materials to be mailed or emailed to you); or
•by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope.
Stockholders of record may also vote during the virtual Annual Meeting by logging into the meeting website and following the instructions provided on the website. Stockholders who hold shares in street name should refer to the voting instructions from their brokerage firm, bank, trust, or other organization provided with these proxy materials.
Quorum; Abstentions; Broker Non-Votes
The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. Shares that are authorized to be voted on or to abstain on any matter presented at the Annual Meeting, or that are held by stockholders who are present at the Annual Meeting, are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.
If you hold your Salesforce common stock through a broker, the broker may be prevented from voting, or may otherwise choose not to vote, shares held in your brokerage account if you have not given the broker voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). Thus, it is important that you vote your shares to ensure that they are represented on all matters presented at the Annual Meeting.

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Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
For each of the proposals, the applicable voting standard, Board recommendation, and treatment of abstentions and broker non-votes, if any, are as follows:

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions	Treatment of Broker Non-Votes, If Any

Election of Directors	FOR	Majority of votes cast	No effect	No effect

Amendment to the Company’s 2013 Equity Incentive Plan	FOR	Majority of votes cast	No effect	No effect

Ratification of Appointment of Ernst & Young LLP	FOR	Majority of votes cast	No effect	No effect

Advisory Vote to Approve Named Executive Officer Compensation	FOR	Majority of votes cast	No effect	No effect
Voting; Revocability of Proxies
Voting of proxies; Discretionary voting. Stockholders may vote over the Internet, by telephone, by mail, or online when attending the virtual meeting, as described in “About the Annual Meeting” beginning on page 7. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares, and to confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or Internet, your shares will be voted as recommended by the Board.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.
Effect of not casting your vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the voting for each of the proposals as your bank or broker may not have discretion or may otherwise choose not to vote any uninstructed shares. If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Revocability of proxy. You may revoke or change your proxy by:
•entering a new vote by telephone or over the Internet;
•filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or
•attending and voting online at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy).
Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent

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Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
to the Company’s principal executive offices at Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Corporate Secretary.
If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.
Expenses of Solicitation
The Company will bear the entire cost of solicitation. In addition, the Company may arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $33,000, plus reasonable out-of-pocket expenses.
Procedure for Introducing Business or Director Nominations at Our 2026 Annual Meeting of Stockholders
Stockholder proposals and director nominees to be presented at the meeting. Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in the Company’s Bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to the Secretary of the Company at Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Corporate Secretary.
To be timely for our 2026 Annual Meeting of Stockholders, such notice must be received no earlier than February 8, 2026 and no later than the close of business (6:00 p.m. PT) on March 10, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2025 Annual Meeting, then notice must be received no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2026 Annual Meeting of Stockholders.
Director nominees to be included in the proxy statement (proxy access). In addition, our Bylaws contain “proxy access” provisions that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice, and other requirements set forth in our Bylaws are satisfied. To be timely for our 2026 Annual Meeting of Stockholders, the required notice under the proxy access provisions of our Bylaws must be received by the Corporate Secretary at the address set forth above not earlier than November 25, 2025 and not later than December 25, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2025 Annual Meeting, then notice under the proxy access provisions must be received no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
Stockholder proposals to be included in the proxy statement (Rule 14a-8 proposals). Any stockholder proposal submitted for inclusion in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Secretary of the Company at the address set forth above and

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Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
must be received at our principal executive offices not later than December 25, 2025. In the event the date of the annual meeting is moved by more than 30 days from the one-year anniversary of the date of the 2025 Annual Meeting, then notice must be received within a reasonable time before the Company begins to make its proxy materials available. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.
The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our Bylaws, Rule 14a-19, or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.
Delivery of Proxy Materials
To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at investor@salesforce.com. In addition, we will provide, free of charge, a copy of our fiscal 2025 Annual Report on Form 10-K upon the written request of any stockholder to Investor Relations at the address set forth below.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at investor@salesforce.com, or write to Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Investor Relations.

Salesforce, Inc.	120	2025 Proxy Statement

Transaction of Other Business
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
On behalf of the Board of Directors,
Sabastian Niles
President, Chief Legal Officer & Corporate Secretary
April 24, 2025

Salesforce, Inc.	121	2025 Proxy Statement

Appendix A
GAAP to Non-GAAP Financial Reconciliation
GAAP TO NON-GAAP FINANCIAL RECONCILIATION
This Proxy Statement includes information about non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings per share, and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP financial measures when planning, monitoring, and evaluating the Company’s performance.
The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP financial measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.
Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles, and charges related to the Company’s restructuring plan.
Please see the table below for the reconciliation of GAAP and non-GAAP results.
GAAP to Non-GAAP Reconciliation (in millions, except data expressed as a percentage of revenues)

	Fiscal Year Ended January 31,
	2025	2024	2023	2022

Non-GAAP income from operations[1]
GAAP income from operations	$7,205	$5,011	$1,030	$548
Plus:
Amortization of purchased intangibles	1,651	1,869	1,951	1,624
Stock-based compensation expense[2]	3,181	2,764	3,259	2,779
Restructuring	461	988	828	—
Non-GAAP income from operations[1]	$12,498	$10,632	$7,068	$4,951
Non-GAAP operating margin as a percentage of revenues
Total revenues	$37,895	$34,857	$31,352	$26,492
GAAP operating margin[3]	19.0%	14.4%	3.3%	2.1%
Plus:
Amortization of purchased intangibles	4.4%	5.4%	6.2%	6.1%
Stock-based compensation expense[2]	8.4%	7.9%	10.4%	10.5%
Restructuring	1.2%	2.8%	2.6%	—
Non-GAAP operating margin[3]	33.0%	30.5%	22.5%	18.7%

Salesforce, Inc.	A-1	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices

	Fiscal Year Ended January 31,
	2025	2024

Computations of free cash flow
GAAP net cash provided by operating activities	$13,092	$10,234
(Capital expenditures)	(658)	(736)
Free cash flow[4]	$12,434	$9,498
Non-GAAP diluted earnings per share
GAAP diluted earnings per share[5]	$6.36	$4.20
Plus:
Amortization of purchased intangibles	1.70	1.90
Stock-based compensation expense[2]	3.27	2.81
Restructuring	0.47	1.00
(Income tax effects and adjustments)	(1.60)	(1.69)
Non-GAAP diluted earnings per share[5]	$10.20	$8.22
Shares used in computing non-GAAP diluted earnings per share (millions)	974	984
1.Used to calculate non-GAAP operating margin by dividing non-GAAP income from operations by GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of acquisition-related intangibles, stock-based compensation expense, and charges related to the Company’s restructuring initiatives.
2.Stock-based compensation expense excludes stock-based compensation expense related to the Company’s restructuring initiatives, which is included in the restructuring line.
3.GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
4.Free cash flow is defined as GAAP net cash provided by operating activities, less capital expenditures.
5.GAAP diluted earnings per share is calculated by dividing GAAP net income by number of diluted shares. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by number of diluted shares, and excludes the impact of stock-based compensation expense, amortization of purchased intangibles, charges related to the Company’s restructuring initiatives and income tax adjustments.

Salesforce, Inc.	A-2	2025 Proxy Statement

Appendix B
Amended and Restated 2013 Equity Incentive Plan

SALESFORCE, INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
1.    PURPOSES OF THE PLAN. The purposes of this Plan are:
•    to attract and retain the best available personnel for positions of substantial responsibility,
•    to provide incentive to Employees, Directors and Consultants, and
•    to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.
2.    DEFINITIONS. As used herein, the following definitions will apply:
(a)  “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)  “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(c)  “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(d)  “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.
(e)  “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)   “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.
(g)  “Board” means the Board of Directors of the Company.
(h)  “Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of

Salesforce, Inc.	B-1	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(i)   “Change in Control” means the occurrence of any of the following events:
(i)  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(ii)  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(j)   “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any

Salesforce, Inc.	B-2	2025 Proxy Statement

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comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(k)  “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(l)   “Common Stock” means the common stock of the Company.
(m)  “Company” means Salesforce, Inc., a Delaware corporation, or any successor thereto.
(n)  “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.
(o)  “Director” means a member of the Board.
(p)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(q)  “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(r)   “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(s)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)   “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(u)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;

Salesforce, Inc.	B-3	2025 Proxy Statement

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(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(v)   “Fiscal Year” means the fiscal year of the Company.
(w)  “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.
(x)   “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(y)   “Inside Director” means a Director who is an Employee.
(z)   “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(bb)   “Option” means a stock option granted pursuant to the Plan.
(cc)   “Outside Director” means a Director who is not an Employee.
(dd)   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee)   “Participant” means the holder of an outstanding Award.
(ff)   “Participating Company” means the Company or any Affiliate.

(gg)   “Performance Bonus Award” means a cash award set forth in Section 12.
(hh)   “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:
(i)    revenue;
(ii)    gross margin;
(iii)    operating margin;
(iv)    operating income;
(v)    operating profit or net operating profit;
(vi)    pre-tax profit;
(vii)    earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);
(viii)    net income;

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(ix)    cash flow (including operating cash flow or free cash flow);
(x)    expenses;
(xi)    the market price of the Common Stock;
(xii)    earnings per share;
(xiii)    return on stockholder equity;
(xiv)    return on capital;
(xv)    return on assets or net assets;
(xvi)    return on equity;
(xvii)    return on investment;
(xviii)    economic value added;
(xix)    number of customers;
(xx)    stock price;
(xxi)    growth in stockholder value relative to the moving average on the S&P 500 Index or another index;
(xxii)    market share;
(xxiii)    contract awards or backlog;
(xxiv)    overhead or other expense reduction;
(xxv)    credit rating;

(xxvi)    objective customer indicators;
(xxvii)    new product invention or innovation;
(xxviii)    attainment of research and development milestones;
(xxix)    improvements in productivity; and
(xxx)    any other measure or metric the Administrator deems appropriate.
The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. The Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of

Salesforce, Inc.	B-5	2025 Proxy Statement

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limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.
(ii)    “Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.
(jj)   “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(kk)  “Performance Unit” means an Award denominated in cash which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(ll)  “Plan” means this Amended and Restated 2013 Equity Incentive Plan.
(mm)  “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(nn)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(oo)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(pp)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(qq)  “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
(rr)    “Securities Act” means the Securities Act of 1933, as amended.
(ss)    “Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(tt)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(uu)   “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(vv)   “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ww)  “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if

Salesforce, Inc.	B-6	2025 Proxy Statement

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any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).
3.    STOCK SUBJECT TO THE PLAN.
(a)  Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 362,700,000 plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen- one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)  Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase price of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award (including a Dividend Equivalent) under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and

Salesforce, Inc.	B-7	2025 Proxy Statement

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the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c)  Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.    ADMINISTRATION OF THE PLAN.
(a)  Procedure.
(i)  Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)  Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).
(iv)  Delegation of Authority for Day-to-Day Administration; Authority of Officers. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
(b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)  to determine the Fair Market Value;
(ii)  to select the Service Providers to whom Awards may be granted hereunder;
(iii)  to determine the number of Shares to be covered by each Award granted hereunder;
(iv)  to approve forms of Award Agreements for use under the Plan;
(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), subject to any minimum vesting requirements set forth in the Plan, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)  to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program

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(provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);
(vii)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;
(ix)  to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(x)  to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 of the Plan;
(xi)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;
(xii)  to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;
(xiii)  to determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xiv)  to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(xv)  to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and
(xvi)  to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.
(c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.
5.    ELIGIBILITY. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.

Salesforce, Inc.	B-9	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
6.    LIMITATIONS.
(a)  Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)  Employee Award Limitations. The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee will be granted:
(i)  Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;
(ii)  Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(iii)  Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and
(iv)  Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year.
     If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).
(c)  Outside Director Award Limitations. Notwithstanding anything to the contrary in the Plan or in any policy of the Company regarding compensation payable to an Outside Director, no Outside Director may receive Awards granted under the Plan, when combined with cash retainers or other compensation earned for service as an Outside Director, that exceed $1 million in value, or $1.5 million in value for any Outside Director serving as Non-Executive Chair or Lead Independent Director, in any Fiscal Year. The value of Awards for this purpose will be determined in accordance with U.S. generally accepted accounting principles and the Company’s regular valuation methodology for determining the grant date fair value of Awards for Outside Directors. Any Awards granted or cash or other compensation earned by an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.
(d)  Minimum Vesting. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or Disability or in the event of a transaction described in Section 15(c). Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved this amended and restated version of the Plan, plus (b) the increase in the number of Shares available for grant under the Plan (as described in Section 3(a)) approved by the Company’s stockholders at the 2025 annual meeting, may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

Salesforce, Inc.	B-10	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
7.    STOCK OPTIONS.
(a)  Grant of Option. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.
(b)  Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)  Option Exercise Price and Consideration.
(i)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)  In the case of an Incentive Stock Option
(A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)  In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)  Waiting Period and Exercise Dates. Subject to Section 6 and the other terms and conditions of the Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)  Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

Salesforce, Inc.	B-11	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
(d)  Exercise of Option.
(i)  Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend, Dividend Equivalent or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)  Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)  Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)  Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.

Salesforce, Inc.	B-12	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
(v)  Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.
(e)  Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 26 below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.
(f)  Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, and (ii) the expiration of the term of such Option as set forth in the Award Agreement.
8.      RESTRICTED STOCK.
(a)  Grant of Restricted Stock. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)  Restricted Stock Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.
(c)  Transferability. Except as provided in this Section 8, Section 14 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).
(d)  Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(i)  General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set restrictions based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(e)  Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
(f)  Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g)  Voting Rights. During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(h)  Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding anything herein to the contrary, dividends or other distributions credited/payable in

Salesforce, Inc.	B-13	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
connection with Shares of Restricted Stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests.
(i)  Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
9.      RESTRICTED STOCK UNITS.
(a)  Grant. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)  Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)  Vesting Criteria and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.
(i)  General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d)  Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.
(e)  Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(f)   Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.
(g)  Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Except as otherwise provided in an Award Agreement, Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares (or as of the record date if the Restricted Stock Units are settled on or after the record date and before the date of payment of the cash dividend) and the number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid (or to be paid) on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share as of the date such Dividend Equivalents are credited. Any such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. For the avoidance of doubt, such additional

Salesforce, Inc.	B-14	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Restricted Stock Units or other Dividend Equivalents will not vest or be paid prior to the time that the original Award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
10.      STOCK APPRECIATION RIGHTS.
(a)  Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)  Number of Shares. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)  Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Until Shares are issued in respect of a Stock Appreciation Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right.
(d)  Stock Appreciation Right Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)  Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)  Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
11.   PERFORMANCE UNITS AND PERFORMANCE SHARES.
(a)  Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will

Salesforce, Inc.	B-15	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.
(b)  Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)  Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)  Performance Objectives and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(i)  General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of specific Performance Goals or other performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(e)  Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.
(f)  Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.
(g)  Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.
(h)  Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Except as otherwise provided in an Award Agreement, Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares (or as of the record date if the Performance Shares are settled on or after the record date and before the date of payment of the cash dividend) and the number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid (or to be paid) on such date with respect to the number of Shares represented by the Performance Shares previously credited

Salesforce, Inc.	B-16	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
to the Participant by (b) the Fair Market Value per Share as of the date such Dividend Equivalents are credited. Any such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Performance Shares originally subject to the Award of Performance Shares. For the avoidance of doubt, such additional Performance Shares or other Dividend Equivalents will not vest or be paid prior to the time that the original Award vests. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.
12.   PERFORMANCE BONUS AWARDS.
(a)  Grant of Performance Bonus Awards. Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)  Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.
13.   LEAVES OF ABSENCE/TRANSFER BETWEEN LOCATIONS. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary or Affiliate. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.   TRANSFERABILITY OF AWARDS.
(a)  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.
15.   ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL.
(a)  Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of

Salesforce, Inc.	B-17	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 15(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.
(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.
(c)  Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)  Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

Salesforce, Inc.	B-18	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
16.   DEFERRALS. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.
17.   TAX.
(a)  Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
(b)  Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required or permitted by the Administrator to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required or permitted by the Administrator to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required or permitted by the Administrator to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. Unless otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
(c)  Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

18.   NO EFFECT ON EMPLOYMENT OR SERVICE. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19.   DATE OF GRANT. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
20.   TERM OF PLAN. Subject to Section 29 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from March 27, 2025 unless terminated earlier under Section 21 of the Plan. For the avoidance of doubt, neither the amendment and restatement of the Plan in 2018, nor any subsequent amendment and/or restatement is intended to, and shall not be interpreted to, modify any Awards granted prior to

Salesforce, Inc.	B-19	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
approval of the amendment and restatement of this Plan by the Company’s stockholders at its 2018 annual meeting to the extent such modification would result in a loss of deductibility under Code Section 162(m).
21.   AMENDMENT AND TERMINATION OF THE PLAN.
(a)  Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)  Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless required by Applicable Law or mutually agreed between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
22.   CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
23.   SEVERABILITY. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
24.   FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
25.   UNFUNDED OBLIGATION. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
26.   CONDITIONS UPON ISSUANCE OF SHARES.
(a)  Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

Salesforce, Inc.	B-20	2025 Proxy Statement

Summary	Governance	Directors	Compensation	Committee Reports	Proposals	Procedural Matters	Appendices
27.   INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
28.   FORFEITURE EVENTS. To the extent applicable, Awards shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.
29.   STOCKHOLDER APPROVAL. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Salesforce, Inc.	B-21	2025 Proxy Statement

salesforce.com

© 2025 Salesforce, Inc. All rights reserved. Salesforce and salesforce.com are registered trademarks of Salesforce, Inc.
Salesforce owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

1.

SALESFORCE, INC.
415 MISSION STREET
3RD FLOOR
SAN FRANCISCO, CA 94105
ATTN: INVESTOR RELATIONS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2025 (the day before the meeting date). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRM2025**

You may attend the Annual Meeting of Stockholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2025 (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73075-P26243

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SALESFORCE, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For	Against	Abstain
1. Election of Directors.			
1a. Marc Benioff	☐	☐	☐
1b. Laura Alber	☐	☐	☐
1c. Craig Conway	☐	☐	☐
1d. Arnold Donald	☐	☐	☐
1e. Parker Harris	☐	☐	☐
1f. Neelie Kroes	☐	☐	☐
1g. Sachin Mehra	☐	☐	☐
1h. Mason Morfit	☐	☐	☐
1i. Oscar Munoz	☐	☐	☐
1j. John V. Roos	☐	☐	☐
1k. Robin Washington	☐	☐	☐
1l. Maynard Webb	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 4.	For	Against	Abstain
2. Amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares reserved for issuance and extend the plan term.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.	☐	☐	☐
4. Approval, on an advisory basis, of the fiscal 2025 compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

1.

V73076-P26243

SALESFORCE, INC.
2025 Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc Benioff and Sabastian Niles, or either of them, as proxies and attorneys-in-fact, each with the power to act without the others and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of SALESFORCE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 5, 2025 at 11:00 a.m. Pacific Time, virtually via a live webcast at www.virtualshareholdermeeting.com/CRM2025 or at any adjournment or postponement thereof, and in their discretion on any other matters that may properly be presented at the meeting or at any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

1.